Exhibit 10.41

Pages where confidential treatment has been requested are stamped, “Confidential treatment has been requested. The redacted material has been separately filed with the Commission.” All redacted material has been marked by the symbol (***).

LICENSE AND MANAGED SERVICES AGREEMENT

BETWEEN

VONAGE NETWORK LLC

AND

AMDOCS SOFTWARE SYSTEMS LIMITED

AND

AMDOCS, INC.

December 23, 2009

TABLE OF CONTENTS

1.	DEFINITIONS	1

1.1.	GENERAL	1
1.2.	DEFINITIONS	2

2.	SCOPE OF SERVICES	13

2.1.	GENERAL AND EXCLUSIVITY	13
2.2.	SCOPE AND CHANGES	14
2.3.	EXCLUDED SERVICES	14
2.4.	NEW TECHNOLOGY	15
2.5.	THIRD PARTY SERVICES	15

3.	DEVELOPMENT, IMPLEMENTATION AND MIGRATION SERVICES	15

3.1.	IMPLEMENTATION OF AMDOCS SYSTEMS	15
3.2.	PHASES	16
3.3.	ACCEPTANCE TESTING OF AMDOCS SYSTEMS	17
3.4.	EFFECT OF DELAYS	21
3.5.	SERVICE CREDITS	22

4.	LICENSE TO AMDOCS SYSTEMS; AMDOCS THIRD PARTY SOFTWARE	22

4.1.	LICENSE GRANT	22
4.2.	ACQUISITIONS	23
4.3.	LICENSE RESTRICTIONS	23
4.4.	PRODUCT ROADMAP; RELEASES	24
4.5.	AMDOCS THIRD PARTY SOFTWARE	25
4.6.	DOCUMENTATION	26
4.7.	CORE SOURCE MATERIALS AND SOURCE MATERIALS ESCROW	26

5.	OUTSOURCING SERVICES	29

5.1.	OUTSOURCING SERVICES GENERALLY	29
5.2.	DISASTER RECOVERY AND DISASTER RECOVERY PLAN	29
5.3.	PROCEDURES MANUAL AND DISABLING DEVICES	30

6.	SERVICE LEVELS AND BENCHMARKING	31

6.1.	PERFORMANCE ACCORDING TO SERVICES LEVELS (SLA)	31
6.2.	SERVICE LEVEL CREDITS	31
6.3.	ENVELOPE PARAMETERS	32
6.4.	REVIEW OF SERVICE LEVELS	32
6.5.	BENCHMARKING	32

7.	CHANGE MANAGEMENT PROCEDURES	34

7.1.	GENERAL	34
7.2.	CHANGES	34
7.3.	CHANGE REQUESTS	34
7.4.	ORDERS	35
7.5.	SUBSTITUTIONS	35

8.	PROFESSIONAL DEVELOPMENT SERVICES	36

8.1.	ADDITIONAL SERVICES	36

9.	RESPONSIBILITIES AND RESOURCES	36

i

9.1.	AMDOCS’ ROLES AND RESPONSIBILITIES	36
9.2.	INCIDENTAL ACTIVITIES	36
9.3.	COMPANY’S ROLES AND RESPONSIBILITIES	36
9.4.	COMPLIANCE WITH PLANS	36
9.5.	ACCESS TO PERSONNEL	37
9.6.	COOPERATION	37

10.	SERVICES LOCATIONS	37

10.1.	LOCATIONS	37
10.2.	USE OF COMPANY SITES	38
10.3.	PHYSICAL SECURITY	38
10.4.	APPLICABLE REGULATIONS	38
10.5.	GLOBAL SERVICES MODEL	39

11.	PERSONNEL	39

11.1.	NUMBER OF AMDOCS PERSONNEL	39
11.2.	KEY PERSONNEL	39
11.3.	CONTINUITY AND REPLACEMENT OF AMDOCS PERSONNEL	40
11.4.	SUBSTANCE ABUSE	41
11.5.	RESPONSIBILITY FOR PERSONNEL	41

12.	RELATIONSHIP MANAGEMENT	42

12.1.	STEERING COMMITTEE	42
12.2.	PROJECT MANAGEMENT OFFICE	43
12.3.	PROJECT MANAGERS	43
12.4.	MILESTONE MEETINGS	43

13.	WARRANTIES AND REPRESENTATIONS	43

13.1.	MUTUAL WARRANTIES OF AUTHORIZATION, ENFORCEABILITY AND ABILITY TO PERFORM	43
13.2.	ADDITIONAL AMDOCS WARRANTIES	44
13.3.	DISCLAIMER	45

14.	INDEMNIFICATION AND LIMITATION OF LIABILITY	46

14.1.	INDEMNIFICATION BY AMDOCS	46
14.2.	INDEMNIFICATION BY COMPANY	47
14.3.	PROCEDURE	48
14.4.	NO ADDITIONAL LIABILITY	49
14.5.	LIMITATION OF LIABILITY	49

15.	PAYMENT	51

15.1.	PAYMENTS BY COMPANY TO AMDOCS	51
15.2.	INVOICING	52
15.3.	PAYMENT IN ARREARS	53
15.4.	RESOLUTION OF PAYMENT DISPUTES	53
15.5.	RIGHTS OF SET-OFF	54
15.6.	PRICE ADJUSTMENT	54
15.7.	TAXES	54

16.	TERM AND TERMINATION	54

16.1.	TERM OF AGREEMENT	54
16.2.	TERMINATION FOR INSOLVENCY	55

ii

16.3.	TERMINATION FOR FORCE MAJEURE	55
16.4.	TERMINATION FOR CAUSE	56
16.5.	TERMINATION FOR CONVENIENCE	57
16.6.	TERMINATION FOR CHANGE OF CONTROL OF AMDOCS	57
16.7.	EFFECT OF TERMINATION	58
16.8.	ADDITIONAL TERMINATION PROCEDURES	58
16.9.	TERMINATION ASSISTANCE	60

17.	GENERAL TERMS AND CONDITIONS	61

17.1.	COMPLIANCE WITH LAWS	61
17.2.	INTELLECTUAL PROPERTY RIGHTS	62
17.3.	CONFIDENTIALITY	63
17.4.	DATA PRIVACY AND SECURITY	65
17.5.	NON-SOLICITATION OF EMPLOYEES	67
17.6.	NO WAIVER	67
17.7.	FORCE MAJEURE	67
17.8.	AUDITS AND RECORDS	68
17.9.	SEVERABILITY	72
17.10.	ENTIRE AGREEMENT AND CHANGES	72
17.11.	GOVERNING LAW AND DISPUTE RESOLUTION	73
17.12.	INDEPENDENT CONTRACTORS	74
17.13.	ASSIGNMENT AND SUBCONTRACTS	75
17.14.	AMDOCS AND COMPANY INSURANCE	76
17.15.	SURVIVAL OF OBLIGATIONS	76
17.16.	HEADINGS NOT CONTROLLING	76
17.17.	NOTICES	76
17.18.	SUCCESSORS AND ASSIGNEES	78
17.19.	PUBLICITY	78
17.20.	EXPORT	78
17.21.	THIRD PARTY BENEFICIARIES	78
17.22.	COVENANT OF GOOD FAITH	79
17.23.	ACKNOWLEDGMENT	79
17.24.	ORDER OF PREFERENCE	79
17.25.	EXECUTION OF AGREEMENT	79

iii

EXHIBITS AND SCHEDULES

Exhibit 1	Order Form
Exhibit 2	Form Non-disclosure Agreement

Schedule 1	Amdocs Software
Schedule 2	Legacy Systems and Company Systems
Schedule 3	Company Sites and Amdocs Sites
Schedule 4	File Format for Data Extraction
Schedule 5	Amdocs Third Party Software
Schedule 6	Milestone Payments and Fees
Schedule 7	Envelope and Storage Parameters
Schedule 8	Implementation and Migration Services
Schedule 9	Outsourcing Services
Schedule 10	Roles and Responsibilities
Schedule 11	SLA: Creditable Performance Specifications
Schedule 12	Disaster Recovery Services and Plan
Schedule 13	Milestone Schedule and Project Plan
Schedule 14	Requirements
Schedule 14A	Basic Requirements
Schedule 14B	Final Requirements
Schedule 15	Steering Committee and Key Personnel
Schedule 16	Change Management Procedures and Request Form
Schedule 17	Data Privacy and Security
Schedule 18	Termination Assistance Services
Schedule 19	Control Objectives
Schedule 20	Amdocs Competitors
Schedule 21	Specifications
Schedule 22	Enrollment Form and Escrow Agreement
Schedule 23	Insurance Requirements
Schedule 23A	Amdocs Insurance Requirements
Schedule 23B	Company Insurance Requirements
Schedule 24	Company Travel Policy
Schedule 25	Procedures Manual
Schedule 26	Amdocs Preferred Support Maintenance Services Description
Schedule 27	PMO Service Description

LICENSE AND MANAGED SERVICES AGREEMENT

THIS LICENSE AND MANAGED SERVICES AGREEMENT (“Agreement” as further defined below) is made as of the 23rd day of December, 2009 (the “Effective Date”) by and among Vonage Network LLC, a limited liability company incorporated under the laws of Delaware, having its principal offices at 23 Main St., Holmdel, NJ, 07733 (“Company”), Amdocs Software Systems Limited, a company incorporated under the laws of Ireland, having its principal offices at 1 First Floor, Block S, East Point Business Park Dublin 3, Ireland (“ASSL”), and Amdocs, Inc., a company incorporated under the laws of the State of Delaware, having its principal offices at 1390 Timberlake Manor Parkway, Chesterfield, Missouri, 63017 (“INC”).

WHEREAS Company is a provider of various types of communications services, and Amdocs develops, distributes, implements, supports, operates and maintains software systems and solutions and provides related managed services; and

WHEREAS Company desires to procure from ASSL, and ASSL desires to provide to Company: (i) services for the implementation of Amdocs’ proprietary software products (the “Amdocs Systems” as further defined below), which will replace Company’s current systems (the “Legacy Systems” as further defined below) as well as design, coding, customization and integration services for the development of agreed upon modifications to the Amdocs Systems necessary to meet the Specifications; (ii) support services for the migration of Company’s existing subscriber base from the Legacy Systems to the Amdocs Systems; and (iii) a license to access and use the Amdocs Software and Customizations subject to the terms and conditions set forth herein, and

WHEREAS Company desires to procure from INC., and INC. desires to provide to Company: (i) ongoing services for the operation, support and maintenance of the Amdocs Systems; and (ii) such reasonable and necessary services to transition the Amdocs Systems and services back to Company or its designee in the event of a termination or expiration of this Agreement (the “Termination Assistance” as further defined below), as well as other services as shall be agreed upon (all such services collectively the “Outsourcing Services” as further defined below); and

WHEREAS this Agreement sets forth the terms and conditions under which Company will procure such services from Amdocs, and Amdocs will provide such services to Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and of other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, Company and Amdocs hereby agree as follows:

1.	DEFINITIONS

1.1.	General

For purposes of this Agreement, all terms defined herein shall have the meanings so defined unless specified otherwise. A term defined in the singular shall include the plural and vice versa when the context so indicates, and words connoting gender shall include all genders. References to Sections, Exhibits and Schedules are to Sections, Exhibits and Schedules of and to this Agreement, except in any Order when references to Sections are to sections of the relevant Order, unless specified otherwise.

1.2.	Definitions

1.2.1.	“AAA” has the meaning set forth in Section 17.11.3.

1.2.2.	“Acceptance” or “Accepted” means as to any Deliverable provided by Amdocs under this Agreement, that such Deliverable substantially conforms with the relevant Specifications applicable to such Deliverable and, with respect to the Amdocs Systems, has otherwise met the criteria set forth in Section 3.3 below and, with respect to the Specifications, substantially conform with the Requirements.

1.2.3.	“Additional Services” means the services, and, if applicable, hardware, Amdocs’ proprietary software and Amdocs Third Party software that are outside the Scope but which may be provided hereunder pursuant to an Order.

1.2.4.	“Additional Service Fees” means the amounts set forth in Schedule 6 or in an applicable Order that are payable by Company on a fixed fee or time and materials basis, as agreed in writing by the parties, for Additional Services and/or Customizations, if any, provided by Amdocs hereunder pursuant to an Order.

1.2.5.	“Affiliate” means, as to any Party, any other entity that, directly or indirectly, controls, is controlled by, or is under common control with, such Party, whether through ownership of voting securities or otherwise, where “control” means more than fifty percent (50%) of the voting interests or ownership of more than fifty percent (50%) of the beneficial interests in income or capital, provided that, once such control ceases to exist, the affected entity will no longer qualify as an Affiliate for purposes of the Agreement.

1.2.6.	“Agreement” means this Agreement between Company and Amdocs, including all Exhibits and Schedules attached hereto and Orders, as any of the foregoing may be amended from time to time.

1.2.7.	“Alternate System” has the meaning set forth in Section 2.1.3.

1.2.8.	“Amdocs” means, collectively, INC. and ASSL.

1.2.9.	“Amdocs Competitors” has the meaning set forth in Section 17.3.4.

1.2.10.	“Amdocs Confidential Information” means any confidential or proprietary information, whether disclosed orally, visually or in writing, by way of any media, of Amdocs, an Amdocs Affiliate or any Third Party which has disclosed such information to Amdocs on a confidential basis, including, but not limited to, Amdocs’, its Affiliates’ or such Third Party’s business or financial affairs, trade secrets, technology, research and development, proprietary routines, computer programs, documentation, systems, methodology, know-how, techniques, specifications, plans and other proprietary information, pricing, product plans, marketing plans, including, but not limited to, material associated with and forming part of the Amdocs Systems, the Source Materials and the terms of this Agreement.

1.2.11.	“Amdocs Equipment” means the hardware and other materials (excluding the Amdocs Third Party Software) owned by Amdocs or leased from Third Parties by Amdocs, and used by Amdocs Personnel in the performance of the Services and in connection with the Amdocs System.

1.2.12.	“Amdocs Excused Delay” means any delay in or failure to perform by Amdocs or any Amdocs Personnel that results from or is caused by either (a) a Force Majeure Event; or (b) the failure of [***], to perform a task or obligation it was designated to perform under or in connection with this Agreement, provided that performance of such [***] task or obligation is required in order for Amdocs to perform the delayed or failed Services hereunder.

1.2.13.	“Amdocs-Generated Claims” has the meaning set forth in Section 14.2.

1.2.14.	“Amdocs Indemnitees” has the meaning set forth in Section 14.2.

1.2.15.	“Amdocs Legal Requirements” means the Laws applicable to Amdocs’ business and its performance of the Services under this Agreement.

1.2.16.	“Amdocs Site(s)” means the Site(s) owned or controlled by Amdocs or its Affiliates or any Primary Subcontractor as of the Effective Date described in Schedule 3.

1.2.17.	“Amdocs Software” or “Software” means certain generic, proprietary core software products included within the Amdocs family of products and owned exclusively by Amdocs and its Affiliates, all as specified in Schedule 1, which Schedule will be finalized by the Parties during the Scoping Phase and subject to Company’s Acceptance, including (a) the CRM Application or any portion thereof, as may be licensed by Amdocs to Company pursuant to Section 4.1.2, (b) any Maintenance Releases provided during the Term, and (c) New Releases of the Amdocs Software provided pursuant to an Order, and in accordance with provisions of this Agreement.

1.2.18.	“Amdocs Systems” means all Amdocs Software, Amdocs Third Party Software, Amdocs Equipment, Core Source Materials, Source Materials, Updates and Configurations developed or provided by Amdocs in accordance with this Agreement.

1.2.19.	“Amdocs Third Party Software” means the software licensed or leased by Amdocs from Third Parties and used by Amdocs Personnel in the performance of the Services including, without limitation, the software set forth in Schedule 5 (as such Schedule may be modified or updated from time to time by mutual written agreement of the Parties). Amdocs Third Party Software does not include any Third Party software that Company requires Amdocs to use on its behalf in place of any Third Party software Amdocs is using or proposes to use, including by way of example (and, if applicable) the [***] software referred to in Section 4.5 hereof, unless Amdocs at the Steering Committee level otherwise agrees in writing and Amdocs becomes the licensee of such software.

1.2.20.	“Amdocs Tools and Methodologies” means the internal Amdocs proprietary diagnostic tools, test equipment and methodologies created as part of the Work Product and used by Amdocs in performing the Services.

1.2.21.	“Arbitrators” has the meaning set forth in Section 17.11.3.

1.2.22.	“ASSL” has the meaning set forth in the Preamble or its permitted successors and assigns.

1.2.23.	“Audits” has the meaning set forth in Section 17.8.2.

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

1.2.24.	“Authorized Subcontractors” means, collectively, Primary Subcontractors and Secondary Subcontractors.

1.2.25.	“Basic Requirements” means the basic requirements for the Amdocs Systems set forth in Schedule 14A.

1.2.26.	“Benchmarker” has the meaning set forth in Section 6.5.1.

1.2.27.	“Benchmarking Process” has the meaning set forth in Section 6.5.1.

1.2.28.	“Breaching Party” has the meaning set forth in Section 16.4.1.

1.2.29.	“Bug List” means as to the Amdocs Systems, a complete listing of all material deficiencies, bugs or errors occurring in the Amdocs Systems, or any portion thereof, as measured against the Specifications and reported by Amdocs Personnel or Company Personnel, and for each such deficiency, bug or error, a description of the problem, an indication of the priority assigned to the problem by Amdocs, the current status of the problem, an approach to fixing the problem, and a timeline within which the problem is expected to be corrected.

1.2.30.	“Business Day” means any day other than a Saturday, Sunday or statutory federal or state holiday or other holiday observed by Company or Amdocs, or any day on which Company’s Facilities are closed for business.

1.2.31.	“Change” means any change to the Services or the Amdocs Systems.

1.2.32.	“Change of Control” means a change in ownership or control of a Person which results in a new entity (other than a pre-existing Affiliate of such Person) either (a) owning beneficially or of record, more than fifty percent (50%) of the voting securities of such Person; or (b) having the ability to elect a majority of the directors of such Person.

1.2.33.	“Change Management Procedures” means the procedures for implementing any Changes, and for the ordering and provision of any Additional Services, as specified in Section 7.

1.2.34.	“Change Request” means a request by either Party for any Change.

1.2.35.	“Change Request Form” means a form substantially similar to the form attached hereto as Schedule 16.

1.2.36.	“Code” has the meaning set forth in Section 16.2.2.

1.2.37.	“COLA” has the meaning set forth in Schedule 6.

1.2.38.	“Company” has the meaning set forth in the Preamble or its permitted successors and assigns.

1.2.39.

“Company Confidential Information” means any confidential or proprietary information, whether disclosed orally, visually or in writing, by way of any media, of Company, a Company Affiliate or any Third Party which has disclosed such information to Company on a confidential basis, including, but not limited to, Company’s, Company Affiliates’, or such Third Party’s business or financial affairs, trade secrets, technology, research and development, proprietary routines, computer programs, documentation, systems, methodology, know-how, techniques, specifications, plans and other proprietary information, pricing, product plans, marketing plans, and the terms of this Agreement. Company Confidential Information shall include, but not be limited to, Company Data and other proprietary technology of Company.

1.2.40.	“Company Data” means all data related to Company’s or the Company Affiliates’ customers, including, but not limited to, Subscribers, and other records, data, files, input materials, reports, forms relating to the business, operations, facilities, products, rates, competitors, consumer markets, assets, expenditures, mergers, acquisitions, divestitures, billings, collections, revenues and finances and other such items of Company or the Company Affiliates, but solely to the extent such data is generated in connection with or received or created by Amdocs Personnel in the performance of the Services or the operation of the Amdocs Systems, including, but not limited to, Company Personal Data and all copies, digests and summaries of Company Data.

1.2.41.	“Company Equipment” means the hardware and other materials (excluding the Company Owned Software and the Company Third Party Software) owned by Company or its current Affiliates or leased from Third Parties by Company or its Affiliates, and used or which may be used by Amdocs Personnel in the performance of the Services. For the avoidance of doubt, this term also includes hardware components and other materials of the Legacy Systems and/or Company Systems owned or leased by Company or its Affiliates.

1.2.42.	“Company Excused Delay” means any delay in or failure to perform by Company or any Company Personnel that results from or is caused by either (a) a Force Majeure Event, or (b) the failure of [***], to perform a task or obligation it was designated to perform under or in connection with this Agreement.

1.2.43.	“Company-Generated Claims” has the meaning set forth in Section 14.1.

1.2.44.	“Company Indemnitees” has the meaning set forth in Section 14.1.

1.2.45.	“Company Legal Requirements” means the Laws applicable to Company’s business and its performance of the obligations under this Agreement.

1.2.46.	“Company Owned Software” means software owned by Company or its Affiliates and used or which may be used by Amdocs in performance of the Services. For the avoidance of doubt, this term also includes software components of the Legacy Systems and/or Company Systems owned by Company or its Affiliates.

1.2.47.	“Company Personal Data” means that portion of Company Data that is subject to any Data Privacy Laws and includes CPNI.

1.2.48.	“Company Site” means the Sites owned or controlled by Company or its Affiliates as of the Effective Date described in Schedule 3, which may be updated from time to time by Company in writing and provided to Amdocs.

1.2.49.	“Company Systems” means the Company’s systems, which will be developed by Company or are currently existing and which (a) will connect to or interface with the

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

Amdocs Systems, or (b) are otherwise used by Company or Amdocs in connection with Company’s use of the Amdocs Systems or the provision of the Services, including all applicable Company Equipment, Company Owned Software and Company Third Party Software, as specified in Schedule 2.

1.2.50.	“Company Third Party Software” means the software or Intellectual Property Rights licensed or leased by Company or its Affiliates from Third Parties and used by Amdocs Personnel in the performance of the Services. For the avoidance of doubt, this definition also includes Third Party software components of the Legacy Systems and/or Company Systems licensed or leased by Company or its Affiliates.

1.2.51.	“Confidential Information” means either Company Confidential Information or Amdocs Confidential Information, where applicable.

1.2.52.	“Configurations” means any modifications of the Amdocs Systems that, when made to the Amdocs Systems, use the then-current functionalities of the Amdocs Systems for a particular purpose and/or change the utility, efficiency, functional capability or application of the Amdocs Systems, or any portion thereof, and do not require a modification to or the development of any code.

1.2.53.	“Control Objectives” has the meaning set forth in Section 17.8.8.

1.2.54.	“Core Source Materials” means, in respect of the Amdocs Software, or any portion thereof, the then-current source code, technical documentation, user documentation and instructions, work instructions, error list (including each reported error and then current status) and all other software or statements required to build, compile, assemble, translate, bind and load source codes into executable releases.

1.2.55.	“Corrective Plan” has the meaning set forth in Section 17.8.8.

1.2.56.	“CPNI” has the meaning set forth in 47 U.S.C. 222(h)(1), as amended from time to time.

1.2.57.	“CRM Application” means collectively, the CRM Front-End and the CRM Back-End.

1.2.58.	“CRM Back-End” means those selected components of Amdocs’ generic, proprietary customer relationship management software product and such related applications as set forth on Schedule 1, which shall be incorporated by Amdocs as part of the Amdocs Systems for use by Customer.

1.2.59.	“CRM Front-End” means those user-interface related components of Amdocs generic, proprietary customer relationship management software product other than the CRM Back-End which may be licensed from Amdocs by Customer as set forth in Section 4.1.2 below.

1.2.60.	“Customization” means any improvement, deviation, extension or other change to the Amdocs Software, or any portion thereof, made by Amdocs at the request of Company that requires development work and a modification to or the development of any source code of the Amdocs Software, including, but not limited to, the integration of the CRM Front-End and any updates thereto.

1.2.61.	“Defect” or “Nonconformity” means a deficiency (or deficiencies) in a Deliverable or the Services, or any portion thereof, as measured against the relevant Specifications.

1.2.62.	“Defense” has the meaning set forth in Section 14.3.

1.2.63.	“Deliverables” means any tangible item delivered or produced by Amdocs or required to be delivered or produced by Amdocs under this Agreement, including, but not limited to, Work Product containing and embodying the results of the Services, and the Amdocs Systems, or any portion thereof, that is identified in the Project Plan.

1.2.64.	“Disabling Device” means any virus, worm, trojan horse, built-in or use-driven mechanism, injurious or damaging algorithm, self-destruct mechanisms, time bomb or other software or hardware or any other inhibitor that are intended to degrade, impair performance, result in inaccurate data, deny accessibility, disable or adversely affect the use of the Amdocs Systems, or any portion thereof, or materially harm, through the Amdocs Systems, any of Company’s or its Affiliates’ data, network or other software, including, but not limited to, Company Data.

1.2.65.	“Disaster” means an event that causes an unplanned material interruption of any business process or information processing at or affecting an Amdocs Site which is beyond Amdocs’ reasonable control that, in turn, results in an impairment of the ability of Amdocs to perform the Services, Company’s use of the Amdocs Systems, or any damage to Company Data. Examples of a Disaster include, but are not limited to: (a) loss of the building to fire; (b) loss of power due to hurricane damage; (c) inability to access an Amdocs Site due to a chemical spill; (d) health or work stoppage issues; (e) adverse weather conditions or political events; and (f) a pandemic or epidemic (including, but not limited to, Avian flu or swine flu), quarantine or government health alert that prohibits or restricts travel by any member of Amdocs’ Personnel or prevents any member of Amdocs’ Personnel from reporting to a work location.

1.2.66.	“Disaster Recovery Plan” or “DRP” has the meaning set forth in Section 5.2.1.

1.2.67.	“Effective Date” has the meaning set forth in the Preamble.

1.2.68.	“Envelope Parameters” means a set of parameters having certain values and/or ranges in relation to which the Service Levels, the Basic Requirements, the Final Requirements and other provisions of this Agreement apply, as specified in Schedule 7, Schedule 14A and Schedule 14B.

1.2.69.	“Excused Delay” means, collectively or individually, an Amdocs Excused Delay and a Company Excused Delay, as the context so requires.

1.2.70.	“Fees” means all amounts set forth in Schedule 6 and payable by Company hereunder.

1.2.71.	“Final Acceptance” has the meaning set forth in Section 3.3.7.

1.2.72.	“Final Migration Date” has the meaning set forth in Schedule 6.

1.2.73.	“Final Requirements” means the detailed business, processing and servicing requirements for the Amdocs Systems as refined and expanded during the Scoping Phase and the Specifications Phase which are Accepted by Company and set forth in Schedule 14B and which shall be incorporated into the Specifications through the use of a traceability matrix.

1.2.74.	“Force Majeure Event” has the meaning set forth in Section 17.7.1.

1.2.75.	“Force Majeure Period” has the meaning set forth in Section 16.3.

1.2.76.	“I-9 Process” means Amdocs’ and its Personnel’s employment eligibility and record keeping requirements under the Immigration Reform and Control Act of 1986, the Immigration Reform Act of 1990 and the Illegal Immigration Reform and Immigrant Responsibility Act of 1996, as the same shall be amended from time to time.

1.2.77.	“Implementation and Migration Services” means the services to be provided by ASSL as set forth in Section 3.1.

1.2.78.	“Implementation and Migration Services Fees” means the fixed amounts set forth in Schedule 6 that are payable by Company on the dates specified in Schedule 6 for the Implementation and Migration Services provided by ASSL hereunder, including, but not limited to, the applicable Milestone Payments.

1.2.79.	“INC.” has the meaning set forth in the Preamble or its permitted successors and assigns.

1.2.80.	“Initial Term” has the meaning set forth in Section 16.1.1.

1.2.81.	“Intellectual Property Rights” means the worldwide intangible rights or interests evidenced by or embodied in (a) any, design, concept, method, process, technique, apparatus, invention, discovery, or improvement, including any patents, patent applications, trade secrets, and know-how; (b) any trademarks, trade names, trade dress and associated goodwill; (c) any work of authorship, including any copyrights, industrial designs, registration or moral rights recognized by law; and/or (d) any other intellectual property rights, proprietary technology or material in which similar rights exist and are registered or enforceable.

1.2.82.	“Iron Mountain” has the meaning set forth in Section 4.7.

1.2.83.	“Key Personnel” means Personnel identified in Schedule 15 under the heading “Key Personnel”.

1.2.84.	“Late Payment Interest” means interest accruing at the daily equivalent of a monthly rate equal to [***] per calendar month or at the maximum rate allowed by law, if less.

1.2.85.	“Laws” mean all laws, statutes, regulations, rules, executive orders, supervisory requirements, directives, circulars, opinions, interpretive letters and other official releases of or by any government, or any authority, department or agency thereof, including, but not limited to, the Foreign Corrupt Practices Act and laws relating to data privacy or data protection (“Data Privacy Laws”).

1.2.86.	“Legacy Systems” means Company’s current systems, as of the Effective Date, that will be replaced in whole or in part by the Amdocs Systems, including all applicable Company Equipment, Company Owned Software and Company Third Party Software, as specified in Schedule 2.

1.2.87.	“License” has the meaning set forth in Section 4.1.

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

1.2.88.	“License Fees” means the fixed amounts set forth in Schedule 6 that are payable by Company on the dates specified in Schedule 6 for the License granted to Company by Amdocs hereunder.

1.2.89.	“Maintenance” means the standard software maintenance services provided by Amdocs in respect of the core Amdocs Software or otherwise as part of the Outsourcing Services (e.g. in respect of Customizations) for the Fixed Monthly Fee as set forth in Schedule 6 and which Company may elect to purchase from Amdocs in the event Amdocs no longer operates the Amdocs Systems on behalf of Company.

1.2.90.	“Maintenance Release” means any release of the Amdocs Software, or any portion thereof, that is provided by Amdocs as part of the Maintenance and which is not a New Release.

1.2.91.	“Milestone” means the phases or development goals for the Deliverables set forth in the Project Plan as such phases or development goals may be amended, modified or supplemented pursuant to this Agreement.

1.2.92.	“Milestone Date” means a delivery date or deadline established with respect to a Milestone in the Milestone Schedule.

1.2.93.	“Milestone Payment” means an amount, if any, to be paid to Amdocs by Company upon achievement of a Milestone, in accordance with Schedule 6.

1.2.94.	“Milestone Schedule” means the schedule set forth in Schedule 13.

1.2.95.	“New Company Affiliate” has the meaning set forth in Section 4.2.

1.2.96.	“New Company Affiliate License Agreement” has the meaning set forth in Section 4.2.

1.2.97.	“New Release” means a modified or enhanced version of the Amdocs Software (excluding Customizations), or any portion thereof, which will be made available by Amdocs to Company under an Order and which is generally identified by the first number that appears to the left of the first decimal point in a version number.

1.2.98.	“Non-Compliant Party” has the meaning set forth in Section 13.1.2.

1.2.99.	“Nonconformity” or “Defect” means a deficiency (or deficiencies) in a Deliverable or the Services, or any portion thereof, as measured against the relevant Specifications.

1.2.100.	“Open Source Software” means all Amdocs Third Party Software, if any, licensed to Amdocs by Third Parties under licenses substantially similar to those approved by the Open Source Initiative and listed at http://www.opensource.org/licenses/, including, without limitation, the GNU General Public License, the GNU Lesser Public License, the Artistic License, the Berkeley Science Division (BSD) License, and the Apache License.

1.2.101.	“Order” means a document issued under Section 7.4 of this Agreement, executed in writing by both Parties for the purposes of ordering any Additional Services and/or amending this Agreement pursuant to an acceptable Change Request.

1.2.102.	“Outsourcing Services” means the Services provided by INC. as set forth in Section 5.1.

1.2.103.	“Outsourcing Service Fees” means the amounts set forth in Schedule 6 that are payable by Company on a monthly basis following the Turn-On Date for the Outsourcing Services provided by Amdocs hereunder, including any Maintenance Releases and Configurations.

1.2.104.	“P1 Nonconformity” has the meaning set forth in Schedule 11.

1.2.105.	“P2 Nonconformity” has the meaning set forth in Schedule 11.

1.2.106.	“P3 Nonconformity” has the meaning set forth in Schedule 11.

1.2.107.	“Party” means Company or Amdocs; “Parties” means both of them.

1.2.108.	“Payee” has the meaning set forth in Section 15.3.

1.2.109.	“Payer” has the meaning set forth in Section 15.3.

1.2.110.	“Person” means any natural person, corporation, limited liability company, limited liability partnership, general partnership, limited partnership, trust, association, governmental organization or agency, or other legal person or legally constituted entity of any kind.

1.2.111.	“Personnel” means the full-time and part-time employees, contract employees, individual consultants, volunteers, members, directors, officers, partners, independent contractors, subcontractors and/or agents acting for or on behalf of each Party or its Affiliates permitted under this Agreement. “Company Personnel” refers to the Personnel of Company, and “Amdocs Personnel” refers to the Personnel of Amdocs, including, but not limited to, Authorized Subcontractors.

1.2.112.	“PMO” has the meaning set forth in Section 12.2.1.

1.2.113.	“Pre-Production Testing” has the meaning set forth in Section 3.3.4.

1.2.114.	“Primary Subcontractor” means a specialist subcontractor who is retained by Amdocs to perform Services that are material to this Agreement.

1.2.115.	“Priority Level” means the level assigned to a Nonconformity specifying the order in which Resolution of such Nonconformities is to occur. Priority Levels are designated (highest to lowest) P1 Nonconformity, P2 Nonconformity and P3 Nonconformity.

1.2.116.	“Procedures Manual” has the meaning set forth in Section 5.3.1.

1.2.117.	“Product Documentation” means the then-current explanatory and informational materials concerning the Amdocs Software provided hereunder that Amdocs has released for distribution, as may be modified by Amdocs from time to time, which may include without limitation, technical documentation, manuals, descriptions, user guides, specifications and/or installation instructions, diagrams, printouts, listings, flowcharts and training materials, but excluding Source Materials.

1.2.118.	“Project Management Fee” means the fixed amount set forth in Schedule 6 that is payable by Company on the date specified in Schedule 6 in respect of successful integration of the Legacy Systems into the Amdocs Systems by Amdocs hereunder.

1.2.119.	“Project Manager” has the meaning set forth in Section 12.3.1.

1.2.120.	“Project Plan” means the detailed implementation schedule and project plan set forth in Schedule 13.

1.2.121.	“Records” has the meaning set forth in Section 17.8.8.

1.2.122.	“Recruiting Party” has the meaning set forth in Section 17.5.

1.2.123.	“Release” means, collectively or individually, New Releases and Maintenance Releases, as applicable.

1.2.124.	“Release Condition” has the meaning set forth in Section 4.7(a).

1.2.125.	“Renewal Term” has the meaning set forth in Section 16.1.2.

1.2.126.	“Required Consents” means the consents (if any) required to be obtained by either party as is necessary for Amdocs’ performance of the Services and the provision of and Company’s use of the Amdocs Systems, including, but not limited to, the operation, maintenance, management and/or access to any Amdocs Equipment, Amdocs Third Party Software, Amdocs Sites, Legacy Systems, Company Data, Company Sites or Company Systems, all other consents required from Third Parties in connection with Amdocs’ provision of the Services and the Amdocs Systems, including, but not limited to, the transition of the Amdocs Systems back to Company or its designee in the event the Agreement expires or terminates.

1.2.127.	“Requirements” means either the Basic Requirements or the Final Requirements as the context so requires.

1.2.128.	“Resolution” means the correction or elimination of a Nonconformity in accordance with the applicable Priority Level.

1.2.129.	“Roles and Responsibilities Document” means the document attached hereto as Schedule 10, which identifies specific tasks to be performed by each Party that may be required for performance of the Services.

1.2.130.	“SAS 70” means the American Institute of Certified Public Accountants statement on auditing standards number 70.

1.2.131.	“SAS 70 Type II Audit” means an audit conducted pursuant to SAS 70 that results in a report that both describes an organization’s description of controls at a specific point in time and includes detailed testing of those controls over a minimum six (6) month period, or any replacement or successor audit standard or process.

1.2.132.	“Scope” means the scope of the Amdocs Systems and all Services to be performed hereunder within the Envelope Parameters, including, but not limited to, the Services set forth in Sections 3.1 and 5.1 and related Schedules attached hereto, the provision of Termination Assistance, any obligations of Amdocs with respect to any audit requirements pursuant to Section 17.8 of this Agreement and any Additional Services provided pursuant to an Order executed by the Parties hereunder.

1.2.133.	“Scoping Phase” means the phase more fully described in Section 3.2.1.

1.2.134.	“Secondary Subcontractor” means a specialist subcontractor who is retained by Amdocs to perform services that are not material to this Agreement.

1.2.135.	“Security Guidelines” has the meaning set forth in Section 17.4.1.

1.2.136.	“Security Incident” has the meaning set forth in Section 17.4.3.

1.2.137.	“Service Credits” has the meaning set forth in Section 3.5.

1.2.138.	“SLA” means the Service Level Agreement set forth in Schedule 11.

1.2.139.	“Service Level Credits” has the meaning set forth in Section 6.2.1.

1.2.140.	“Service Levels” means the performance standards for the provision of the Services and the Amdocs Systems set forth in Schedule 11.

1.2.141.	“Services” means the Implementation and Migration Services, the Outsourcing Services, the Termination Assistance and any other services to be provided hereunder and any Changes thereto that will be performed by Amdocs in accordance with this Agreement.

1.2.142.	“Site” means facilities, office space, data centers, development centers, or other premises that are or may be used by Amdocs and/or Company to perform any Services under this Agreement or in connection with the Amdocs Systems.

1.2.143.	“Source Materials” means, in respect of the Amdocs Systems (excluding Amdocs Third Party Software and Amdocs Equipment), or any portion thereof, the then-current source code, technical documentation, user documentation and instructions, work instructions, error list (including each reported error and then current status) and all other software or statements required to build, compile, assemble, translate, bind and load source codes into executable releases, provided that, with respect to the Amdocs Software, only executable code will be included in the Source Materials and not Core Source Materials.

1.2.144.	“SOX Deficiencies” has the meaning set forth in Section 17.8.8.

1.2.145.	“SOX Laws” means the Sarbanes-Oxley Act of 2002, as it may be amended, supplemented or revised from time to time, applicable rules and regulations issued by the U.S. Securities and Exchange Commission, and applicable rules and regulations of the Public Company Accounting Oversight Board including, without limitation, provisions relating to internal controls over financial reporting, as any of the foregoing may have been and/or may be amended, supplemented or revised from time to time.

1.2.146.	“Specifications” means the detailed business, functional and technical specifications for the Amdocs System, including, without limitation, detailed system architecture, protocols, security, hardware, hardware configuration, and infrastructure, as in the same shall be appended as Schedule 21 to this Agreement following the incorporation therein of the Final Requirements pursuant to an agreed upon traceability matrix.

1.2.147.	“Specifications Phase” means the phase more fully described in Section 3.2.2.

1.2.148.	“Steering Committee” has the meaning set forth in Section 12.1.1.

1.2.149.	“Subscriber” means a customer of Company’s services and products whose account is maintained on the Amdocs Systems.

1.2.150.	“Term” has the meaning set forth in Section 16.1.2.

1.2.151.	“Terminating Party” has the meaning set forth in Section 16.4.1.

1.2.152.	“Termination Assistance” has the meaning set forth in Section 16.9.1.

1.2.153.	“Termination Assistance Period” has the meaning set forth in Section 16.9.1.

1.2.154.	“Termination Assistance Plan” means a plan signed by the duly authorized representatives of the Parties pursuant to which Amdocs shall perform certain Services in connection with the expiration or termination of this Agreement.

1.2.155.	“Termination Date” means the date on which the Term of the Agreement expires without renewal or, if earlier, the date for termination set forth in a Termination Notice, as further described in Section 16 (Term and Termination).

1.2.156.	“Termination Notice” means the written notice that must be given before termination in accordance with the termination process described in Section 16 (Term and Termination).

1.2.157.	“Test Plan” means, with respect to a Deliverable, a plan detailing the criteria, methodologies and responsibilities for testing such Deliverable’s compliance with the applicable Specifications.

1.2.158.	“Third Party” means a Person other than Company, Amdocs, or their respective Affiliates.

1.2.159.	“Turn-On Date” means the date on which either (a) the initial migration (of up to [***] Subscribers) to the Amdocs Systems is completed, or (b) the first new Subscriber is activated on the Amdocs Systems, whichever is earlier.

1.2.160.	“UAT Plan” has the meaning set forth in Section 3.3.1.

1.2.161.	“Update” means each update or change to the Amdocs Systems provided by Amdocs under this Agreement including, but not limited to, all Maintenance Releases, New Releases and Customizations.

1.2.162.	“Work Product” means all written or computer coded materials manifested in documentation, systems design, disks, tapes, drawings, reports, specifications, notebooks, recommendations, data (other than Company Data), procedures and memoranda and any other data, specifications, work papers, ideas, inventions, processes or other items of any nature whatsoever produced, created, developed, presented, provided and/or distributed by Amdocs in connection with the Outsourcing Services, together with all Intellectual Property Rights, whether developed individually by Amdocs or jointly with Company and whether or not patentable or copyrightable or protectable by any other intellectual property interests and whether or not reduced to writing or other physical form.

1.2.163.	“Workaround” means a temporary solution to a Nonconformity which results in the return of the Amdocs Systems to functional or operational status or which otherwise enables achievement of the Service Levels.

2.	SCOPE OF SERVICES

2.1.	General and Exclusivity

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

2.1.1.	Amdocs shall provide the Amdocs Systems to and perform the Services for Company , in a timely manner (including, without limitation, meeting each Milestone Date established herein) in accordance with this Agreement, as further specified in Sections 3.1 and 5.1 and the applicable Schedules. Amdocs shall also provide any Additional Services specified in Orders entered into pursuant to the provisions of Section 7.4.

2.1.2.	Subject to Section 2.1.3, and except as otherwise expressly stated in this Agreement, nothing herein shall prevent Company from obtaining any type of Services, or any other services, from any other provider during the Term; provided that Company shall remain responsible for all of the obligations and commitments specifically applicable to it hereunder.

2.1.3.	Company agrees that, commencing on the Final Migration Date and continuing through the end of the Term (but, for the avoidance of doubt, not during Termination Assistance), the Amdocs Systems shall be the exclusive system Company and its Affiliates use to supply the functionality of the Final Requirements for their customers; provided that, Company shall not be obligated to utilize the Amdocs Systems on an exclusive basis if: (a) Company elects to provide such functionality for customers acquired from Third Parties if such customers are on a different billing and/or operational support system (the “Alternate System”) unless and until Company elects to migrate such customers to another system or ceases using such Alternate System; or (b) Company’s proposed use of the Amdocs Systems would require additional functionality and capabilities of the Amdocs Systems which do not form part of the Amdocs System as of the Final Migration Date, the provision of or development of which would create additional cost to Company (except for the Fixed Monthly Fees or other usage based fees).

2.2.	Scope and Changes

2.2.1.	The Parties understand and agree that the Final Requirements have not been established as of the Effective Date, and that subject to Section 7, the Basic Requirements may be modified by written agreement of the Parties in an iterative manner within the Scope without the need for an Order (as described in Section 7). Any expansion of the Scope as a result of modifications to the Basic Requirements and the resulting cost shall be addressed through the Change Management Procedures.

2.2.2.	During the Scoping Phase and the Specifications Phase, the Parties will work together to identify the Final Requirements. Subject to Section 3.2.2, Amdocs will deliver the Final Requirements in accordance with the Project Plan. Amdocs shall develop and present to Company the Final Requirements in accordance with the Milestone Dates and Company will commence the Acceptance process with respect to the Final Requirements. The Final Requirements shall be annexed hereto as Schedule 14B.

2.3.	Excluded Services

The Scope is set out in Sections 3.1 and 5.1 below. Without expanding the Scope, and for greater clarity, the Services do not include the following (unless ordered as Additional Services):

(a)	Communications Lines;

(b)	Print and Mail;

(c)	Management of the Vonage network; and

(d)	CRM Front-End.

In the event that Company requests and Amdocs agrees to provide such excluded services at any time during the Term, the Parties will enter into an Order.

2.4.	New Technology

In providing the Services, Amdocs will, [***], use reasonable commercial efforts to: (a) be proactive in identifying opportunities to implement new technologies that will improve and support the Services; (b) work together with Company to identify opportunities to implement new technology which may be advantageous with respect to the Services; (c) maintain a level of currency, knowledge and technology that allows Company to take advantage of technological advances with respect to the Services; and (d) meet with Company periodically upon Company’s reasonable request to inform Company of any new technology or technology trends that Amdocs is developing or is otherwise aware of that could reasonably be expected to have an impact on the Services.

2.5.	Third Party Services

In the event Company contracts with a Third Party to perform any service outside the Scope of, or in addition to, the Services, including services to augment or supplement the Services or that are dependent on the Services, Amdocs shall cooperate with Company and any such Third Party to the extent reasonably required by Company and able to be supported by the then-existing Amdocs Personnel without degradation in the Service Levels including by providing: (a) to the extent available, written requirements, standards, and policies for any systems so that the developments of such Third Party may be operated or supported by Amdocs; and (b) assistance and support services to such Third Party. Company shall consult with Amdocs concerning the integration of any work provided by such Third Party with the Amdocs Systems. Where Company requires Amdocs to work with such a Third Party, Amdocs shall not be responsible for disruption to, or negative impact on, the provision of the Services by Amdocs to the extent resulting from the performance of the Third Party or defects in the work provided by such Third Party. Further, any Third Party that has a need to know or may have access to Amdocs’ Confidential Information shall first sign the non-disclosure agreement in the form attached as Exhibit 2. To the extent Amdocs cannot reasonably provide the Third Party cooperation and support requested by Company using existing Amdocs Personnel without degradation in the Service Levels, Amdocs shall promptly inform Company and the parties shall mutually agree upon the additional cost of such support through the Change Management Procedures.

3.	DEVELOPMENT, IMPLEMENTATION AND MIGRATION SERVICES

3.1.	Implementation of Amdocs Systems

3.1.1.

In consideration of the Implementation and Migration Services Fees paid by Company to implement the Amdocs Systems, ASSL will provide Company with Services for the implementation of and migration to the Amdocs Systems, as specified in Schedule 8

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

(the “Implementation and Migration Services”) and in accordance with the Milestone Schedule and Project Plan. Amdocs shall perform the Services and deliver each portion of the Amdocs Systems on or before the respective Milestone Dates set forth in the Milestone Schedule.

3.1.2.	Prior to the Final Migration Date, appropriate representatives of the Parties shall meet at least weekly to discuss the status of the Implementation and Migration Services and performance against the Project Plan.

3.2.	Phases

3.2.1.	Scoping and Delivery of Project Plan

(a)	During the Scoping Phase of the Project, Amdocs will work with Company to identify additional requirements, document the detailed Deliverables, and to develop the Project Plan for the performance of the Implementation and Migration Services, including documentation of all Milestone Dates and Deliverables.

(b)	At the conclusion of the Scoping Phase, Amdocs shall submit the detailed Deliverables, as more fully set out in Schedule 8, including the Project Plan, for Company’s Acceptance. Company will commence the Acceptance process pursuant to Section 3.3 of this Agreement with respect to the Project Plan. Once Accepted, the Project Plan shall be attached to this Agreement as Schedule 13. The Project Plan may be updated in writing by agreement of the Parties from time to time without reference to the Change Management Procedures; provided that, any change to the Project Plan resulting in a change to the Turn-On Date or the Final Migration Date shall require the signature of a member of the Steering Committee for each Party.

(c)	The Project Plan includes Milestones, and an Order may include Milestones relating to Additional Services. A Milestone will be achieved successfully only when the activities, events, Services and/or Deliverables that comprise such Milestone have occurred and/or have been completed and Accepted in accordance with the terms of the Agreement or the applicable Order.

3.2.2.	Specifications

(a)	Amdocs will work with Company to identify the Final Requirements for the Amdocs Systems and will develop and deliver the Specifications in accordance with Schedule 8, which more fully describes the Implementation and Migration Services to be performed in connection with the Specifications, and the Amdocs Systems to be delivered to Company. The Specifications developed by Amdocs shall include a complete detailed analysis of the Final Requirements.

(b)	The Parties will work together to identify and agree upon the Specifications. Subject to Section 3.4, Amdocs will deliver the Specifications in accordance with the Milestone Schedule. If the Specifications are Accepted by Company they shall be attached hereto as Schedule 21.

(c)	The Parties acknowledge that, as of the Effective Date, the Specifications for the Amdocs Systems have not been developed. Changes and refinements of Specifications shall not require Orders, except to the extent they are beyond the Scope, which the Parties will address such a Change in accordance with Section 7.

(d)	Subject to Section 3.4, Amdocs shall develop and present to Company the Specifications (along with any related Amdocs Systems) in accordance with the Milestone Dates and Company will commence the Acceptance process with respect to the Specifications.

3.2.3.	Develop and Implement

Upon Acceptance of the Specifications by Company, Amdocs shall commence development and implementation of the Amdocs Systems. Upon delivery of each Deliverable, Company shall undertake the evaluation and testing of each Deliverable identified in the Project Plan as subject to Acceptance testing set forth in Section 3.3 of this Agreement.

3.3.	Acceptance Testing of Amdocs Systems

3.3.1.	As part of Company’s roles and responsibilities, Company will be responsible for Acceptance testing and Acceptance of the Deliverables. Amdocs will provide support for such Acceptance testing, all as described in the Roles and Responsibilities document and in the Milestone Schedule. Within the time frame specified in the Project Plan, the Parties shall be responsible for developing a Test Plan for testing each Deliverable identified in the Project Plan, including, but not limited to, any documentary Deliverable. As between Amdocs and Company, Company shall be responsible for developing a detailed User Acceptance test plan (the “UAT Plan”) for testing the Amdocs Systems together with the related test plan models, test scripts, test scenarios and test databases, a subset of which will be used by Company in conducting user acceptance testing. In addition, Amdocs will incorporate into its testing procedures a subset of the user acceptance test cases provided by Company that reflect Company’s Requirements.

3.3.2.

Timing. The Acceptance process with respect to the Amdocs Systems and each Deliverable identified in the Project Plan shall be performed within the times prescribed therefor in the Test Plan or otherwise agreed in writing by the Parties; provided, that: (a) dates for performance by a Party as set forth in the Milestone Schedule shall be adjusted for Excused Delays; (b) in the case of any portion of the Amdocs Systems for which no time period is prescribed in the Milestone Schedule in respect of the steps described below, evaluation and testing of any Amdocs Systems or Deliverable (whether initially delivered or fixed and re-delivered) shall be [***], provided that Company will use commercially reasonable efforts to evaluate and test the Amdocs Systems and/or any Deliverable as promptly as possible following delivery/performance or re-delivery/re-performance; and (c) the fix/re-delivery/re-performance period shall be

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

[***], in each case from the date of receipt of notice of Nonconformities, provided that Amdocs will use commercially reasonable efforts to fix/re-deliver/re-perform the Amdocs Systems and/or any Deliverable as promptly as possible following receipt of Company’s notice of Nonconformities. If at the end of any evaluation and testing period or re-evaluation and re-testing period, Company shall not have issued either an Acceptance or a notice of Nonconformities, the Amdocs Systems or Deliverable, as applicable, will be deemed not Accepted. In such event, Amdocs may provide written notice to Company that an Acceptance or a notice of Nonconformities for the applicable Deliverable is overdue and, if within [***], Company shall still not have issued either an Acceptance or a notice of Nonconformities, the Amdocs Systems or Deliverable, as applicable, will be deemed Accepted solely for the purposes of the relevant part of the Amdocs System or Deliverable subject to the particular Acceptance testing and scheduling the Turn-On Date and shall in no way be deemed Final Acceptance.

3.3.3.	Where a Deliverable consists of documentation, Amdocs shall deliver to Company such Deliverable in accordance with the Milestone Schedule. Company shall evaluate and review such documentary Deliverable pursuant to the Test Plan established for such Deliverable and Section 3.3.2 above and indicate in writing to Amdocs either (a) its Acceptance of the documentary Deliverable; or (b) its rejection of the documentary Deliverable, setting out in reasonable detail the basis for such rejection. If Company rejects the Deliverable, Amdocs will revise the Deliverable within the timeframes specified in the Test Plan for that Deliverable and/or in Section 3.3.2 above so that it will comply with the relevant Specifications, and re-deliver the revised Deliverable to Company within any period required by the applicable Test Plan and/or in Section 3.3.2. Company shall evaluate and review the revised Deliverable anew, with all subsequent iterations being performed in accordance with this Section 3.3.3 and subject to Section 3.3.2.

3.3.4.

With respect to the Amdocs Systems: (a) Amdocs shall deliver (or, as applicable, provide access to) the Amdocs Systems to Company for pre-live testing of the Amdocs Systems (“Pre-Production Testing”), which evaluation and testing may include use of the Amdocs Systems by a reasonable number of Subscribers in a non-production environment; and (b) Company shall evaluate and test the Amdocs Systems as against the Specifications and the UAT Plan and indicate in writing to Amdocs either (i) its Acceptance of the Amdocs Systems; or (ii) the Nonconformities of the Amdocs Systems in reasonable detail, to the extent that such Nonconformities are discovered upon evaluation and testing. Upon receipt of written notice from Company of Nonconformities, Amdocs shall, if applicable and unless otherwise agreed to in writing by Company’s Project Manager, promptly Resolve (A) all P1 Nonconformities, (B) all P2 Nonconformities, provided that with respect to any Deliverables for which Company identifies a P2 Nonconformity, Company will permit Amdocs to implement a Workaround, and (C) at least [***] of all P3 Nonconformities within the later of (1) [***] days of receipt of Company’s written notice of Final

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

Acceptance, and (2) the next Maintenance Release. When all P1 Nonconformities and P2 Nonconformities that have been identified during Pre-Production Testing have been Resolved by Amdocs in accordance with the requirements set forth above (or the Parties have agreed in writing that any of such failures will be Resolved at a later date), Company shall provide Amdocs with written notice of its Acceptance of its Pre-Production Testing of the Amdocs Systems.

3.3.5.	Unless the Parties otherwise agree in writing and subject to any Excused Delays, in the event that: (a) the Turn-On Date does not occur prior to or on the date agreed by the Parties and specified in the Project Plan due to Amdocs’ failure to meet any of its obligations under this Agreement; and (b) the Turn On Date does not subsequently take place within sixty (60) days thereafter, Company may, subject to the provisions of Sections 16.4, terminate this Agreement for cause, provided that there will be no additional cure period as described in Section 16.4.

3.3.6.	Acceptance Meaning. Until Final Acceptance, any interim Acceptances of any portion of the Amdocs Systems, or any portion or component thereof, including, but not limited to, documentary Deliverables, shall not operate as a waiver or otherwise bar Company from rejecting any portion of the Amdocs Systems that was previously accepted if, upon evaluating any subsequent portions of the Amdocs Systems, Nonconformities in the previously accepted portions of the Amdocs Systems arise or become apparent and prevent the Amdocs Systems as a whole from materially conforming to the relevant Specifications and achieving Final Acceptance. For the avoidance of doubt, Company understands and agrees that evaluation and testing of Amdocs Systems and Services by Company is to be conducted within the framework of the applicable Specifications and not used as an opportunity for redefining the Scope of the engagement, except as the Parties may mutually agree pursuant to an Order.

3.3.7.

Final Acceptance. Commencing on the Turn-On Date and for [***] thereafter (“Final Acceptance Testing Period”), Company shall evaluate and test the Amdocs Systems and verify that all Specifications are met when operating the Amdocs Systems under production conditions and indicate in writing to Amdocs either: (a) its Final Acceptance of the Amdocs Systems; or (b) the Nonconformities of the Amdocs Systems in reasonable detail. Upon receipt of written notice from Company of Nonconformities, Amdocs shall, if applicable and unless otherwise agreed to in writing by Company’s Project Manager, promptly Resolve (i) all P1 Nonconformities, (ii) all P2 Nonconformities provided that with respect to any Deliverables for which Company identifies a P2 Nonconformity, Company may permit Amdocs to implement a Workaround as determined by Company in its sole discretion, and (iii) at least [***] of all P3 Nonconformities within the later of (A) [***] days of receipt of Company’s written notice of Final Acceptance, and (B) the next Maintenance Release. Amdocs shall Resolve all P1 Nonconformities and P2 Nonconformities that have been identified by Company in accordance with the requirements set forth above within the Final Acceptance Testing Period in order for Company to provide Amdocs with written notice of its Final Acceptance of the Amdocs Systems. In the event that the Amdocs System operates under production conditions continuously during the Final Acceptance Testing Period without any P1 Nonconformities or P2 Nonconformities and Company fails to provide written notice

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

to Amdocs that it has or has not identified any P1 or P2 Nonconformities by the completion of the Final Acceptance Testing Period, then Final Acceptance of the Amdocs Systems shall be deemed to have occurred.

3.3.8.	Effect of Failing to Achieve Final Acceptance.

(a)	Unless the Parties otherwise agree in writing and subject to any Excused Delays, in the event that Amdocs fails to achieve Final Acceptance with respect to the Amdocs Systems within the Final Acceptance Testing Period and Amdocs fails to cure such failure within [***] thereafter, Company may, in its reasonable discretion and subject to the provisions of Sections 16.4, terminate this Agreement for cause; provided that, there will be no additional cure period as described in Section 16.4.

(b)	For the avoidance of doubt, subject to sub-section (a), the failure of Amdocs to timely achieve Final Acceptance is a material breach of the Agreement. The remedies set forth in this Section 3.3.8 are in addition to, and not in lieu of, all of Company’s other remedies at law and in equity.

3.3.9.	Unless the Parties otherwise agree in writing and subject to any Excused Delays, in the event that: (a) the Final Migration Date does not occur prior to or on the date agreed by the Parties and specified in the Project Plan due to Amdocs’ failure to meet any of its obligations under this Agreement, and (b) the Final Migration Date does not subsequently take place within sixty (60) days thereafter, Company may, subject to the provisions of Sections 16.4, terminate this Agreement for cause, provided that there will be no additional cure period as described in Section 16.4. For the avoidance of doubt, Amdocs shall not be held responsible under this Section 3.3.9 for any decision or default on the part of Company or its Affiliates that leads to the deferment or delay of the migration of all or any of the relevant Subscribers.

3.3.10.	Notwithstanding anything contained herein to the contrary, Company shall have the right in its sole discretion to suspend its portions of Acceptance testing at any time if, in Company’s reasonable judgment, the number or magnitude of issues resulting from Amdocs’ performance, or lack thereof, of its obligations hereunder, identified during the testing process warrants suspension, and the time periods for conducting such testing shall be extended on a day to day basis to account for the period of suspension. If such suspension continues for thirty (30) consecutive days, the Parties will agree upon and document the impact of such delay in accordance with the Change Management Procedures.

3.3.11.	Each Update that is developed following Final Acceptance will be subject to the testing procedures and requirements set forth in a mutually agreed upon Test Plan for such Update.

3.3.12.

No Other Acceptance. Acceptance as described in this Section 3.3 shall be the sole method of acceptance of the Amdocs Systems and Services, and is intended to exclude all other methods of acceptance unless the Parties otherwise agree in writing. Subject to Company’s rights to evaluate and test the Amdocs Systems in production on and after the Turn-On Date and throughout the Final Acceptance Testing Period, including the addition of new Subscribers to the Amdocs Systems, Company understands and

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

agrees that it will not use of any component of the Amdocs Systems or any other Deliverable for business, profit, revenue or any other commercial purpose unless and until such component is Accepted by Company or until Final Acceptance is achieved.

3.4.	Effect of Delays

3.4.1.	If Amdocs or any Primary Subcontractor fails, or is likely to fail, to timely, diligently and properly perform its obligations under this Agreement, including, but not limited to, meeting a Milestone (other than to the extent caused by or as the result of an Amdocs Excused Delay), Amdocs shall, at its own expense, cure such failure as promptly as reasonably possible, including, but not limited to, at Company’s request, providing that number and type of additional Amdocs Personnel as are reasonably necessary to timely achieve the Milestone. Any failure by Amdocs to fulfill any of its responsibilities (to the extent not caused by or as the result of an Amdocs Excused Delay) shall result in an automatic day-for-day extension of any Company’s specific obligation or scheduled deadline that is dependent upon the specific, unfulfilled Amdocs responsibility, except as may be otherwise agreed by the Parties. Company’s rights and Amdocs’ obligations pursuant to this Section 3.4 are in addition to Company’s other rights and remedies and Amdocs’ other obligations under this Agreement.

3.4.2.

In the event Amdocs requires performance of a Company task and Company is unable to perform or complete such task designated as Company’s responsibility pursuant to a schedule (or otherwise under this Agreement) due to a Company Excused Delay, or because such task requires an increased level of effort by Company not previously anticipated or discussed in connection with this Agreement, then Company shall so notify Amdocs and the Parties shall use good faith efforts to reschedule such Company task. In addition, Amdocs shall use commercially reasonable efforts to reallocate in good faith its resources to minimize the impact of such Company task [***] by Company. As part of the PMO, Amdocs shall keep Company timely apprised in writing of any delays by Company that Amdocs believes to be impeding Amdocs’ performance of its obligations, including the date on which Amdocs’ believes such delay by Company began and the reasonably anticipated impacts of such delay. In the event of delays in the performance of Company’s obligations hereunder, or the inability to perform such obligations that are required to be performed in order for Amdocs to perform its obligations, to the extent not caused by or the result of a Company Excused Delay or a rescheduled Company task as described above, Amdocs will have an automatic extension of time to perform its effected obligations that are dependent on the specific, unfulfilled Company task for a period at least equal to the same length as the period of Company’s delay, except as otherwise agreed by the Parties. In the event Amdocs is required to expend an increased level of effort as a result of such Company delay, Amdocs shall have the right to raise a Change Request to cover such additional effort which Company shall approve in its reasonable discretion; provided that, only Company delays [***] solely with respect to any Milestone set forth on the Milestone Schedule may result in Company [***] and only if such delay has resulted in [***] to Amdocs in order for Amdocs to meet the applicable Milestone. In respect of any Company delay

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

in performing any activity under this Agreement which is not included in the Milestone Schedule, in the event Amdocs cannot reasonably reallocate its resources or minimize the impact of such Company task without additional cost, the Parties shall address such additional costs through the Change Management Process and the foregoing restriction shall not apply.

3.5.	Service Credits

In the event that Amdocs fails to achieve Final Acceptance of the Amdocs Systems within the Final Acceptance Testing Period, then Amdocs shall pay a service credit to Company in an amount equal to $[***] per [***] until and including the date that (a) Company terminates this Agreement pursuant to Section 3.3.8(a), or (b) Final Acceptance is achieved (“Service Credits”) up to a maximum Service Credit amount of [***]. Assessment and collection of Service Credits is without prejudice to Company’s right to terminate this Agreement pursuant to Section 3.3.8 or Section 16 and all other rights and remedies available to Company; provided, however, that such Service Credits shall be Company’s sole and exclusive remedy with respect to any failure of Amdocs to achieve Final Acceptance, unless Company has exercised its right to terminate this Agreement in which case such Service Credits shall not be Company’s sole and exclusive remedy with respect to any failure of Amdocs to achieve Final Acceptance.

4.	LICENSE TO AMDOCS SYSTEMS; AMDOCS THIRD PARTY SOFTWARE

4.1.	License Grant

4.1.1.	Amdocs Software. Subject to the terms and conditions of this Agreement and payment of the License Fees, ASSL hereby grants to Company a perpetual (except as may be otherwise expressly stated in this Agreement, including without limitation pursuant to Section 16.8.2), non-exclusive, non-transferable (except as otherwise pursuant to Section 17.13), irrevocable right and license for the benefit of Company and any Company Affiliate to access and use the Amdocs Software, Customizations and Product Documentation worldwide from a data center located in the United States and/or Canada (“License”) solely for Company’s and/or Company Affiliates’ business purposes in object code only (except as set forth in Sections 4.7(c), 16.8.1(f) and 16.9) for the maximum number of Subscribers for whom Company has paid the applicable License Fees. In the event Company appoints and uses a Third Party service provider pursuant to Sections 4.7(c) or 16.9, such appointment and use shall be subject to the limitations and requirements of Sections 4.7(c), 16.9 and 17.3.

4.1.2.	CRM Application. Subject to the terms and conditions of this Agreement and payment of the License Fees, ASSL hereby grants to Company a limited, non-exclusive, non-transferable (except as otherwise pursuant to Sections 4.7 and 17.13) right and license for the benefit of Company and any Company Affiliate to access and use the CRM Back-End during the Term solely for the number of Subscribers for which Company pays such Outsourcing Fees and solely for Company’s and/or Company Affiliates’ business purposes in object code only (except as set forth in Sections 4.7(c), 16.8.1(f) and 16.9). In the event the Parties agree during the Term to integrate the CRM Front-End into the Amdocs Systems pursuant to an Order, as of the date of such agreed-upon

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

Order, Company is granted a License to the CRM Application under the terms and conditions of Section 4.1.1, subject to the payment of the applicable license fees and the terms and conditions of the applicable Order.

4.1.3.	Third Party Software. An initial list of Amdocs Third Party Software is set forth on Schedule 5 attached hereto. A copy of such list shall be maintained in the Procedures Manual and shall be updated in the event of a Change to the Amdocs Third Party Software. As part of Termination Assistance, Amdocs shall use commercially reasonable efforts to assist Company in obtaining a license for such Amdocs Third Party Software, as applicable, upon termination or expiration of this Agreement.

4.1.4.	Legacy Systems and Company Systems. Subject to the terms and conditions of this Agreement, Company hereby grants to Amdocs a limited, non-exclusive, non-transferable (except as otherwise pursuant to Section 17.13) right and license to access and use the (a) Legacy Systems prior to the Final Migration Date, and (b) Company Systems during the Term, solely for the purpose of providing the Amdocs Systems and Services pursuant to the terms and conditions of this Agreement.

4.2.	Acquisitions

4.2.1.	If an entity becomes a Company Affiliate or part of Company or an existing Company Affiliate (“New Company Affiliate”) and licenses a system that is the same as, or substantially similar to, the Amdocs Systems pursuant to a pre-existing license agreement between Amdocs and New Company Affiliate (the “New Company Affiliate License Agreement”), Amdocs agrees to consent to either (a) an assignment of the New Company Affiliate License Agreement from New Company Affiliate to Company; or (b) New Company Affiliate’s transfer of the licenses acquired under the New Company Affiliate License Agreement to Company; or (c) Company’s conversion of any of New Company Affiliate’s licenses to licenses granted under this Agreement. [***] For purposes of this Agreement, any and all references to a “Company Affiliate” shall be deemed to include any “New Company Affiliate”.

4.2.2.	If an entity becomes a New Company Affiliate and does not currently license a system that is the same as, or substantially similar to, the Amdocs Systems, Amdocs agrees to migrate, at Company’s request, any and all Subscribers and Personnel of such New Company Affiliate to the Amdocs Systems. The Parties shall mutually agree upon terms regarding the timing and cost of such integration, provided that Amdocs [***] by Company hereunder.

4.3.	License Restrictions

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

4.3.1.	Company shall comply with all applicable Laws in using the Amdocs Systems and Product Documentation as authorized herein and, except as set forth in this Agreement, Company may not, directly or indirectly, alone or with any Affiliate or any Third Party, with or without consideration:

(a)	Distribute, transfer, resell, rent, lease, sublicense or loan the Amdocs Systems, the software components used in performing the Services or the Product Documentation to any Third Party or make such software components or the Product Documentation available to others (including, but not limited to, Mobile Network Virtual Operators (MVNOs)) in a service bureau or in any outsourcing arrangement or for any similar commercial time-sharing, data processing or other Third Party use; and/or

(b)	Disassemble, reverse engineer, decompile, or modify the Amdocs Systems or the software components used in performing the Services or in any other manner decode such software or create derivative works or make any enhancements, adaptations or translations of such software, except as otherwise expressly permitted hereunder in Section 4.7 and the Escrow Agreement.

4.3.2.	For the avoidance of doubt and without prejudice to the foregoing, Company shall not be restricted from using the Amdocs Systems for [***]

4.3.3.	Amdocs shall comply with all applicable Laws in using the Legacy Systems and Company Systems as authorized herein and except, as set forth in this Agreement, Amdocs may not, directly or indirectly, alone or with any Affiliate or any Third Party, with or without consideration:

(a)	Distribute, transfer, resell, rent, lease, sublicense or loan the Legacy Systems or Company Systems to any Third Party or make the Legacy Systems or Company Systems available to others in a service bureau or in any outsourcing arrangement or for any similar commercial time-sharing, data processing or other Third Party use (provided that it is acknowledged and agreed that Amdocs may use Third Party facilities and services in connection with a Disaster); and/or

(b)	Disassemble, reverse engineer, decompile, or modify the Legacy Systems or Company Systems or in any other manner decode the Legacy Systems or Company Systems or create derivative works or make any enhancements, adaptations or translations of the Legacy Systems or Company Systems, except as otherwise expressly permitted in this Agreement or agreed in writing by the Parties for the purposes of Amdocs performing the Services.

4.4.	Product Roadmap; Releases

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

4.4.1.	Amdocs shall periodically, and ordinarily on an annual basis, provide Company with its product roadmap that identifies a list of functional capabilities that Amdocs anticipates adding to the Amdocs Systems in upcoming Releases, and the specific time frame within which Amdocs anticipates each such functional capability will be delivered. Amdocs shall allow Company to participate in the user groups which assist Amdocs in establishing its product roadmap.

4.4.2.	Amdocs shall make available to Company all Releases that are made generally available to Amdocs’ customers that Company approves in writing to be implemented in the Amdocs Systems. No amount in addition to the Outsourcing Services Fees shall be charged in respect of Maintenance Releases. With respect to any New Releases, the terms regarding the timing and cost of such implementation shall be mutually agreed upon by the Parties and shall be subject to the execution of an Order. All Releases of the Amdocs Systems, or any portion thereof, to which Company may become entitled shall be treated as part of the Amdocs Systems hereunder.

4.4.3.	Amdocs shall provide to Company written notice of each (a) Maintenance Release promptly following its release to enable Company to determine the desirability of the Maintenance Release; and (b) New Release within two (2) years following its release to enable Company to determine the desirability of the New Release. Amdocs shall provide with such notice (i) reasonable documentation, descriptions and specifications for the applicable Release to enable Company to assess the differences in functionality and features that will result therefrom; and (ii) a written description of any and all incompatibilities and other problems that might occur as a result of a Release as determined based upon Amdocs’ reasonable inquiry in light of the Amdocs Systems. All Releases shall (A) be compatible with the previous version and its associated data and with any software interfacing with the applicable potions of the Amdocs Systems prior to the applicable Release, and (B) not eliminate any of the material functions, features or performance of the previous version. Company may, in its sole discretion, elect to delay the implementation of any Releases. Amdocs shall abide by such determination.

4.4.4.	Amdocs will ensure the migration path for all Releases incorporates a process that will allow Company to regress from the new Releases if problems develop that are attributable to said new Releases. The process methodology shall be documented and tested by Amdocs prior to the delivery of the applicable Release. Company acknowledges that certain changes may not be reversible and as a result, Amdocs agrees that it shall provide to Company, in connection with the notice provided pursuant to Section 4.4.3, notice if a particular change, if implemented, is not reversible.

4.5.	Amdocs Third Party Software

Company acknowledges that the Amdocs Systems may require the use of Amdocs Third Party Software. Amdocs is responsible for procuring, [***], the Amdocs Third Party Software specified in Schedule 5 necessary for the operation of the Amdocs Systems in accordance with this Agreement and, as of the Effective Date, no Third Party software other than such Amdocs Third Party Software is necessary for Amdocs to operate the Amdocs Systems in accordance with this

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

Agreement, except in the event Company requires that Amdocs use the [***] software in place of the Vertex software originally proposed for use in connection with the Amdocs Systems by Amdocs, in which case, the [***] software will be the only exception to this provision. In the event that, during the Term in connection with any Orders resulting from Amdocs’ request to make an addition or replacement of Amdocs Third Party Software to the Amdocs Systems being provided hereunder, Company needs to obtain a license or sub-license to such Amdocs Third Party Software, Amdocs will obtain, on behalf of Company, a license to, or will provide Company with a sub-license to, such Amdocs Third Party Software. Amdocs remains responsible for any failure of the Amdocs Systems to operate in accordance with this Agreement. In the event that Company has a current license for any Amdocs Third Party Software provided in connection with the Amdocs Systems, the terms under which such Amdocs Third Party Software is licensed hereunder for purposes of the Amdocs Systems shall be better than or equal to the terms of Company’s current license with such Third Party. In the event Amdocs, using commercially reasonable efforts, is unable to obtain such better than or equal terms from the Third Party and Company wishes to use such Third Party Software pursuant to the terms of its own license agreement, Company shall use commercially reasonable efforts to obtain for Amdocs all Required Consents to permit Amdocs to enjoy the benefits of Company’s license with such Third Party for the sole purposes of providing the Amdocs Systems and the Services to Company hereunder.

4.6.	Documentation

Amdocs shall supply Product Documentation in connection with the Amdocs Software licensed hereunder and shall permit Company to copy such Product Documentation as reasonably necessary for its use of the Amdocs Systems. Amdocs shall provide Product Documentation for each portion of the Amdocs Systems at the time of delivery and such Product Documentation shall include adequate user documentation. All Product Documentation shall be delivered to Company electronically, in such media and in such format as generally provided by Amdocs to its customers.

4.7.	Core Source Materials and Source Materials Escrow

Immediately following the Turn-On Date and Amdocs’ receipt from Company of the signed Enrollment Form as attached as part of Schedule 22 naming Company as a beneficiary of the escrow account, and receipt of the payments described below, Amdocs will deposit a copy of the Source Materials with Iron Mountain Intellectual Property Management, Inc. (“Iron Mountain”), pursuant to the Escrow Agreement executed between Amdocs and Iron Mountain attached as part of Schedule 22. In case of any conflict between the provisions of this Agreement and the provisions of such Escrow Agreement, the provisions of the Escrow Agreement will prevail except with respect to the Release Conditions for the Source Materials set forth below. Amdocs shall [***] associated with being a beneficiary of such account. A copy of the then-current Source Materials will be deposited in connection with each New Release of the Amdocs System, but no less frequently than once per calendar year:

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

(a)	Release Condition. As used in this Agreement in connection with the Source Materials, “Release Condition” means the following:

(i)	Amdocs ceases to be continuously engaged in its normal business operations for a period of thirty (30) days and no successor acceptable to Company is appointed;

(ii)	Amdocs’ decision to permanently discontinue the provision of Maintenance to Company during any applicable maintenance period, provided that Company is entitled to receive and has paid for such Maintenance; or

(iii)	Amdocs becomes insolvent, ceases doing business as a going concern, makes an assignment for the benefit of its creditors, admits in writing its inability to pay its debts as and when they fall due or in the event that there are any proceedings instituted by or against it in bankruptcy or under the insolvency laws or for receivership or dissolution which are not frivolous or vexatious proceedings or not dismissed within sixty (60) days from commencement of such proceedings and, Amdocs does not, during the pendency of such proceeding, continue to provide Outsourcing Services under this Agreement;

in each instance under circumstances where Company has elected as part of Termination Assistance to implement the Amdocs System in a non-Amdocs data center for continued use by Company and Company, at the time of occurrence of the Release Condition, is operating or planning to operate the Amdocs Systems itself or through a Third Party (to the extent permitted hereunder) on behalf of Company to support its Subscribers.

(b)	Filing for Release. If Company believes in good faith that a Release Condition has occurred, Company may provide to Iron Mountain, with a copy to Amdocs, a written notice of the occurrence of the Release Condition and a request for the release of the Source Materials. In the event Amdocs disputes that a Release Condition has occurred, Amdocs will so notify Iron Mountain and Company and such dispute shall be resolved in accordance with Section 17.11, provided that escalation shall commence at level II and escalation to the Steering Committee shall not be necessary. Iron Mountain will continue to store the Source Materials without release pending (a) joint instructions from Amdocs and Company; (b) dispute resolution pursuant to Section 17.11 of the Agreement; or (c) order from a court of competent jurisdiction pursuant to Section 17.11 of the Agreement.

(c)

License Subject to Release Conditions. Pursuant to this Section 4.7, Amdocs hereby presently grants to Company, for the benefit of Company and any Company Affiliate, a perpetual, non-exclusive, non-transferable, fully paid-up, irrevocable, worldwide right and license from a data center located in the United States and/or Canada to (i) receive, use, modify and create derivative works of the Source Materials solely for Company’s internal business purposes and solely to the extent required for the purposes of use, support, maintenance, configuration, and/or implementation of the Amdocs Systems; and (ii) receive, use, modify and create derivative works of the Core Source Materials solely for Company’s internal business purposes solely to the extent required for the purposes of use, support, maintenance, configuration, and/or implementation of the Amdocs Software as a component of the Amdocs Systems. The foregoing right includes the right to appoint a Third Party service provider who is not an Amdocs Competitor (except in the event Amdocs ceases to do business) to assist Company in so doing and to use and access the Source Materials (and the Core Source Materials if the release conditions referred to in Section 4.7(e) apply) solely for the applicable purposes set forth in (i) and (ii) above, provided that, (A) Company gives written notice to Amdocs in advance about such service provider, (B) such service provider executes a written agreement with (1) Amdocs containing terms substantially similar to those set forth in Exhibit 2 and protecting Amdocs’ rights to the Source Materials and, if applicable, the Core Source Materials, prior to being given any access to the Amdocs Systems; and (2) Company, containing terms limiting such service provider’s use of the Source Materials and, if applicable, the Core Source Materials, to the restrictions set forth above in Section 4.3 and this Section 4.7(c) and terms naming Amdocs as a third party beneficiary of such agreement solely for the purposes of enforcing such restrictions and Amdocs’ rights to the Source Materials and, if applicable, the Core Source Materials (the “Sub-License”), a copy of which Sub-License shall be reasonably approved by Amdocs prior to execution; provided that Company may redact any information from such Sub-License that does not relate to (x) the Source Materials and, if applicable, the Core Source Materials, (y) the restrictions set forth above in Section 4.3 and this Section 4.7(c), or (z) Amdocs’ rights as a third party beneficiary under the Sub-License; (C) Company shall remain fully liable for all acts and omissions of such service provider; (D) Company shall not be restricted from engaging an Amdocs Competitor to run the portions of the Amdocs Systems to which Company has the rights so long as such Amdocs Competitor is not provided or given access to Source Materials or Core Source Materials and subject to all other limitations of this Section 4.7(c); and (E) such Third Party service provider [***], is approved in writing by Amdocs (which approval may be reasonably withheld or conditioned in Amdocs’ sole discretion).

(d)

If Company obtains the Source Materials, Amdocs will use all reasonable efforts at Company’s cost ([***]) to provide to Company a practical and participatory on-site training program at Company’s facilities sufficient to reasonably train other personnel of Company (i.e., train them to be trainers)

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

with respect to use, maintenance and operation of the Amdocs Systems, subject to all applicable provisions of this Agreement.

(e)	In addition to the escrow account with respect to the Source Materials as described above, Company shall have a right to become a beneficiary under the applicable Escrow Agreement with regard to the Core Source Materials for each Amdocs Software product perpetually licensed to Customer under this Agreement. Release of the Core Source Materials shall be subject to the terms and conditions of Exhibit C of the Escrow Agreement. Prior to the Turn-On Date, Amdocs shall provide Company with the applicable beneficiary forms. Amdocs’ obligations with regard to the Core Source Materials shall be governed by the standard terms and conditions of the Escrow Agreement. In case of any conflict between the provisions of this Agreement and the provisions of such Escrow Agreement, the provisions of the Escrow Agreement will prevail. Notwithstanding the foregoing, Amdocs represents to Company that, the Source Materials that may be released pursuant to this Section 4.7, would be sufficient for the Amdocs Personnel to continue to perform the Outsourcing Services without requiring access to the Core Source Materials in accordance with the Service Levels prescribed in this Agreement (excluding maintenance and enhancement of the Amdocs Software incorporated in the Amdocs System). The Source Materials, excluding the Core Source Materials, are the only source materials that are used in and/or necessary to perform the Outsourcing Services (excluding maintenance and enhancement of the Amdocs Software) provided to Company hereunder.

(f)	The Source Materials and Core Source Materials are Amdocs Confidential Information and Company shall not disclose the Source Materials or Core Source Materials to any Third Party except as expressly permitted above; and Company shall take all reasonable precautions against unauthorized access to the Source Materials and Core Source Materials while such materials are in its possession. For the avoidance of doubt, Company shall retain liability for all breaches of this Agreement, including unauthorized use or disclosure of Source Materials and, if applicable, Core Source Materials, by any persons or entities to whom such Materials are disclosed by Company.

5.	OUTSOURCING SERVICES

5.1.	Outsourcing Services Generally

INC. will perform hosting, maintenance and other services with respect to the Amdocs Systems, as further defined in Schedule 9 (the “Outsourcing Services”), commencing on the applicable timelines as specified in Schedule 8.

5.2.	Disaster Recovery and Disaster Recovery Plan

5.2.1.

As part of the Outsourcing Services, INC is responsible for developing, implementing and maintaining a plan for the Services in the event of a Disaster (the “Disaster Recovery Plan” or “DRP”). As of the Effective Date, a summary of such Services is set forth in Schedule 12. The Parties agree that within sixty (60) days of the Effective Date, Amdocs and Company will develop a DRP.

5.2.2.	As part of the DRP, INC. is responsible for the following activities:

(a)	Maintaining sufficient infrastructure for the production environment(s) of the Amdocs Systems in order to enable Company to maintain business operations at the level of operations specified in the Disaster Recovery Plan, and within the time frames specified in the Disaster Recovery Plan, using support from Amdocs’ alternate operations center;

(b)	Maintaining methods and procedures required for DRP testing, at least quarterly, as well as detailed instructions for implementing the DRP in the event of Disasters. INC. shall conduct such DRP testing at all Amdocs Sites. If requested, INC. shall allow Company to observe its DRP tests;

(c)	Implementing disaster recovery plans and procedures at a secondary Amdocs Site in a timely manner and in accordance with the DRP;

(d)	Restoring any and all Services to a level that is in compliance with the Silver DR service plan standards as set forth in Schedule 12;

(e)	Providing for recovery after both short and long term Disasters in facilities, communications and data processing equipment. Short term Disasters must be protected through workarounds, redundant resources and network diversity; and

(f)	Addressing contingency plans for total destruction of Amdocs’ business operations for a period of thirty (30) days or longer. Amdocs’ recovery objectives (time to full restoration and amount of lost data tolerated) must meet or exceed the applicable performance levels applicable to the Silver DR service plan standards as set forth in Schedule 12.

5.2.3.	At all times during the Term, Amdocs must, and shall use reasonable commercial efforts to cause and be responsible for its Primary Subcontractors (if any) to, maintain the DRP and invoke it when necessary.

5.2.4.	Amdocs shall update and provide to Company for its review and Acceptance, at least annually, copies of its DRP and all business continuity exercise final reports.

5.2.5.	Amdocs shall provide a reasonable level of cooperation to Company in the development, implementation, execution, and reasonable testing of Company’s own DRP with respect to the Services and the Amdocs Systems. If Amdocs provides electronic interchange of data with Company, Amdocs shall participate, if requested, in any Company data center exercise to validate recovery connectivity. Amdocs shall continue to provide the Services and/or Amdocs Systems to Company in the event Company activates its own DRP or moves to an interim site to conduct its business, including during tests of Company’s contingency operations plans.

5.3.	Procedures Manual and Disabling Devices

5.3.1.	In accordance with the further terms of this Section 5.3, Amdocs shall develop as a Deliverable and thereafter regularly update a detailed, procedures manual that minimally includes the contents specified in Schedule 25 (the “Procedures Manual”). Amdocs shall deliver the first draft of the Procedures Manual to Company for its review and comments thirty (30) days prior to the start of testing by Company pursuant to the UAT Plan and shall, with respect to such draft, incorporate Company’s comments and suggestions thereto. Periodically, but at least on an annual basis, Amdocs shall: (a) update the Procedures Manual to reflect changes in the operations and procedures described therein, which updates shall be easily identifiable by Company; (b) provide to Company the updated draft of the Procedures Manual for Company’s review and comments; and (c) incorporate Company’s comments and suggestions thereto.

5.3.2.	At all times during the Term, Amdocs Personnel shall use reasonable efforts at least consistent with industry standards to ensure that the Amdocs Systems does not contain any Disabling Device that would cause it to be rendered inoperable or otherwise incapable of being used or destroy any of the Company Data or other software; provided, that, Amdocs shall bear no responsibility for such Disabling Device if either of the following conditions are met: (a) the applicable software (containing the Disabling Device) was not developed or delivered by Amdocs and/or an Authorized Subcontractor; or (b) if the applicable software (containing the Disabling Device) was delivered or developed by Amdocs and/or an Authorized Subcontractor, Amdocs shall have tested such software immediately prior to the introduction of such software into the Amdocs Systems using the latest commercially available virus-checking software of a quality equal to or better than highest industry standards. Except as expressly permitted in this Agreement (including, without limitation, under Section 15.4.2), Amdocs will not de-install, disable or repossess any portion of the Amdocs Systems by means of any Disabling Device or self-help (electronic or otherwise) even if Company fails to perform any of its obligations under this Agreement.

5.3.3.	Amdocs shall maintain and update a Bug List for the Amdocs Systems throughout the Term and will provide Company access to the Bug List at any time upon Company’s request.

6.	SERVICE LEVELS AND BENCHMARKING

6.1.	Performance According to Services Levels (SLA)

6.1.1.	Amdocs will perform the Services for Company and provide the Amdocs Systems in accordance with the Service Levels specified in Schedule 11.

6.1.2.	Amdocs shall measure and provide monthly reports to Company its performance results against the Service Levels in the manner specified in Schedule 11.

6.1.3.	Company may, upon reasonable notice to Amdocs in writing, request changes, through a Change Request, to the Service Levels provided that such changes fall within the Scope and, if not, shall be subject to an Order executed pursuant to Section 7.4 of this Agreement.

6.2.	Service Level Credits

6.2.1.	Failure to meet Service Levels or exceed Service Levels may be subject to Amdocs’ provision of performance credits (“Service Level Credits”) to Company or the application of earn backs (as the term is used in Schedule 11) (as the case may be).

6.2.2.	The amounts and provision of such Service Level Credits are subject to the terms and conditions of Schedule 11.

6.3.	Envelope Parameters

6.3.1.	The Service Levels are subject to the Envelope Parameters specified in Schedule 7.

6.3.2.	Company may, upon reasonable notice to Amdocs in writing, request changes, through a Change Request, to the Envelope Parameters.

6.3.3.	Any changes in the Envelope Parameters, and any effects of such changes on the Service Levels and any other provisions of this Agreement, are subject to the terms and conditions of Schedule 7.

6.4.	Review of Service Levels

The Parties will meet to review the Service Levels yearly. As a result of those meetings and as necessary from time to time during the Term, the Steering Committee may, by mutual agreement, add to, delete or adjust the Service Levels. The Parties’ intent of such yearly review is to agree upon year over year performance improvements in the Service Levels.

6.5.	Benchmarking

6.5.1.

Not earlier than [***], Company shall have the right, but not the obligation, to conduct a measurement and comparison benchmarking process to compare [***] to ensure that Company is receiving [***], given the nature, volume and type of Services provided by Amdocs hereunder (taking into account the volume of Services, the skill sets and geographical location of the Personnel and other such factors necessary to ensure a like-for-like comparison to the benchmark comparator group) (the “Benchmarking Process”). Upon Amdocs’ receipt of notice of Company’s intent to exercise its benchmarking right, the Parties shall agree on a pool of suitably qualified, experienced and independent benchmarkers generally in the business of conducting such measurements and comparisons. The pool of benchmarkers shall not include any Person that is an Amdocs Competitor. It is the Parties’ intention that they shall jointly select the benchmarker to carry out the Benchmarking Process. However, in the event that the Parties are unable to agree as to the identification of such benchmarker, after escalation of this matter to Company’s Senior Vice President (IT) and Amdocs’ Vice President, then Company may utilize any Third Party benchmarker from the pool to perform the Benchmarking Process (the “Benchmarker”). The Benchmarker will review its benchmarking methodology with Company and Amdocs and the Parties shall agree to the criteria used for selection of the benchmark comparator group prior to commencement of the Benchmarking Process. Amdocs shall have reasonable

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

opportunities to make submissions to the Benchmarker as to the performance of the Services and the related pricing. Company shall pay the fees and expenses charged by the Benchmarker (which fees will not be contingency-based). Amdocs’ cooperation with the Benchmarker shall be conditioned on the Benchmarker’s compliance with Amdocs’ commercially reasonable confidentiality requirements; provided, that, Amdocs shall not be obligated to disclose Confidential Information related to any of Amdocs’ or its Affiliates’ other clients to the Benchmarker. The Benchmarking Process shall be conducted so as not to unreasonably disrupt Amdocs’ operations under this Agreement (including so as not to lead to any material impact on the Service Levels).

6.5.2.	In conducting the Benchmarking Process, the Benchmarker will obtain and examine information relating to [***], provided on an outsourced basis by a similarly situated information technology service provider. The Benchmarker will collect information concerning the outsourcing of services which are of a similar nature (including service level commitments), type and aggregate volume to the Services then being provided by Amdocs hereunder from similarly situated information technology service providers for the provision of services similar to the Services in order to establish meaningful comparables. Further, the Benchmarker will consider the following factors solely to the extent that the Parties agree that such factors are relevant: [***]

6.5.3.

The Benchmarker shall provide to Amdocs and Company a copy of the Benchmarker’s report and shall meet with Company and Amdocs to review results prior to the report being considered final. Such review will include disclosure of information related to the makeup of the comparator group with sufficient granularity to ensure that the comparators chosen meet the requirements specified for inclusion in the comparator group. Following such meeting, Amdocs shall have up to [***] (or such longer period as may be agreed to by the Parties taking into account the nature of the findings) to review and respond to such report. If Amdocs reasonably believes that the Benchmarker’s report contains material errors or inaccuracies of fact or calculation, Amdocs shall notify Company and the Benchmarker by: (a) specifying the errors or inaccuracies; (b) providing any report, data or other evidence that demonstrates, supports or justifies Amdocs’ belief; and (c) proposing amendments to the Benchmarker’s report necessary to correct the errors or inaccuracies. Company and the Benchmarker shall review any such notice given by Amdocs and respond in writing. If the Parties do not agree on the appropriate course of action relating to error correction or if the Parties are unable to agree upon the validity of such findings, the matter shall be resolved pursuant to Section 17.11 of this Agreement. If the Parties agree, as a result of such internal dispute resolution process, to make changes to the findings of the report then the report will be amended to reflect any changes agreed to

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

by the Parties. In the event that the final results of the Benchmarking Process indicate that [***], Amdocs shall present to Company its plans for improvements as are reasonably necessary to [***]. Upon agreement by the Parties on the plans for improvement, Amdocs will implement such plans during the subsequent [***] period (or such other period as may be agreed by the Parties, taking into account the nature of any changes), including without limitation, such changes as may be required to the SLA and the Fee Schedule.

7.	CHANGE MANAGEMENT PROCEDURES

7.1.	General

The Change Management Procedures specified in this Section 7 shall apply to any:

(a)	Change Requests; and

(b)	requests by Company for Additional Services.

7.2.	Changes

7.2.1.	Any Changes shall be agreed by the Parties, specified in writing and handled by the Parties in accordance with the procedures for Change Requests specified in Section 7.3.

7.2.2.	Amdocs will not make any Changes that will have an adverse impact on Amdocs’ compliance with the then-current Services Levels without Company’s prior written consent.

7.2.3.	Amdocs will not make any Changes that will increase the Fees for the Services without Company’s prior written consent.

7.2.4.	Amdocs will not make Changes that require Amdocs to provide Additional Services without Company’s prior written consent.

7.3.	Change Requests

Change Requests will be processed in accordance with the following agreed to procedure. Amdocs’ activities relating to Change Requests (including the implementation of such changes) will be provided as Additional Services. Either Party may elect to submit Change Requests to the other Party. Change Requests shall be submitted in writing using a Change Request Form to the other Party and shall contain a sufficient level of detail to permit the other Party to properly evaluate the Change Request. Change Requests may only be submitted by a Party’s Project Manager. The Party receiving the Change Request shall promptly thereafter evaluate the ramifications of the Change Request to determine whether the Change Request is, in its reasonable judgment, technically and commercially feasible, and if so, what impact approving the Change Request will have on the Milestone Schedule, the Project Plan, the Services

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

and Amdocs Systems. Within five (5) Business Days after receipt of the Change Request, the receiving Party shall respond to the requesting Party in writing with either: (a) an acceptance of the Change Request; (b) a proposal of modifications to the Change Request; or (c) the reasons why such a Change Request cannot be accepted. The requesting Party shall have five (5) Business Days upon receipt of such response to evaluate such modifications. In the event that the Change Request as evaluated and/or modified by the Parties is acceptable to both Parties, the Parties shall amend this Agreement by an Order and this Agreement shall continue, as amended by such Order once executed by both Parties. Neither Party will be entitled to or obligated by a Change Request until it has been presented and approved by both Parties in accordance with the above-mentioned procedures. Work performed by either Party to prepare, analyze or respond to a Change Request shall not be chargeable to the other Party hereunder, provided that the number of Change Requests initiated by Company is reasonable. Where (i) Company has requested a Change to the Agreement and mutual agreement cannot be reached between the Parties with respect to the change within thirty (30) days of Amdocs’ receipt of the Change Request Form, or (ii) Amdocs has requested a Change to the Agreement and mutual consent cannot be reached between the Parties within thirty (30) days of Company’s receipt of the Change Request Form, Amdocs must continue to provide the Services and deliver the Amdocs Systems in accordance with the Requirements as stated in the Agreement, even if Amdocs has submitted such matter for dispute resolution in accordance with Section 17.11.

7.4.	Orders

7.4.1.	Additional Services may be procured by Company from Amdocs only on the basis of Orders, in accordance with this Section 7.4. Orders shall be substantially in the form attached as Exhibit 1.

7.4.2.	Each Order shall be deemed to incorporate: (a) the terms and conditions of this Agreement, to the extent applicable; (b) the specifications document applicable to such Order, if any; and (c) any relevant subordinate documents attached to such Order. In case of any conflict between the provisions of this Agreement and the provisions of an Order, the provisions of the Order will prevail as to the subject matter of such Order. An Order may not be modified except as agreed in writing by Company and Amdocs.

7.4.3.	Each Order shall include the provisions required by the applicable Sections of this Agreement and Schedules. Any other provisions agreed by the Parties and specified in an Order shall apply solely to such Order. An Order shall also serve, if applicable, and as provided in such Order, as an amendment to the Agreement.

7.4.4.	An Order will be binding on the Parties only when executed in writing by the Parties.

7.5.	Substitutions

During the Term, Amdocs is not authorized to substitute any item for any portion of the Amdocs Systems identified in this Agreement without engaging in the Change Management Procedures set forth in Section 7 of this Agreement. Any additions, deletions, or substitutions of any portion of the Amdocs Systems, shall be made in accordance with Sections 7.3 and 7.4 of this Agreement.

8.	PROFESSIONAL DEVELOPMENT SERVICES

8.1.	Additional Services

8.1.1.	The Parties may agree from time to time, by an Order, to add Additional Services to this Agreement.

8.1.2.	Additional Services may include, but are not limited to, Customizations.

8.1.3.	Additional Service Fees will be based upon the agreed upon pricing model for professional services set forth herein, which is based upon the Amdocs’ estimating model.

9.	RESPONSIBILITIES AND RESOURCES

9.1.	Amdocs’ Roles and Responsibilities

Amdocs will perform all of the tasks designated as Amdocs’ tasks in the Roles and Responsibilities Document. Amdocs acknowledges and agrees that its timely and proper performance of such tasks is required for Company’s performance of the tasks designated as Company’s tasks in the Roles and Responsibilities Document that are dependent upon Amdocs’ preceding tasks.

9.2.	Incidental Activities

If any incidental activities which are not specifically designated as Amdocs’ tasks in the Roles and Responsibilities Document, or in any other descriptions of the Services in the Schedules, are an inherent part of the Services and are reasonably required for proper performance or provision of the Services in accordance with this Agreement, they shall be deemed to be included within the Scope, subject to the responsibilities of Company as specified in this Agreement.

9.3.	Company’s Roles and Responsibilities

Company will perform all of the tasks designated as Company’s tasks in the Roles and Responsibilities Document. Company acknowledges and agrees that its timely and proper performance of such tasks may be required for Amdocs’ performance of the tasks designated as Amdocs’ tasks in the Roles and Responsibilities Document that are dependent upon Company’s preceding tasks. Accordingly, Amdocs shall use reasonable efforts to keep Company timely apprised in writing of any delays by Company that Amdocs believes to be impeding Amdocs’ performance of its obligations.

9.4.	Compliance with Plans

Company will comply with the schedules and perform the activities designated as Company’s assigned tasks in the Project Plan, DRP, and any other plans and schedules agreed by the Parties; provided, however, that Company’s failure to do so shall not constitute a breach of the Agreement by Company. Rather, Company acknowledges that its timely and proper performance of such tasks is required for Amdocs’ performance of its tasks that are dependent upon Company’s preceding tasks and any failure to perform such tasks may delay performance of the Services and give rise to an Amdocs Excused Delay. The impact of such delay, including any compensation to

Amdocs for any increased costs engendered by such delay, shall be addressed as provided in those terms set forth in Section 3.4.2 respecting delays caused by Company.

9.5.	Access to Personnel

Company shall provide Amdocs with access to the Company Personnel as reasonably required for Amdocs to perform the Services.

9.6.	Cooperation

Company acknowledges that Amdocs’ performance hereunder requires information and cooperation from Company, and performance of its responsibilities under this Agreement. Accordingly, Company shall use commercially reasonable efforts to provide Amdocs with complete, timely and accurate information regarding Company’s requirements and all other data and information applicable to and reasonably necessary for performance by Amdocs upon Amdocs reasonable request.

10.	SERVICES LOCATIONS

10.1.	Locations

10.1.1.	Subject to Section 10.1.2, Services will be provided by Amdocs at the Amdocs Sites; provided that, Amdocs shall maintain its standard procedures in place as of the Effective Date, which have been conveyed to Company in detail, with respect to the assignment of Personnel and such Personnel’s access to Company Data. Amdocs shall obtain Company’s prior written approval in the event Amdocs desires to designate a new Amdocs Site from which Services will be provided hereunder. As part of the Services, Amdocs shall maintain and enforce physical security standards and procedures at each of the Amdocs Sites which are in accordance with then current industry standards in the United States and comply with such Company security procedures as may be provided to Amdocs electronically in a mutually agreed upon format and as are reviewed and approved by Amdocs, which approval shall not be unreasonably withheld, conditioned or delayed. Amdocs will make such Company security procedures available to its Personnel and require its Personnel to agree via electronic means to comply with such Company security procedures as received and approved by Amdocs (provided that with respect to Authorized Subcontractors, it shall use reasonable commercial efforts to do so).

10.1.2.	Notwithstanding the foregoing, Amdocs will perform portions of the Services and any Additional Services at the Company Sites to the extent required in order to provide the Services in accordance with the Specifications and all other Amdocs obligations under this Agreement. Company shall be permitted to relocate, add or remove any Company Sites with respect to the list provided in Schedule 3 attached hereto at any time in its sole discretion upon written notice to Amdocs. Any Changes to the Services and associated costs (if any) related to such relocation shall be addressed pursuant to Section 7 of this Agreement.

10.1.3.

Notwithstanding the territories from which the Services will be provided by Amdocs hereunder, all Company Data, shall be maintained, held and stored in the United States. No such data shall be, at any time, located in a territory other than the United States other than such data being accessed by any Personnel of Amdocs, its Affiliates or an Authorized Subcontractor in a territory in which Services are being provided. Promptly following the Effective Date, Amdocs shall notify Company of the Site(s) at which such data will be located, which Site(s) Company shall approve in writing. In the event Amdocs desires to change the location of such data at any time to a Site that is previously approved by Company in writing, Amdocs will provide Company at least five (5) days prior written notice of such change. In the event Amdocs desires to change the location of such data at any time to a Site other than any Site previously approved by Company in writing, Amdocs will provide Company at least thirty (30) days prior written notice of such change and such change shall only occur upon Amdocs’ receipt of written approval from Company.

10.2.	Use of Company Sites

10.2.1.	Except as may be expressly agreed by the Parties herein or otherwise in writing, Amdocs shall supply, at its own expense, all equipment, supplies and other materials necessary for Amdocs to render the Services hereunder. Company shall provide Amdocs, at no cost to Amdocs, suitable office space, office furnishings, utilities (including air conditioning), office-related equipment (excluding computers), supplies, duplicating services, premises security services, reasonable access to and use of Company’s voice and data telecommunications equipment and telecommunications lines, including printers, terminals, and cabling and data lines connected to Amdocs’ Sites for Amdocs Personnel at the Company Sites as Amdocs reasonably requires for purposes of Amdocs’ performance of the Services as well as Additional Services, consistent with those that Company provides for its own Personnel. Company will enable Amdocs to access and use such facilities during Company’s normal business hours, unless otherwise mutually agreed upon by the Parties. Such access shall be in effect throughout the Term and during any Termination Assistance Period.

10.2.2.	All internal communications of Amdocs Personnel on Company’s e-mail/telephone/fax systems will be considered Amdocs’ Confidential Information.

10.3.	Physical Security

Company is responsible for the physical security of the Company Sites.

10.4.	Applicable Regulations

10.4.1.	While providing any Services at the Company Sites, Amdocs shall comply with, and cause the Amdocs Personnel to adhere to, the operational, safety and physical security policies, standards, requirements and procedures then in effect at the Company Sites that have been provided to Amdocs in writing and which, from time to time, may be amended by Company upon ten (10) Business Days prior written notice to Amdocs. In the event that any changes to such policies and procedures may lead to significant additional expense for Amdocs in complying with such changes in order to continue performing the Services, the parties will discuss in good faith an appropriate allocation of such incremental cost.

10.4.2.	Amdocs and its Amdocs Personnel shall take all reasonable precautions to avoid injury and property damage at the Company Sites.

10.4.3.	The Company Personnel that use the Amdocs Sites will be subject to the restrictions applicable to such facilities that have been provided to Company in writing and which, from time to time, may be amended by Amdocs upon ten (10) days prior written notice to Company.

10.5.	Global Services Model

Amdocs may deliver any or all of the Services using Amdocs Personnel located at Amdocs Sites outside the United States or connecting through a virtual private network connection to an Amdocs Site. Company shall have the right to approve, such approval not to be unreasonably withheld, conditioned or delayed, all geographical venues from which Services will be provided and/or Amdocs Personnel will be located for purposes of this Agreement. Currently, the Amdocs pricing for Outsourcing Services set forth in Schedule 6 is based on an [***]. In the event of a change in Amdocs Legal Requirements or Company Legal Requirements that adversely impacts the desirability of, having the Services provided by offshore Amdocs Personnel, upon either Party’s written request, the Parties will cooperatively explore alternate service models that would minimize or eliminate such adverse impact. In the event a mutually satisfactory resolution is not achieved within [***] after a Party first requested the exploration of alternate Service models (or such earlier time as may be required to ensure compliance with applicable Laws), Amdocs thereafter shall perform the Services using United States-based Amdocs Personnel, provided that, (a) any impact on the Services and any increase in the costs to provide such Services resulting from [***], and (b) any impact on the Services and any increase in the costs to provide such Services resulting from [***].

11.	PERSONNEL

11.1.	Number of Amdocs Personnel

Amdocs shall assign sufficient numbers of qualified and properly trained Amdocs Personnel to provide the Services and any Additional Services in accordance with this Agreement (and, in the case of Additional Services, the applicable Order).

11.2.	Key Personnel

The Parties may designate in Schedule 15 certain Amdocs Personnel as “Key Personnel” to render Services or the Parties may subsequently agree in writing that additional individuals are Key Personnel required to render Services. If any Key Personnel are so designated, Amdocs shall provide Services through those Key Personnel and such additional Personnel as Amdocs may from time to time determine to be required for the performance of Services. If any Key Personnel terminate their employment with Amdocs or otherwise become unavailable to provide Services beyond Amdocs’ reasonable control, Amdocs may provide the Services through other Personnel with comparable training and experience, provided that:

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

(a)	Amdocs shall promptly notify Company of the termination or unavailability of such Key Personnel;

(b)	Amdocs shall provide Company with the resumes of any proposed replacement Key Personnel before they are assigned to perform any Services; and

(c)	Company shall have the right to approve any replacement Personnel proposed by Amdocs for assignment to perform any Services, provided that such approval shall not be unreasonably withheld or delayed.

In the event Company is dissatisfied with any Amdocs Personnel that replace Key Personnel pursuant to this Section 11.2, then Amdocs shall promptly replace such Personnel with an individual of suitable ability and qualifications.

11.3.	Continuity and Replacement of Amdocs Personnel

11.3.1.	Amdocs shall use reasonable efforts to maintain the continuity of any Key Personnel performing Services hereunder and shall use reasonable efforts to refrain from reassigning such Personnel to other projects for periods of time during which such Personnel are scheduled to perform Services to Company, unless agreed to in writing by both Parties.

11.3.2.	In the event that Company determines lawfully and in good faith that the continued assignment to any Company Sites of any Amdocs Personnel is not in the best interests of Company as a result of the performance or behavior of such Personnel, then Company shall give Amdocs written notice to that effect and provide Company’s reasons for such conclusion.

11.3.3.	Promptly after its receipt of such notice, Amdocs shall investigate the matters stated in the request and discuss its findings with Company. Company shall allow Amdocs a meaningful opportunity to discuss such findings with Company during a period of not less than ten (10) Business Days. Notwithstanding the foregoing, Amdocs shall immediately: (a) remove the individual in question from the Company Site; (b) prohibit such individual from obtaining access to Company Data, Company Confidential Information and the Amdocs Systems; and (c) remove such individual from performance of the Services, pending completion of Amdocs’ investigation and discussions with Company.

11.3.4.	If, following discussions with Amdocs, Company lawfully and in good faith requests replacement of such individual, Amdocs shall replace such individual with an individual of suitable ability and qualifications.

11.3.5.

Amdocs shall strictly enforce its own policies regarding fraudulent or violative behavior of its Personnel and shall be required to remove such Personnel from Company’s account and restrict such Personnel from providing Services hereunder. Amdocs shall design and implement training programs designed to deter fraudulent activity and other misconduct. Without affecting the foregoing, the Parties may mutually agree on processes designed to address Company’s concerns and complaints promptly regarding Amdocs Authorized Subcontractors or other Third Party representatives. Such a request shall in no way be interpreted as a request by Company for Amdocs to discipline or determine the employment status of the individual in any way.

11.4.	Substance Abuse

In accordance and to the extent permitted by applicable governing Laws, Amdocs agrees to remove any Amdocs Personnel engaging in substance abuse while at the Company Sites or while performing Services. In the case of reasonable suspicion, such removal shall occur pending completion of the applicable investigation. Substance abuse includes the sale, attempted sale, possession or use of illegal drugs or drug paraphernalia, or, to the extent not permitted at the Company Sites, alcohol or the misuse of prescription or non-prescription drugs.

11.5.	Responsibility for Personnel

11.5.1.	Each Party shall be responsible for the management, direction, control, supervision and compensation of its own Personnel.

11.5.2.

In no event will any of Amdocs’ Personnel be considered employees of Company. For the avoidance of doubt, neither Amdocs nor any of its Personnel are entitled to any medical or dental coverage or life or disability insurance from Company, or entitled to participate in any Company pension or any other benefits afforded to any Company employees. All matters governing the employment of Amdocs’ Personnel shall be fully the responsibility of Amdocs or its Authorized Subcontractors. Amdocs assumes full responsibility for the actions of its Personnel while performing obligations under this Agreement. Amdocs shall be responsible for the supervision, direction and control of its Personnel as well as the payment of compensation (including withholding of taxes and Social Security), contribution to workers’ compensation and unemployment compensation, overtime, disability benefits, and any other legally-required benefits or compensation or discretionary benefits or compensation. Amdocs represents and warrants that it has, or will, complete the I-9 Process for all Personnel that will perform Services hereunder in the United States and all such Personnel are authorized to work for Amdocs in the United States. Amdocs acknowledges and agrees that Company is under no obligation to assist Amdocs in obtaining any work permits for such Personnel to work in the United States. Amdocs will be responsible for complying with all applicable Laws with respect to such Personnel and the performance of any Services outside of the United States including, but not limited to, the applicable Laws of the jurisdiction(s) in which the Services are being performed. Except with regard to Authorized Subcontractors, Amdocs agrees to fully defend, indemnify and hereby hold Company Indemnitees harmless from and against all demands, losses, liabilities, expenses, costs and damages, including reasonable attorney’s fees, arising as a result of any Third Party claim against such Company Indemnitees due to (a) any violation of immigration law by Amdocs or its Personnel; and (b) Amdocs’ obligations to its employees. Any immunity or exclusivity of any labor, workers’ compensation, or similar statute applicable to Amdocs will not in any way limit or preclude Amdocs’ obligation to provide indemnification hereunder. The foregoing indemnity will not be limited in any manner whatsoever by any required or other insurance coverage maintained by Amdocs or with respect to Company’s ability to pursue a claim against any Authorized Subcontractor with respect to (i) any violation of immigration law by such Authorized Subcontractor; and (ii) Authorized Subcontractor’s obligations to its employees.

11.5.3.	Amdocs also acknowledges that all Amdocs Personnel shall be at least eighteen (18) years of age or older and are subject to a criminal background check to the extent permitted by applicable Law. Amdocs must conduct, at its own expense, checks of the criminal records and backgrounds of its Personnel subject to applicable Laws, which investigations shall include, but not be limited to, the: (a) personal information of each individual, including (i) name and all names used in the previous seven years; (ii) date of birth; (iii) city, state, and country of birth; (iv) passport number (if one is held) and issuing country, issue date and expiration date; (v) country visas issued; (vi) country identification number; (vii) current residential address; and (viii) residential addresses for previous seven years; and (b) historical information of each individual, including (i) educational attainments; (ii) previous employment and salary; (iii) professional credentials and memberships; (iv) reference check (professional and personal); (v) criminal check (local, state and country); and (vi) Banned Persons Database search. Company may prohibit any Personnel who is found to have a criminal record in any state from performing Services hereunder. With respect to the performance of Services hereunder, Amdocs shall comply with all applicable Laws promoting fair employment practices or prohibiting employment discrimination and unfair labor practices and shall not discriminate in the hiring of any applicant for employment nor shall any qualified employee be demoted, discharged or otherwise subject to discrimination in the tenure, position, promotional opportunities, wages, benefits or terms and conditions of their employment because of race, color, national origin, ancestry, age, sex, religion, disability, handicap, sexual orientation or for exercising any rights afforded by Law.

12.	RELATIONSHIP MANAGEMENT

12.1.	Steering Committee

12.1.1.	The Parties shall establish and maintain a steering committee (the “Steering Committee”), which shall be composed of an equal number of senior representatives of each Party, for the Term. The initial representatives of the Parties on the Steering Committee, and their current positions with Company and Amdocs, are specified in Schedule 15. The members appointed by either Party may be replaced upon written notice to the other Party.

12.1.2.	The Steering Committee will function as the Parties’ highest authority responsible for the implementation of this Agreement. The general responsibilities of the Steering Committee include: (a) monitoring the general performance of the Services, (b) analyzing and attempting to resolve matters referred by the Project Management Office, and (c) considering and approving or rejecting amendments to this Agreement, provided that any amendments to this Agreement shall only be effected by the authorized representatives of each Party.

12.1.3.

The Steering Committee shall meet on a monthly basis until the Initial Term Commencement Date and on a quarterly basis thereafter, or as otherwise agreed by the Parties or as requested by either Company or Amdocs with a minimum of ten (10) Business Days’ prior written notice, to discuss the status of the Services, the overall development and implementation of the Amdocs Systems and significant events that have occurred since the previous meeting. Meetings will be held in person at a Site designated by the Company. Each Party shall be responsible for all of its own expenses of participating in the Steering Committee.

12.2.	Project Management Office

12.2.1.	A project management office (“PMO”) will be established and maintained by the Parties and function until at least the Turn-On Date and thereafter, upon the mutual agreement of the Parties, until the Final Migration Date. The PMO will be staffed by representatives of both Parties.

12.2.2.	The principal functions of the PMO, as specified in Schedule 27, will be to organize the flow of activities, track budgets and schedules, perform risk management, control action items, report to the Steering Committee on the status of ongoing projects, and perform basic managerial and administrative tasks designed to ensure that the Parties meet their contractual commitments to each other. The precise roles and responsibilities associated with the PMO will be defined and specified in writing by the Parties.

12.3.	Project Managers

12.3.1.	Amdocs and Company will each appoint a full-time employee as the project manager for this Agreement (the “Project Manager”).

12.3.2.	Each Party’s Project Manager shall act as the primary liaison between such Party and the other Party’s Project Manager, and shall have overall responsibility for managing such Party’s day-to-day activities hereunder. The Project Managers shall be vested with all necessary authority to fulfill that responsibility, excluding approval of any amendment or Order to this Agreement, which may only be made by the express written consent of the authorized representative of each Party.

12.4.	Milestone Meetings

Amdocs agrees to participate [***], in periodic milestone review meetings scheduled by Company, in its reasonable discretion, upon not less than three (3) Business Days advance written notice to Amdocs to evaluate the progress of the performance of the Services and the delivery of the Amdocs Systems in accordance with the Milestone Schedule. Such milestone review meetings shall include a review of technical progress, schedule and management effectiveness, quality issues relating to coding style, system performance or product integration, additional resource requirements and other issues with an impact upon the success of the Services provided hereunder. Meetings will be held in person at a Site designated by Company.

13.	WARRANTIES AND REPRESENTATIONS

13.1.	Mutual Warranties of Authorization, Enforceability and Ability to Perform

13.1.1.	Each Party warrants and represents that:

(a)	it is a corporation duly incorporated, validly existing and in good standing under the laws of its place of incorporation;

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

(b)	it has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(c)	it has obtained all licenses, authorizations, approvals, consents or permits required to perform its obligations under this Agreement;

(d)	the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite corporate action on the part of such Party;

(e)	the execution, delivery, and performance of this Agreement shall not constitute (i) a violation of any judgment, order, or decree; (ii) a material default under any material contract by which it or any of its material assets are bound; or (iii) an event that would, with notice or lapse of time, or both, constitute such a default;

(f)	it has obtained, or will obtain, all Required Consents that it is required to obtain, copies of which shall be provided to the other Party upon execution of this Agreement and otherwise upon the other Party’s request; and

(g)	without derogating from the foregoing, it is capable of performing its obligations under this Agreement, including such obligations that are required to be performed in order to enable the other Party to perform its obligations.

13.1.2.	In the event of a delay in compliance or non-compliance with the foregoing warranties, to the extent not caused by or as the result of a Force Majeure Event, the following provisions will apply in addition to other rights and remedies:

(a)	as soon as reasonably practicable after discovery of a non-compliance that adversely affects the performance of any obligation or the Services provided hereunder, the Party that is not in compliance (the “Non-Compliant Party”) will take all measures required to comply with the applicable warranty as expeditiously as reasonably possible, and at no additional cost to the other Party.

(b)	where the noncompliance or delay adversely affects the ability of the other Party to perform its obligations that are dependent on the specific, unfulfilled warranty, such other Party will have additional time to perform its affected obligations for a period equal to the same length as the period of the delay or non-compliance, as applicable, except as otherwise agreed by the Parties.

13.2.	Additional Amdocs Warranties

13.2.1.	Amdocs warrants that:

(a)	the Services will be provided (i) by appropriately qualified and trained Personnel; (ii) with due care and diligence and to high standards of quality as is customary in the industry; and (iii) in a professional and workmanlike manner in accordance with all applicable professional standards for the field of expertise. Amdocs and its Authorized Subcontractors are sufficiently staffed and equipped to fulfill Amdocs’ obligations under this Agreement;

(b)	upon the Turn-On Date, the Amdocs Systems and any portion thereof, when and as delivered to Company, will in all material respects conform to the Specifications;

(c)	the Deliverables have been, and will be throughout the Term, developed and provided hereunder, in compliance with all applicable Laws;

(d)	the Deliverables shall be free from all liens and encumbrances or other restrictions that would have a material adverse affect on the rights granted to Company in such Deliverables; and

(e)	it has sufficient rights in the Deliverables to grant to Company the rights and licenses, if applicable, granted under this Agreement and, as of the Effective Date, is not aware of any asserted or unasserted Third Party claims challenging or affecting any right granted hereunder.

13.2.2.	In the event of a non-compliance with the foregoing warranties, as soon as reasonably practicable after discovery of a non-compliance or notice from Company thereof, Amdocs shall remedy such non-compliance in accordance with the applicable Service Levels, including the payment of any credits under the SLA, or if there are no applicable Service Levels, within [***] of the occurrence of such non-compliance [***]. If it is not reasonably practicable to remedy the applicable non-compliance within [***] then Amdocs shall provide the remedy as expeditiously as reasonably possible and in any event within [***], and [***]. If Amdocs fails to remedy a breach, then Company may terminate this Agreement pursuant to and in accordance with Section 16.4; provided that, there will be no additional cure period. The remedies set forth in this Section 13.2.2 are in addition to, and not in lieu of, all of Company’s other remedies at law and in equity.

13.3.	Disclaimer

AMDOCS’ WARRANTIES HEREUNDER DO NOT APPLY IN THE EVENT THE AMDOCS SYSTEMS OR ANY PORTION THEREOF IS (I) MODIFIED OR ADJUSTED IN ANY MANNER BY ANY PARTY OTHER THAN AMDOCS OR ITS PERSONNEL, AUTHORIZED SUBCONTRACTORS OR BY COMPANY OR A THIRD PARTY AT AMDOCS’ DIRECTION, (II) ABUSED, MISHANDLED, MISUSED OR DAMAGED IN VIOLATION OF THIS AGREEMENT, OR (III) USED OTHER THAN AS SPECIFIED IN THE PRODUCT DOCUMENTATION, IF APPLICABLE.

ANY REPRESENTATIONS, WARRANTIES AND LIMITATIONS EXPRESSLY STATED IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS, OR IMPLIED, INCLUDING (WITHOUT LIMITATION), IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. COMPANY EXPRESSLY AGREES THAT AMDOCS DOES NOT REPRESENT OR WARRANT THAT THE OPERATION OF THE SOFTWARE AND/OR THE AMDOCS SYSTEMS WILL BE UNINTERRUPTED OR ERROR-FREE.

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

14.	INDEMNIFICATION AND LIMITATION OF LIABILITY

14.1.	Indemnification by Amdocs

Subject to the procedures specified in Section 14.3, Amdocs shall defend, indemnify and hold Company, its Affiliates and their respective officers, directors, employees, successors, and assigns (“Company Indemnitees”) harmless from and against any demands, losses, liabilities, expenses, costs and damages, including reasonable attorney’s fees, asserted by a Third Party in connection with any Third Party claim:

(a)	[***];

(b)	[***];

(c)	for bodily injury, death, or damage to tangible personal or real property to the extent proximately caused by the negligence or willful acts or omissions of Amdocs, its Personnel, agents or Authorized Subcontractors;

(d)	the gross negligence or willful misconduct of Amdocs, its Personnel, agents or Primary Subcontractors;

(e)	[***]; and

(f)	arising from Amdocs’ provision of any services to any Third Party from the same facilities from which the Services are provided to Company.

If any injunction or order is (or in Amdocs’ judgment is likely to be) obtained against Amdocs’ or Company’s use of the Amdocs Software, Customizations and/or Amdocs Systems, as applicable, or applicable portion of the Amdocs Software and/or Customizations, Amdocs, at its sole discretion and expense, shall either (i) procure a license to continue to use the Amdocs Software, Customizations and/or Amdocs Systems, as applicable, or applicable portion of the Amdocs Software and/or Customizations, as applicable, (ii) modify the Amdocs Software, Customizations and/or Amdocs Systems, as applicable, or applicable portion of the Amdocs Software and/or Customizations, so the applicable component is not infringing or replace it with a non-infringing and functionally-equivalent substitute or (iii) if the right to continue using the affected Amdocs Software, Customizations and/or Amdocs Systems, as applicable, or applicable portion of the Amdocs Software and/or Customizations, cannot be procured using reasonable commercial efforts, or the affected Amdocs Software, Customizations and/or Amdocs Systems, as applicable, or applicable portion of the Amdocs Software and/or Customizations, cannot be replaced or modified using reasonable commercial efforts, Amdocs shall terminate the affected Service(s) and all associated licenses upon written notice to Company[***]

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

[***] Amdocs shall have no obligation to indemnify the Company Indemnitees, and Company shall defend, indemnify, and hold the Amdocs Indemnities harmless from and against, any and all demands, liabilities, losses, costs, damages, and expenses, including reasonable attorneys’ fees, arising out of any Third Party claim or action to the extent that it is based upon: (A) modification of the Amdocs Software, Customizations and/or Amdocs Systems, as applicable, by Company Personnel or a Third Party that is not an Authorized Subcontractor, unless such modification has been made at the direction of Amdocs or expressly approved in writing by Amdocs; (B) Company’s combination, operation, or use of the Amdocs Software, Customizations and/or Amdocs Systems, as applicable, with Company or Third Party apparatus, data, or programs (1) unless the foregoing were furnished or approved by Amdocs, or (2) except to the extent that, absent the combination, operation or use of such Company or Third Party apparatus, data, or programs with the Amdocs Systems, the combination, operation or use of such Company or Third Party apparatus, data, or programs with a substitute system providing the same or substantially similar functionality of the Amdocs System would not be infringing; or (C) the use by Company of the Amdocs Software, Customizations and/or Amdocs Systems, as applicable, other than in accordance with relevant licenses granted pursuant to this Agreement; or (D) the use by the Company of the Amdocs Systems as part of a Company business process, including, but not limited to, Company’s use pursuant to Section 4.3.2, except to the extent that, absent the use of the Amdocs Systems as part of such Company business process, the use of a substitute system as part of such business process would not be infringing, to the extent such claim or action would have been avoided absent such modification, combination or use (the occurrences set forth in clauses (A) through (D) above, the “Company-Generated Claims”).

14.2.	Indemnification by Company

Subject to the procedures specified in Section 14.3, Company shall defend, indemnify, and hold Amdocs, its Affiliates, and their respective officers, directors, employees, successors, and assigns (“Amdocs Indemnitees”) harmless from and against any demands, losses, liabilities, expenses, costs and damages, including reasonable attorney’s fees, asserted by a Third Party in connection with any Third Party claim:

(a)	[***];

(b)	[***];

(c)	for bodily injury, death, or damage to tangible personal or real property to the extent proximately caused by the negligence or willful acts or omissions of Company, its Personnel or agents;

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

(d)	the gross negligence or willful misconduct of Company, its Personnel, agents or subcontractors; and

(e)	[***].

If any injunction or order is (or in Company’s judgment is likely to be) obtained against Company’s use of the Company Owned Software, Company Systems and/or Legacy Systems, as applicable, or applicable portion of the Company Owned Software, Company, at its sole discretion and expense, shall either (i) procure a license to continue to use the Company Owned Software, Company Systems and/or Legacy Systems as applicable, or applicable portion of the Company Owned Software, (ii) modify the Company Owned Software, Company Systems and/or Legacy Systems as applicable, or applicable portion of the Company Owned Software, so it is not infringing or replace it with a non-infringing and functionally-equivalent substitute or (iii) if the right to continue using the affected Company Owned Software, Company Systems and/or Legacy Systems as applicable, or applicable portion of the Company Owned Software, cannot be procured using reasonable commercial efforts, or the affected Company Owned Software, Company Systems and/or Legacy Systems as applicable, or applicable portion of the Company Owned Software, cannot be replaced or modified using reasonable commercial efforts, Company shall terminate the use of the Company Owned Software, Company Systems and/or Legacy Systems, as applicable, or applicable portion of the Company Owned Software, by Amdocs hereunder, including any license granted hereunder for such applications and software, upon written notice to Amdocs; provided that, termination shall be effective as of the date specified in the notice, and any affected Service(s) and the Outsourcing Service Fees shall be equitably adjusted to reflect the revised Service(s). Amdocs shall be relieved of any further performance obligations with respect to any affected Service(s) terminated hereunder. Company shall have no obligation to indemnify Amdocs, and Amdocs shall defend, indemnify, and hold the Company Indemnitees harmless from and against, any and all demands, liabilities, losses, costs, damages, and expenses, including reasonable attorneys’ fees, arising out of any claim or action to the extent that it is based upon: (A) modification of the Company Owned Software, Company Systems and/or Legacy Systems, as applicable, by Amdocs Personnel or a Third Party under Amdocs’ direction, unless such modification has been made at the direction of Company or expressly approved in writing by Company in advance; (B) Amdocs’ combination, operation, or use of the Company Owned Software, Company Systems and/or Legacy Systems, as applicable, with Amdocs or Third Party apparatus, data, or programs unless the foregoing were furnished or approved by Company; or (C) the use by Amdocs of the Company Owned Software, Company Systems and/or Legacy Systems, as applicable, provided by Company or any Third Party other than in accordance with relevant licenses granted pursuant to this Agreement, to the extent such claim or action would have been avoided absent such modification, combination or use (the occurrences set forth in clauses (A) through (C) above, the “Amdocs-Generated Claims”).

14.3.	Procedure

Any claims for indemnification hereunder shall be subject to the following procedures:

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

(a)	The indemnified Party shall promptly notify the indemnifying Party in writing of a claim covered by this Section 14;

(b)	The indemnified Party shall not admit any liability whatsoever;

(c)	The indemnifying Party shall be entitled to take sole control of the defense and investigation of the claim (the “Defense”) at its own expense, and to use attorneys of its choice, by providing prompt written notice to the indemnified Party. The indemnifying Party shall not be liable to the indemnified Party for any costs of the Defense incurred after such notice, except for such Defense costs incurred at the indemnifying Party’s request;

(d)	The indemnified Party shall cooperate in all reasonable respects with the indemnifying Party and its attorneys in the Defense of such claim, and may reasonably participate at its own expense, through its attorneys or otherwise, in such Defense, provided that such participation does not interfere with the indemnifying Party’s Defense;

(e)	The indemnifying Party shall be subrogated to the rights and defenses of the indemnified Party to the extent of, and with respect to, the indemnifying Party’s obligation to indemnify the indemnified Party under this Section 14; and

(f)	All settlements of claims subject to indemnification under this Section 14 shall:

(i)	if requiring any admission of guilt or action by or if imposing any restriction on the indemnified Party, be entered into only with the consent of the indemnified Party, which consent shall not be unreasonably withheld; and

(ii)	include an appropriate confidentiality agreement prohibiting disclosure of the terms of such settlement.

14.4.	No Additional Liability.

14.4.1.	SECTION 14.1 ABOVE STATES THE EXCLUSIVE REMEDY OF COMPANY AND THE ENTIRE LIABILITY OF AMDOCS WITH RESPECT TO INFRINGEMENT CLAIMS INVOLVING THE COMPONENTS DESCRIBED THEREIN OR ANY PORTIONS OR USE THEREOF, AND COMPANY SHALL HAVE NO ADDITIONAL REMEDY WITH RESPECT TO ANY ALLEGED OR PROVEN INFRINGEMENT.

14.4.2.	SECTION 14.2 ABOVE STATES THE EXCLUSIVE REMEDY OF AMDOCS AND THE ENTIRE LIABILITY OF COMPANY WITH RESPECT TO INFRINGEMENT CLAIMS INVOLVING THE COMPONENTS DESCRIBED THEREIN OR ANY PORTIONS OR USE THEREOF, AND AMDOCS SHALL HAVE NO ADDITIONAL REMEDY WITH RESPECT TO ANY ALLEGED OR PROVEN INFRINGEMENT.

14.5.	Limitation of Liability

The liabilities of the Parties to one another in respect of matters relating to this Agreement are subject to the following provisions and limitations of this Section 14.5.

14.5.1.	REGARDLESS OF THE LEGAL OR EQUITABLE BASIS OF ANY CLAIM, NEITHER PARTY SHALL BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES INCLUDING WITHOUT LIMITATION, ANY DAMAGES RESULTING FROM INACCURATE DATA, OR LOSS OF USE, PROFITS, REVENUE OR DATA ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT (INCLUDING ANY ORDER HEREUNDER OR OTHER COLLATERAL AGREEMENT), EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE FORM IN WHICH ANY ACTION IS BROUGHT (E.G., CONTRACT, TORT, NEGLIGENCE, OR OTHERWISE).

14.5.2.	AMDOCS’ AND COMPANY’S AGGREGATE CUMULATIVE MONETARY LIABILITY FOR ALL CLAIMS ARISING UNDER OR RELATING TO THIS AGREEMENT (INCLUDING ANY ORDER HEREUNDER OR OTHER COLLATERAL AGREEMENT) NOTWITHSTANDING THE FORM (E.G., CONTRACT, TORT, NEGLIGENCE, OR OTHERWISE) IN WHICH ANY ACTION IS BROUGHT, SHALL BE LIMITED TO AND SHALL NOT EXCEED (A) WITH RESPECT TO CLAIMS ARISING FROM OR RELATED TO EVENTS OCCURRING PRIOR TO OR ON [***], AN AMOUNT EQUAL TO [***]; OR (B) WITH RESPECT TO CLAIMS ARISING FROM OR RELATED TO EVENTS OCCURRING AFTER [***].

14.5.3.

THE FOREGOING EXCLUSIONS OF AND LIMITATIONS ON LIABILITY SHALL NOT APPLY (a) TO AMOUNTS PAYABLE IN RESPECT OF INDEMNIFICATION CLAIMS PURSUANT TO SECTIONS 14.1 OR 14.2, EXCEPT WITH RESPECT TO AMOUNTS PAYABLE IN RESPECT OF INDEMNIFICATION CLAIMS SOLELY ARISING UNDER SECTIONS 14.1(e) OR 14.2(e) WITH RESPECT TO WHICH SUCH LIMITATIONS SHALL APPLY; OR (b) TO DAMAGES ARISING FROM OR RELATING TO (i) BREACHES OF SECTION 17.3 (CONFIDENTIALITY) OF THIS AGREEMENT; (ii) MISAPPROPRIATION OR UNAUTHORIZED USE OF COMPANY DATA, (iii) A PARTY’S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE; OR (iv) MISAPPROPRIATION OR UNAUTHORIZED USE OF INTELLECTUAL PROPERTY RIGHTS OR (c) TO DAMAGES ARISING FROM THE WILLFUL ABANDONMENT OR SUSPENSION BY AMDOCS OF THE PROVISION OF THE SERVICES OR AMDOCS SYSTEMS IN BAD FAITH OR WITH MALICE IN MATERIAL BREACH OF THIS AGREEMENT (I.E., WITHOUT ANY REASONABLY VALID BELIEF UNDER THE AGREEMENT FOR SUCH ABANDONMENT OR SUSPENSION AND WITH REASONABLE EXPECTATION THAT SUCH ACTION WOULD CAUSE MATERIAL ADVERSE HARM TO COMPANY OR ITS BUSINESS). THE EXCLUSIONS OF LIABILITY SET FORTH IN SECTION 14.5.1 SHALL NOT APPLY (BUT, FOR THE AVOIDANCE OF

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

DOUBT, THOSE IN SECTION 14.5.2 SHALL) TO DAMAGES ARISING FROM THE WILLFUL ABANDONMENT OR SUSPENSION BY AMDOCS OF THE PROVISION OF THE SERVICES OR AMDOCS SYSTEMS IN MATERIAL BREACH OF THE TERMS OF THIS AGREEMENT IN THE ABSENCE OF AMDOCS’ BAD FAITH OR MALICE. FOR THE AVOIDANCE OF DOUBT, THE COST OF SUBSTITUTE GOODS OR SERVICES SHALL BE DEEMED TO BE A DIRECT DAMAGE HEREUNDER.

THE LIMITATIONS ON LIABILITY SET OUT IN THIS SECTION 14.5 SHALL APPLY TO THE AGGREGATED LIABILITY OF ASSL AND INC. UNDER THIS AGREEMENT (SO THAT, FOR THE AVOIDANCE OF DOUBT, ALTHOUGH THERE ARE TWO AMDOCS ENTITIES, THE LIMITATION SHALL NOT GIVE RISE TO AN AGGREGATE LIMIT OF LIABILITY EQUAL TO DOUBLE THE AMOUNT SET OUT IN THIS SECTION 14.5 AND THE LIMIT ON LIABILITY OF BOTH AMDOCS ENTITIES JOINTLY SHALL BE THAT SET OUT IN THIS SECTION 14.5). EACH AMDOCS ENTITY MAY BE A PARTY TO ANY ACTION BY EITHER AMDOCS ENTITY AGAINST COMPANY AND EITHER AMDOCS ENTITY, OR BOTH AMDOCS ENTITIES, MAY ENFORCE ANY RIGHTS OF, AND SEEK ANY REMEDIES AVAILABLE TO, AMDOCS HEREUNDER, PROVIDED THAT, IN ALL OF THE ABOVE INSTANCES, THERE SHALL BE NO DOUBLE RECOVERY IN RESPECT OF ANY LOSS, COST OR LIABILITY AS A RESULT OF SUCH ACTION.

COMPANY (AND VONAGE AMERICA INC. PURSUANT TO SECTION 17.2.1) MAY BRING A CLAIM AGAINST ANY AMDOCS ENTITY OR AGAINST BOTH AMDOCS ENTITIES AND, IF BROUGHT AGAINST BOTH, THE AMDOCS ENTITIES SHALL HAVE JOINT AND SEVERAL LIABILITY IN RESPECT OF THE CLAIM, PROVIDED THAT, IN ALL OF THE ABOVE INSTANCES, THERE SHALL BE NO DOUBLE RECOVERY IN RESPECT OF ANY LOSS, COST OR LIABILITY AS A RESULT OF SUCH ACTION. NOTHING HEREIN SHALL PREVENT OR RESTRICT EITHER OR BOTH AMDOCS ENTITIES FROM DEFENDING, OR COUNTERCLAIMING AGAINST, ANY CLAIM BROUGHT BY VONAGE AMERICA INC.

15.	PAYMENT

15.1.	Payments by Company to Amdocs

15.1.1.	Upon the signing of this Agreement, Company will pay to Amdocs any applicable Fees designated in Schedule 6 to be paid upon signing.

15.1.2.	In consideration for ASSL’s performance of the Implementation and Migration Services, Company will pay to ASSL the Implementation and Migration Service Fees, including, but not limited to, any Milestone Payments. In consideration for the granting of the License as set out in Section 4, Company will pay to ASSL the License Fees. In consideration for INC’s performance of the PMO activities and the Outsourcing Services Company will pay to INC. (a) the Project Management Fee; and (b) the Outsourcing Service Fees respectively as set out in Schedule 6.

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

15.1.3.	[***] In the event that the Parties execute Orders and Amdocs provides an aggregate amount of Additional Services pursuant to such Orders equal to [***], Company may continue to request Additional Services to be provided by Amdocs during the Term and Additional Service Fees incurred in connection with such Additional Services shall be charged to Company in accordance with Schedule 6 or any other prices or fees to be agreed between the Parties and specified in the applicable Order. Any ongoing development activities, Change Requests, Additional Services and/or Customizations to the Amdocs Systems that are the subject of an Order executed by the Parties, including, but not limited to, any expenses incurred in connection with the performance of such Services, may be applied by Company to its obligations to acquire [***] pursuant to this Section 15.1.3.

15.1.4.	Company shall not be required to reimburse Amdocs for any travel expenses of Amdocs Personnel providing Services except as set forth in Schedule 6. Company will be responsible for any travel expenses of Amdocs Personnel providing Services to the extent it has expressly approved such expenses in advance and in writing and that Amdocs has complied with Company’s travel policy, attached to this Agreement as Schedule 24. Receipts for such expenses are required to be submitted to Company in order to obtain reimbursement. [***].

15.2.	Invoicing

15.2.1.	On or before the fifth (5th) Business Day of each month, Amdocs will provide Company with a correct monthly itemized invoice with such substantiating back-up documentation as may be agreed by the Parties is reasonably necessary (an “Invoice”), in U.S. Dollars, for the License and Services, including, but not limited to, Additional Services, provided during the preceding month, in such form, format and detail as reasonably required by Company. All Invoices will be directed to accountspayable@vonage.com with a copy to Company’s Project Manager.

15.2.2.

All payments shall be made in U.S. Dollars. Subject to the following sentence and except as may otherwise be set forth in Schedule 6 or an Order, all undisputed amounts, less any adjustments expressly permitted pursuant to this Agreement, for all Fees payable hereunder shall be due and payable to Amdocs within [***] after receipt of an Invoice by Company. To the extent that any portion of an invoiced amount is not disputed in good faith in accordance with the process set forth in Section

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

15.2.3 below, such undisputed portion shall be paid within [***] of invoice as aforesaid, and (b) Additional Service Fees shall be due and payable to Amdocs within [***] after receipt of an Invoice by Company. Unless otherwise agreed by Company in writing, Amdocs may not invoice Company, and Company will not be obligated to pay for any charges for initial Invoices delivered after [***] [***] for Third Party charges and increases in fees due to Envelope Parameters and [***] for expenses) from the end of the month following the month in which the charge accrued, provided that Amdocs may inform Company of any unbilled charges or fees for which Company may accrue without such limitations applying, provided that the invoicing for such accrued charges or fees shall be concluded within [***] after the applicable maximum period set forth above.

15.2.3.	If a portion of an Invoice is paid and subsequently disputed by Company, Amdocs shall investigate and the parties shall in good faith resolve such dispute within [***] of notification from Company. If the Parties agree that Company has overpaid the applicable Invoice for Services, Amdocs shall, within [***] following notification by Company, credit or, in the event no amounts are due by Company, refund such overpayment against any other amounts owed by Company to Amdocs. [***]

15.3.	Payment In Arrears

Solely upon three (3) days prior written notice by Payee to Payer and Payer’s failure to cure during such three (3) day period, payments in arrears of more than [***] from the original due date shall bear Late Payment Interest from [***] after the original due date until the payment date, unless the amount in arrears is disputed in good faith and until such dispute is resolved in accordance with Section 17.11. If the claim of the Party claiming a right to payment (the “Payee”) for any unpaid amount is resolved in favor of the Payee, the Party that owes such amount (the “Payer”) shall pay the Payee Late Payment Interest from the original due date in accordance with this Section 15.3. Prior to such resolution, any undisputed amounts shall be paid in accordance with this Agreement and any applicable Order.

15.4.	Resolution of Payment Disputes

15.4.1.	In the event the Payer disputes any portion of an invoice in good faith, the Parties will use good faith efforts to resolve any such dispute as soon as practicable in accordance with the following procedures:

(a)

In the event the Payer is of the opinion that an invoice contains a disputed amount, the Payer’s Project Manager will, as soon as reasonably possible, but within thirty (30) days after receipt of the invoice, prepare a memorandum explaining the basis for the dispute, and submit such memorandum, together

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

with any documentation that substantiates the Payer’s position, to the Payee’s Project Manager.

(b)	The Parties’ Project Managers will attempt to resolve the dispute within thirty (30) days following the Payee’s receipt of such material.

(c)	If the Parties’ Project Managers are unable to resolve the dispute, the Project Managers will jointly brief and provide the Steering Committee with information and background material necessary to resolve the matter through negotiations. The Steering Committee will attempt to resolve the dispute within ten (10) days following their receipt of such material.

(d)	If the Steering Committee is unable to resolve the dispute, the dispute will be resolved in accordance with the dispute resolution procedures following escalation to the Steering Committee as specified in Section 17.11.

15.4.2.	Subject to Section 16.8.2, Amdocs [***] in the event of any payment disputes, provided that, Company may not withhold from payment [***], and all undisputed amounts will be paid by Company in accordance with the provisions of this Agreement. In the event Company fails to pay disputed amounts in excess [***] within a period of fourteen (14) days after such amount becomes due and payable hereunder and receipt of Amdocs’ notice of such failure to pay, Amdocs may terminate this Agreement, provided that there will be no additional cure period.

15.5.	Rights of Set-off

Either Party may set off against any amounts payable by it hereunder any amounts owed by the other Party, and any such set-off will be deemed to be payment by such Party for all purposes.

15.6.	Price Adjustment

15.6.1.	Amdocs shall provide the Services for the Outsourcing Service Fees with respect to the number of Subscribers of Company and the Company Affiliates as of the Effective Date as well as Subscribers that are acquired after the Effective Date as set forth on Schedule 6.

15.7.	Taxes

Amdocs’ Fees set forth in this Agreement (and any other fees payable to Amdocs pursuant to an Order) do not include sales tax, value added tax, and similar taxes or duties as well as any city, municipal, state or corporate taxes or any withholding taxes, whether currently imposed or to be imposed in the future, other than taxes based upon Amdocs’ net income. If any such tax or duty is found to be applicable, the appropriate amount of tax or duty shall be invoiced to and paid by Company to Amdocs at the same time and on the same conditions as applied to the payment due.

16.	TERM AND TERMINATION

16.1.	Term of Agreement

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

16.1.1.	Initial Term - This Agreement will have an initial term commencing on the Effective Date and continuing for a period of five (5) years following the Turn-On Date on which (such five (5) year period, the “Initial Term”) unless terminated prior to the end of the Initial Term by written consent of both Parties or otherwise in accordance with the provisions of this Agreement.

16.1.2.	Extension of Agreement - The Initial Term of this Agreement shall automatically be extended for two (2) additional one (1) year periods (each a “Renewal Term”) unless Company provides written notice of its intention not to renew to Amdocs not less than six (6) months prior to the end of the Initial Term or any Renewal Term (as the case may be). This Agreement may be extended for additional Renewal Terms thereafter upon terms and conditions to be agreed between the Parties. The Initial Term and all Renewal Terms referred to collectively as the “Term”. For the avoidance of doubt, all Orders issued and executed under the Agreement and intended to be valid during the Term (e.g., where the Order does not specifically state otherwise) shall expire (subject to applicable provisions of the Agreement) upon expiration of the Term as aforesaid.

16.2.	Termination for Insolvency

16.2.1.	This Agreement may be terminated by either Party if the other Party shall become insolvent, cease doing business as a going concern, make a general assignment for the benefit of its creditors, or admit in writing its general inability to pay debts, or if proceedings are instituted by or against it in bankruptcy, under applicable insolvency laws, or for receivership or dissolution, provided such proceedings are not dismissed within sixty (60) days of their commencement.

16.2.2.	All rights and licenses granted under or pursuant to this Agreement by Amdocs are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, or replacement provision therefor (the “Code”), licenses to rights to “intellectual property” as defined in the Code. The Parties agree that each Party, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code. The Parties further agree that, in the event of the commencement of bankruptcy proceedings by or against Amdocs under the Code, Company shall be entitled to retain all of its rights under the Agreement.

16.3.	Termination for Force Majeure

If a Force Majeure Event delays Amdocs’ performance of Services hereunder for a period of thirty (30) days or more (the “Force Majeure Period”), and such delay has a material adverse effect on Company’s business, and if Amdocs has not implemented or is in material breach of its obligations under the Disaster Recovery Plan, Company may, at its option, either: (a) immediately terminate the Agreement by providing Amdocs with a Termination Notice, provided the Force Majeure Event has not ceased to exist before the termination date; or (b) engage an alternate provider on an interim basis, subject to the confidentiality obligations hereunder, to perform the Services that Amdocs is unable to perform as a result of the Force Majeure Event at Amdocs’ sole cost and expense, until such time as Amdocs is again able to perform the Services, provided that, Company continues to pay the full amount of all Outsourcing Fees to

Amdocs and Amdocs pays such alternate provider. If an alternate provider is used, and Amdocs is unable within ninety (90) days thereafter to itself resume performance of the Services in accordance with the terms of the Agreement, then Company shall have the right to terminate the Agreement, provided, however, that irrespective of whether Company exercises its right to terminate the Agreement under this Section 16.3, following such ninety (90) day period, Company will be required to bear the amount by which the cost of such substitute services exceeds the amount of the fees payable by Company under the Agreement for such substitute services.

16.4.	Termination for Cause

16.4.1.	Except as otherwise provided in Sections 16.4.2(b), 16.4.3, 16.4.4, 16.4.5, 16.8.2 and 17.3 below, in the event that either Party (the “Breaching Party”) commits a material breach of this Agreement, the other Party (the “Terminating Party”) may, after providing the Breaching Party with written notice of such material breach and a sixty (60) day period to cure such breach, submit the matter to the escalation procedures set forth in Section 17.11 (Governing Law and Dispute Resolution). If, as a result of such procedure, the Arbitrators determine that the Breaching Party did in fact commit a material breach, then the Terminating Party shall have the right to terminate this Agreement by sending the Breaching Party a Termination Notice specifying a Termination Date, provided that such Termination Date shall be fifteen (15) days or more subsequent to the date of such Termination Notice. Termination shall be effective at 11:59 p.m. on the Termination Date. Termination shall not constitute the Terminating Party’s exclusive remedy for such a material breach, and the Terminating Party shall not be deemed to have waived any of its rights accruing hereunder prior to such material breach.

16.4.2.	It is agreed that material breaches of this Agreement will include, without limitation, the following:

(a)	An assignment or attempted assignment of this Agreement in violation of Section 17.13;

(b)	Company’s failure to pay Amdocs an aggregated and undisputed amount of [***] within a period of [***] after such amount becomes due and payable hereunder and receipt of Amdocs’ notice of such failure to pay, provided that there will be no additional cure period as described in Section 16.4.1;

(c)	Amdocs fails within the time frame specified in the applicable Corrective Plan to correct any SOX Deficiencies identified in such Corrective Plan; and

(d)	Amdocs fails to implement a Change Request submitted by Company following an Arbitrator’s decision pursuant to Section 17.11 requiring Amdocs to implement such Change Request.

16.4.3.

If Amdocs has not commenced implementation of the Disaster Recovery Plan (other than as a result of a Force Majeure Event preventing Amdocs implementing the Plan) within seven (7) days following Company’s declaration of a Disaster pursuant to the terms and conditions of this Agreement and if such Disaster is capable of being cured,

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

Company may immediately terminate the Agreement by providing Amdocs with a Termination Notice, provided the Disaster has not ceased to exist before the termination date.

16.4.4.	In the event that Amdocs’ fails to achieve or continuously maintain PCI compliance, or provide reasonable proof of compliance, pursuant to Section 17.4, Company may, after providing Amdocs with written notice of such material breach and a [***] period to cure such breach (or such other period as may be agreed in writing by the parties), immediately terminate this Agreement by sending Amdocs a Termination Notice.

16.4.5.	Company may terminate this Agreement for cause by sending Amdocs a Termination Notice without any further opportunity for cure in accordance with its rights set forth in Schedule 11.

Termination shall not constitute Company’s exclusive remedy for such a material breach, and Company shall not be deemed to have waived any of its rights accruing hereunder prior to such material breach.

16.5.	Termination for Convenience

Company may terminate this Agreement for convenience and without cause at any time (a) prior to the Turn-On Date, as scheduled at the time notice is being given, by giving Amdocs at least thirty (30) days prior written notice designating the termination date, or (b) following the Turn-On Date by giving Amdocs at least six (6) months prior written notice designating the termination date, provided that Company shall (i) pay Amdocs all outstanding fees and the applicable early termination fee set out in, and in accordance with, Schedule 6; (ii) be released from any liabilities resulting from its termination pursuant to this Section 16.5 and its obligations pursuant to Section 15.1.3; and (iii) be able to obtain Termination Assistance during such notice period. The Parties agree that the early termination fee will be determined and become payable as of the effective date of termination. Further, in the event that Company gives notice of termination for convenience prior to the Turn-On Date, Amdocs may promptly cease all work (except with respect to any Termination Assistance pursuant to Section 16.9, which must commence promptly following Company’s notice of termination in such case) under this Agreement and (a) the license grant set forth in Section 4.1.1 in respect of the Customizations and New Releases shall only apply to the extent that all applicable fees for such Customizations and/or New Releases have been paid in full and are implemented by Amdocs in the Amdocs System prior to the date on which notice of termination is given; and (b) the license to the CRM Application under Section 4.1.2 shall not apply, except, in the event the Parties agreed and integrated the CRM Front-End into the Amdocs Systems pursuant to Section 4.1.2 prior to the date on which notice of termination is given and all applicable license fees have been paid; and (c) Amdocs shall not be obliged to provide Maintenance except as set forth in Section 16.8.1(e).

16.6.	Termination for Change of Control of Amdocs

If there is a Change of Control of Amdocs (that Company has not consented to in writing) and the controlling party is a Company competitor or a Third Party adversarial

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

to Company within the prior [***], then Company will have the right to terminate this Agreement by providing not less than [***] prior written notice to Amdocs which notice to be effective must be received by Amdocs not later than five (5) Business Days after Company’s receipt of written notice of the Change of Control.

16.7.	Effect of Termination

For the avoidance of doubt, any termination under this Section 16 (Term and Termination) shall be effective with regard to Company and any Affiliate of Company receiving Services under this Agreement, but shall not be effective with regard to any Affiliate of Company that has entered into its own agreement with Amdocs.

16.8.	Additional Termination Procedures

16.8.1.	In the event of termination or expiration of this Agreement, the following procedures will apply:

(a)	Subject to the provision of Termination Assistance pursuant to Section 16.9 of this Agreement, Amdocs will cease performing Services and incurring costs in connection with this Agreement.

(b)	Each Party will return to the other any Confidential Information of the other Party in its possession, including without limitation, the Company Data in Amdocs’ possession, and any of Amdocs’ software or related information in Company’s possession.

(c)	Company will pay Amdocs within thirty (30) days of the Termination Date for all Services performed by Amdocs until the Termination Date in accordance with this Agreement (including any early termination fees payable by Company in the event of a termination for convenience).

(d)	Each Party’s liability and remedies will be subject to any limitations specified in this Agreement.

(e)

For [***] following the general availability date of any release of the Amdocs Software, at Amdocs’ then-current rates, Amdocs shall make available for purchase by Company on an annually renewable basis support and maintenance services for the Amdocs Systems. Such maintenance services shall be subject to the applicable terms and conditions of the Agreement and the scope and nature of the support and maintenance services to be provided by Amdocs shall include those support and maintenance services then generally offered by Amdocs to its other customers of its Preferred Support maintenance services package, a current description of which is attached as Schedule 26, which Schedule will be updated from time to time by Amdocs and made available to Company on Amdocs’ website, provided that, a current copy of such Schedule shall be provided by Amdocs to Company promptly upon receipt a Termination Notice. Company, at its own cost and expense, shall be responsible for continuing to upgrade to recent versions of the Amdocs Software (as described above in this Section) to ensure the continued availability of

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

support and maintenance services following expiration of the Termination Assistance Period.

(f)	Except in the event of termination of this Agreement by Amdocs for an uncured breach by Company of Section 15.4.2 (non-payment of disputed Fees [***]) or Section 16.4.2(b) (non-payment of undisputed fees of [***]) or Company’s material breach of Section 4.1, 4.3, 4.7(c) or 17.3, provided that, a final determination of such material breach of Section 4.1, 4.3, 4.7(c) or 17.3 is subject to Section 17.11, and provided that Company has not otherwise obtained the Source Materials pursuant to Section 4.7 (in which case Section 4.7 shall govern the release and use of the Source Materials), Amdocs shall deliver to Company the Source Materials, but not the Core Source Materials as part of the provision of Termination Assistance and in accordance with the timelines set forth in the Termination Assistance Plan, which timelines have been mutually agreed-upon by the Parties. Further, Company shall have elected as part of Termination Assistance to implement the applicable portions of the Amdocs System in a non-Amdocs data center for continued use by Company and Company, at such time, is operating or planning to operate the applicable portions of the Amdocs Systems itself or through a Third Party (to the extent permitted hereunder and, without limitation, subject to the requirements of Section 4.7(c)) on behalf of Company to support its Subscribers. In such event, Company is granted a License to the Source Materials, but not the Core Source Materials, on the same the terms and conditions as those set forth in Section 4.7(c). In addition, Company shall not provide access to, or use of, the Source Materials to any Amdocs Competitor in connection with release pursuant to this Section 16.8.1(f) and all applicable limitations and restrictions relating to use of Amdocs Confidential Information and the Source Materials as set forth in Sections 4.7(c), 16.9 and 17.3 shall apply. Company shall retain liability for all unauthorized use or disclosure of Source Materials by any persons or entities to whom such Materials are disclosed pursuant to this Section 16.8.1(f).

(g)

Except in the case of termination of this Agreement for an uncured breach by Company of Section 15.4.2 (non-payment of disputed Fees [***]) or Section 16.4.2(b) (non-payment of undisputed fees of [***]) or Company’s material breach of Section 4.1, 4.3, 4.7(c) (including, with respect to Section 4.7(c), a Third Party service provider’s breach of the Sub-License) or Section 17.3, provided that, a final determination of such material breach of Section 4.1, 4.3, 4.7(c) or 17.3 is subject to Section 17.11, upon termination or expiration of this Agreement, as part of the provision of Termination Assistance and in accordance with any applicable timelines set forth in the Termination Assistance Plan, which timelines have been mutually agreed-upon by the Parties, Company shall receive a license to the Amdocs Tools

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

and Methodologies under the terms and conditions of Amdocs’ then current form of license for non-productized tools.

16.8.2.	In the event of an uncured breach by Company of Section 15.4.2 (non-payment of disputed Fees [***]) or Section 16.4.2(b) (non-payment of undisputed fees [***]) or in the event of Company’s material breach of Sections 4.1, 4.3, 4.7(c) (including, with respect to Section 4.7(c), a Third Party service provider’s breach of the Sub-License) or Section 17.3, Company acknowledges and agrees that Amdocs shall not be restricted from suspending or terminating the provision of the Services and shall not be restricted from seeking injunctive relief, provided that, except with regard to an uncured breach by Company of Sections 15.4.2 and/or 16.4.2(b), a final determination of any such material breach is subject to Section 17.11. Except in the foregoing circumstances, (a) Amdocs understands and agrees that (i) the Services and the Amdocs Systems provided to Company under this Agreement are critical to Company’s operations and that under no other circumstances may Amdocs seek to [***]; and (ii) Amdocs’ [***] remedy for any other breach of this Agreement by Company is [***]; and (b) Amdocs hereby [***] Company in connection with any other breach that [***]. Further, Amdocs may terminate the License granted pursuant to Section 4 hereof (Customizations and New Releases shall only apply to the extent that all applicable fees for such Customizations and/or New Releases have been paid in full and are implemented by Amdocs in the Amdocs System prior to the date on which notice of termination is given, and the license to the CRM Application under Section 4.1.2 shall not apply, except, in the event the Parties agreed and integrated the CRM Front-End into the Amdocs Systems pursuant to Section 4.1.2 prior to the date on which notice of termination is given and all applicable license fees have been paid) in the event of Company’s material breach of Section 4.1, 4.3, 4.7(c) (including, with respect to Section 4.7(c), a Third Party service provider’s breach of the Sub-License ) or Section 17.3 provided that, a final determination of such material breach is subject to Section 17.11. In the event that Amdocs terminates the License granted pursuant to Section 4 in accordance with the terms of this Section 16.8.2, the Parties may reasonably discuss the availability, cost and scope of any Termination Assistance to be provided.

16.9.	Termination Assistance

16.9.1.

At Company’s request, Amdocs shall provide Company for a period of twelve (12) months, which period may be extended for an additional six (6) months upon Company’s reasonable request, following the Termination Date (“Termination Assistance Period”) with assistance for the transitioning of responsibility for the Amdocs Systems components to Company or another Third Party service provider (“Termination Assistance”) in accordance with a Termination Assistance Plan to be agreed upon by the Parties. In the event that such Third Party service provider is to be given access to the Source Materials (and, if applicable, the Core Source Materials)

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

pursuant to Section 4.7, the provisions of Section 4.7(c) shall apply. The Termination Assistance Plan will specify the Termination Assistance to be performed, including the respective obligations of the Parties. Amdocs will cooperate with Company and, subject to the provisions of Section 2.5 (and, if applicable, Section 4.7) with respect to Amdocs’ cooperation with Third Parties, its designee of Company’s choosing and otherwise take all steps set forth in the Termination Assistance Plan in order to assist with the transition to Company (or the designee) within a reasonable time after Company’s request. Without limiting the generality of the foregoing, Amdocs shall provide all information regarding the Services and Amdocs Systems or as otherwise needed for transition, including (a) for extension of software licenses, including, but not limited to, the licenses for the Amdocs Third Party Software listed on Schedule 5 and/or the CRM Application (solely if the user interface component of the CRM Application has not been integrated into the Amdocs Systems prior to any Termination Notice provided hereunder), (b) for procurement of equipment which is capable of functioning in a substantially similar manner as the Amdocs Equipment, (c) for data conversion, interface specifications and related professional services, and (d) product documentation for Amdocs Third Party Software. Amdocs shall provide for the prompt or orderly conclusion of all work, as Company may direct, including completion or partial completion of projects, documentation of work in process and other measures to assure an orderly transition to Company or its designee. Within ten (10) Business Days of an expiration of this Agreement or a Termination Notice, Company will provide its ramp-down plan to Amdocs.

16.9.2.	Amdocs shall provide Termination Assistance in accordance with the Fees set forth in Schedule 6. After the expiration of any Termination Assistance Period, Amdocs shall answer questions from Company regarding the Services and/or the Amdocs Systems on an “as needed” basis at a rate based upon the pricing model for professional services described in Section 8.1.3 of this Agreement. If at any time during the Termination Assistance Period, Company requests that Amdocs continue to provide the Services provided by Amdocs prior to the termination or expiration of this Agreement, then Amdocs will continue to provide such Services during the Termination Assistance Period at the same price and on the same terms and conditions specified in this Agreement. Without limiting the generality of the foregoing, the quality and level of performance during the Termination Assistance Period shall not be subject to the Service Levels that applied during the Term.

17.	GENERAL TERMS AND CONDITIONS

17.1.	Compliance with Laws

17.1.1.	Amdocs will comply with the Amdocs Legal Requirements and Company will comply with the Company Legal Requirements. Each Party’s compliance with its Legal Requirements will be undertaken at no additional cost to the other Party, except as otherwise specified in this Agreement. Notwithstanding the foregoing, to the extent any Company Legal Requirements or Security Requirements are included in the Final Requirements and the Specifications, Amdocs shall incorporate such requirements into the Amdocs Systems at no additional cost.

17.1.2.	Company will consult and cooperate with Amdocs in order to assist Amdocs with understanding and complying with the Company Legal Requirements. Such cooperation will include, without limitation, a Party notifying the other Party as soon as it has cause to believe the other Party is not in full compliance with its legal requirements, and jointly developing a plan for achieving such compliance.

17.1.3.	Except as otherwise set forth in Section 17.1.4 or Section 17.4 below, in the event that taking the measures necessary to achieve full compliance with its own Legal Requirements will cause a Party to incur significant costs that were not reasonably foreseeable prior to execution of this Agreement, the Parties will negotiate in good faith the allocation of such costs.

17.1.4.	Changes in Law and Regulations.

Each Party shall identify and notify the other of any changes in applicable Law that may relate to: (i) the use or delivery of the Amdocs Systems and/or Services; or (ii) the impact on Company’s business and its performance of its obligations hereunder. Amdocs and Company shall work together to identify the impact of such changes on how Company uses, and Amdocs delivers, the Amdocs Systems and Services.

Amdocs shall use commercially reasonable efforts to perform the Services regardless of changes in applicable Law. If such changes prevent Amdocs from performing its obligations under this Agreement, Amdocs shall develop and, upon Company’s approval, implement a suitable workaround until such time as Amdocs can perform its obligations under this Agreement in accordance with applicable Law without such workaround. If the changes are required as a result of Amdocs Legal Requirements, then Amdocs shall develop and implement such workaround at its own expense. If the changes are required solely as a result of Company Legal Requirements, then Company shall pay to Amdocs an amount equal to Amdocs’ reasonable, actual and direct costs preapproved by Company in writing associated with the workaround. In all cases, workaround accommodations with respect to changes in applicable Law shall be made pursuant to Section 7 of this Agreement governing Changes.

17.2.	Intellectual Property Rights

17.2.1.

Company or its Affiliates or licensors shall be the sole and exclusive owner of all Company Data, Legacy Systems and Company Systems, including, but not limited to, the Company Equipment, Company Owned Software and Company Third Party Software, including all Intellectual Property Rights therein. To the extent Amdocs has or obtains any rights in the Company Data, Legacy Systems and/or Company Systems, including, but not limited to, the Company Equipment, Company Owned Software and/or Company Third Party Software, to the extent required, hereby acknowledges, assigns and agrees to assign exclusively to Company all right, title, and interest therein, including all Intellectual Property Rights therein. For avoidance of doubt, the Company Data, Legacy Systems and Company Systems, including, but not limited to, the Company Equipment, Company Owned Software and Company Third Party Software are deemed to include any modification, compilation, or derivative work therefrom, excluding any Amdocs Confidential Information to the extent contained in such modification, compilation, or derivative work. Except as otherwise expressly set forth herein, Amdocs shall not have any right to use (other than to perform its obligations hereunder), sell, assign, transfer, rent, lease, sublicense, redistribute or disseminate to, provide access to, or use for the benefit of Third Parties, any Company Data, Legacy Systems and/or Company Systems or any Intellectual Property Right associated therewith. Company hereby grants to Amdocs a non-exclusive, non-transferable, royalty-free, fully paid-up, revocable right and license to use the Company Data solely for the purposes of providing the Amdocs Systems to Company hereunder. The Company Data, Legacy Systems and Company Systems are deemed to be Company Confidential Information and, except as permitted herein, shall not be used or disclosed by Amdocs without Company’s express written approval.

17.2.2.	Company acknowledges and agrees that all right, title, and interest to, and all Intellectual Property Rights in, the Amdocs Systems, Work Product and Product Documentation are and will remain solely the property of Amdocs and/or Amdocs’ licensors (or Affiliates) from the date of conception, of creation, or of fixation in a tangible medium of expression (whichever occurs first). For avoidance of doubt, the Amdocs Systems, Work Product and Product Documentation are deemed to include any modification, compilation, or derivative work therefrom, excluding any Company Confidential Information to the extent contained in such modification, compilation, or derivative work. Company is granted no title or ownership rights in the above. Company acknowledges that Amdocs considers the Amdocs Systems and Product Documentation to contain trade secrets of Amdocs and/or its licensors. Such trade secrets include, without limitation, the source code version of the Amdocs Systems, the specific design, structure and logic of individual programs, their interactions with other portions of programs, both internal and external, and the programming techniques employed therein. Except as otherwise permitted with respect to Company’s use of any Source Materials and any developments created by Company with respect thereto, Company, to the extent required, hereby acknowledges, assigns and agrees to assign exclusively to Amdocs all right, title, and interest therein and acknowledges that the Parties do not intend Company to be a joint author of the Amdocs Systems or Product Documentation within the meaning of the applicable Laws, as amended, and that in no event shall Company be deemed the joint author of the Amdocs Systems, Product Documentation or any component thereof.

17.2.3.	Each Party shall be and remain the sole and exclusive owner of all Confidential Information that it provided to the other Party for performance of this Agreement.

17.2.4.	Each Party shall reproduce any copyright notice and any other legend of ownership and/or confidentiality on the original and on any copies made of any Confidential Information of the other Party.

17.3.	Confidentiality

17.3.1.

Confidential Information of the other Party may be used by the receiving Party and its Personnel only in connection with the performance of, or as specifically authorized by, this Agreement. Each Party undertakes not to use the Confidential Information of the other for any purposes other than for the purpose of performing its obligations under this Agreement, and shall not sell, grant, make available to, or otherwise allow the use of the other party’s Confidential Information by any Third Party, directly or indirectly, except as expressly permitted herein. Each Party will protect the confidentiality of Confidential Information of the other Party in the same manner that it protects the confidentiality of its own proprietary and confidential information, including, without limitation, by entering into appropriate confidentiality agreements with Personnel to ensure that such Personnel maintain the confidentiality of the Confidential Information. Unless otherwise permitted pursuant to Section 17.3.3 below, access to Confidential Information will be restricted to those of Amdocs’ and Company’s Personnel engaged in a use permitted under this Agreement. Confidential Information may not be copied or reproduced without the disclosing Party’s prior written consent, except as necessary for use in connection with this Agreement. Except as otherwise provided herein, disclosure of the disclosing Party’s Confidential Information to the receiving party shall in no way serve to create, on the part of the receiving party, a license to use, or any proprietary right in, the disclosing party’s Confidential Information or in any other proprietary product, trademark, copyright or other right of the disclosing party.

17.3.2.	Additionally, each Party will use reasonable efforts to mark its tangible Confidential Information as confidential, restricted or proprietary.

17.3.3.	Except as set forth in Section 17.3.4, any subcontractors of either Party, including, but not limited to, Authorized Subcontractors, or other Third Parties who have a need to know or may have access to Confidential Information of the other Party shall first sign a non-disclosure agreement containing terms substantially similar to the terms set forth in this Section 17.3. For avoidance of doubt, for purposes of this Section 17.3, individuals providing services as independent contractors (i.e., not as employees of Third Parties) to either Party shall be considered employees of such Party, and not as subcontractors or Third Parties. Each Party may disclose Confidential Information to attorneys, accountants, financial advisors, banks and other financing sources and other similar advisors who have a need to know such Confidential Information pursuant to this Section 17.3, but only to the extent minimally necessary and provided that such Third Party shall first sign a non-disclosure agreement containing terms substantially similar to the terms set forth in this Section 17.3. Each Party shall be responsible for any breach of this Section 17.3 by its subcontractors, including, but not limited to, Authorized Subcontractors, or other Third Parties to which it has disclosed Confidential Information pursuant to this Section 17.3.

17.3.4.	Prior to enabling any Third Parties to access any Source Materials, Core Source Materials, specifications or other documentation of the Amdocs Systems or other proprietary software of Amdocs, Company will inform Amdocs of such Third Party’s identity. In the event of disclosure of the Source Materials or Core Source Materials, the requirements of Section 4.7(c) shall apply. In the event of disclosure of any other Amdocs Confidential Information to a Third Party that is an Amdocs Competitor, Company shall not enable such Third Party to access such material without a direct non-disclosure and confidentiality agreement between Amdocs and such Third Party in the form attached as Exhibit 2. For purposes of this Agreement, “Amdocs Competitors” are the entities listed on Schedule 20 that directly compete with Amdocs with respect to the Services and Amdocs Systems provided hereunder.

17.3.5.	Except as otherwise specified in this Agreement, all Confidential Information made available under this Agreement, including copies thereof, will be returned or destroyed (which destruction shall be certified by a duly authorized officer of the applicable Party) upon the first to occur of: (a) the termination or expiration of this Agreement; or (b) a request by the disclosing Party; provided, that, subject to the terms of this Section 17.3, each Party may retain copies of the other Party’s Confidential Information required by applicable Law or for purposes of complying with its obligations or rights and remedies under this Agreement.

17.3.6.	Nothing in this Agreement will prohibit or limit either Party’s use of information that is: (a) previously known to it without obligation of confidence; (b) independently developed by it or for it without use of or reference to the Confidential Information of the other Party hereto; (c) acquired by it from a Third Party that is not under an obligation of confidence to the other Party hereto with respect to such information; or (d) publicly known through no breach of this Agreement.

17.3.7.	In the event either Party receives a subpoena, or other validly-issued administrative or judicial process, requesting that Confidential Information of the other Party be disclosed, or is otherwise obligated to comply with a rule or requirement of the Securities and Exchange Commission and/or any stock exchange to disclose Confidential Information of the other Party, it will promptly notify the other Party of such receipt. The Party receiving such request will thereafter be entitled to comply with such subpoena, other process, rule or requirement, only to the extent required by Law; provided that the Confidential Information so disclosed shall continue to be Confidential Information as between the Parties hereto. Each Party shall immediately notify the other Party’s Project Manager both orally and in writing if any information in the receiving Party’s possession is improperly used, copied or removed by anyone except an authorized representative of the disclosing Party or is requested by any federal or state agency or instrumentality other than the disclosing Party.

17.3.8.	The Parties agree that disclosure of Confidential Information by either Party may cause irreparable damage to the other Party and therefore, in addition to all other remedies available at law or in equity, the other Party shall have the right to seek equitable and injunctive relief, and to recover the amount of damages (including reasonable attorneys’ fees and expenses) incurred in connection with such unauthorized use. Each Party shall be liable under this Agreement to the other Party for any use or disclosure in violation of this Section 17.3 by itself, its Affiliates’, subcontractors, including, but not limited to, Authorized Subcontractors, or other Third Parties who have a need to know or may have access to Confidential Information of the other Party or its or their respective Personnel, attorneys, accountants or other advisors.

17.4.	Data Privacy and Security

17.4.1.

In performance of its obligations hereunder, Amdocs shall comply with the security and other requirements set forth in Schedule 17 in addition to the following requirements. Amdocs agrees to comply with (a) Company’s security requirements and guidelines, and (b) the Company Supplier Data Security Standards and the Outsourcer Personnel Responsibility Requirements as attached hereto in Schedule 17 (“Security Guidelines”). Amdocs agrees that it and its Affiliates and Authorized

Subcontractors are responsible for the security of cardholder data received, processed or transferred by it. Amdocs represents that on or before (i) the Turn-On Date, Amdocs will have an external audit performed to assess its ability to conform to the standards of Payment Card Industry (PCI) for information security; and (ii) the Final Migration Date, it and its Affiliates and Authorized Subcontractors will conform (and, to the extent applicable and necessary, it shall ensure that any Services subcontracted to Affiliates or Authorized Subcontractors will also conform) to the standards of Payment Card Industry (PCI) for information security and they will continue to comply at all times with these standards and shall provide to Company promptly, upon request from time to time as considered necessary by Company, proof of certification of Amdocs by a recognized certifying organization. In the event that the PCI standards undergo material changes which would result in material costs to either Party, then the Parties shall review the changes within the guidelines of Section 17.1.4. Where there is a conflict between the standards used by ISO/IEC and PCI, the most current PCI standard should be used. The current standards are currently found at http://www.pcisecuritystandards.org. Without limiting Company’s other remedies, Amdocs agrees to be responsible for any and all fines or penalties incurred by Company on account of any PCI violation by Amdocs or its Affiliates or Authorized Subcontractors provided that such fines or penalties would not have been incurred but for Amdocs violation and provided that Amdocs’ liability shall be limited with respect to that portion of such fines or penalties as is equivalent to the proportion of Amdocs’ violation relative to all other causes of such claims as determined by a root cause analysis of the causes.

17.4.2.	Amdocs agrees to cooperate fully with Company in ensuring that all Deliverables Amdocs develops or designs under this Agreement and the provision of the Services comply with the Security Guidelines and all other security requirements contained in this Agreement. As Amdocs representatives assigned to Company’s account are terminated or removed from Company’s account, Amdocs will immediately (within one (1) Business Day) provide notice to Company and the access codes or user ids of such individuals will be immediately terminated. Failure to provide timely notice or termination by Amdocs shall subject Amdocs to all liability for any unauthorized access using such access codes.

17.4.3.

If Amdocs discovers or is notified of a breach or potential breach of security relating to the Company Data in its possession or otherwise in connection with the Services (“Security Incident”) Amdocs shall immediately: (a) notify the Steering Committee of the Security Incident; and (b) investigate and take all actions required to mitigate the effects of the Security Incident and provide Company with assurance reasonably satisfactory to Company that Amdocs has instituted effective safeguards to prevent or attempt to prevent the reoccurrence of such Security Incident. In addition, Company shall have the right to investigate any such Security Incident and Amdocs shall, and shall cause its representatives to, fully cooperate with Company’s investigation. At the request of Company, Amdocs will: (i) reconstruct any Company Data maintained by Amdocs pursuant to this Agreement that is lost or destroyed while in Amdocs’ possession; (ii) reconstruct any Company Data contained in Company’s computer systems and accessed by Amdocs pursuant to this Agreement that is lost or destroyed through Amdocs’ negligence or willful misconduct; and (iii) provide reasonable assistance to Company for the reconstruction of any other Company Data relating to the Services; provided, however, to the extent the loss or destruction is not caused by Amdocs, Company will reimburse Amdocs for Amdocs’ reasonable costs in connection with the foregoing. Amdocs shall be fully responsible for all damages arising from its or its Personnel, Authorized Subcontractors or any other Third Party providing Services on behalf of Amdocs hereunder misappropriation or fraudulent use of Company Data. Each substantiated incident of intentionally unauthorized or fraudulent use of Company Data will subject Amdocs to, and may, in Company’s discretion, be [***] penalty per incident, in addition to the exercise of any other remedies available to Company. Any failure of Amdocs to abide by, train its representatives on or enforce any of Company’s Security Guidelines will be considered a material breach of this Agreement. Amdocs shall retain and identify a fraud manager responsible for reviewing and investigating and resolving suspected incidents of agent fraud or other misconduct, and who shall promptly respond to and implement Company’s requests for information and assistance to identify, resolve, mitigate and prevent such incidents.

17.5.	Non-Solicitation of Employees

During the Term and for [***] thereafter, each Party shall not, without the other Party’s prior written consent, in its reasonable discretion, directly or indirectly solicit any employee of such other Party whose duties and responsibilities include participation, directly or indirectly, in the performance of this Agreement, to leave the other Party’s employ in order to accept employment with the soliciting Party, its Affiliates, contractors or any other Person, or hire such employee.

Notwithstanding any of the foregoing, a Party (the “Recruiting Party”) will not have violated the terms set forth in this Section 17.5 if an employee: (a) responds to a general, non-targeted solicitation for employment issued by the Recruiting Party, such as a newspaper or Internet advertisement; (b) is contacted by a recruiter for the Recruiting Party, where the recruiter has not been instructed by the Recruiting Party to target the employees of the other Party or its Affiliates; or (c) directly contacts a Party and seeks employment without any solicitation by such Party. This provision shall not operate or be construed to prevent or limit any employee’s right to practice his or her profession or to utilize his or her skills for another employer or to restrict any employee’s freedom of movement or association.

17.6.	No Waiver

No waiver of rights arising under this Agreement or Orders shall be effective unless in writing and signed by the Party against whom such waiver is sought to be enforced. No failure or delay by either Party in exercising any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy and/or prejudice its rights to bring any action in respect thereof or constitute waiver of any prior, concurrent, or subsequent right, remedy, or duty within the Agreement.

17.7.	Force Majeure

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

17.7.1.	No Party shall be liable for any default or delay in the performance of its obligations under this Agreement (including but not limited to breach) if and to the extent such default or delay is caused, directly or indirectly, by circumstances beyond a Party’s reasonable control, including but not limited to fire, flood, epidemic, power failure, earthquake, elements of nature or acts of God, act of governmental body or military authority, wars, riots, civil disorders, labor disputes, blockades, embargoes, terrorist activities, civil insurrection, rebellions or revolutions or any other similar cause beyond the reasonable control of such Party (each, a “Force Majeure Event”), except to the extent that the non-performing Party is at fault in failing to prevent or causing such default or delay, and provided that such default or delay cannot, by commercially reasonable efforts of the non-performing Party, be circumvented by the non-performing Party through the use of the DRP (if a Disaster has been declared pursuant to this Agreement and provided that the Force Majeure Event does not prevent implementation of the DRP), alternate sources, workaround plans or other means.

17.7.2.	In the case of a Force Majeure Event, the non-performing Party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail (and a reasonable period of time for overcoming the effects thereof has passed) and such Party continues to use commercially reasonable efforts to re-commence performance or observance whenever and to whatever extent possible without delay. Any Party so prevented, hindered or delayed in its performance shall, as quickly as practicable under the circumstances, notify the Party to whom performance is due by telephone and describe at a reasonable level of detail the circumstances of such Force Majeure Event.

17.7.3.	Upon the occurrence of a Force Majeure Event, Amdocs shall, to the extent it is not prevented from doing so by another Force Majeure Event, implement promptly, as appropriate, the Disaster Recovery Plan. The occurrence of a Force Majeure Event shall not relieve Amdocs of its obligation to implement the Disaster Recovery Plan.

17.7.4.	If Amdocs fails to provide the Services in accordance with this Agreement due to the occurrence of a Force Majeure Event, all amounts payable to Amdocs hereunder shall be equitably adjusted in a manner such that Company is not required to pay any amounts for Services that it is not receiving from Amdocs.

17.7.5.	Without limiting Amdocs’ obligations under this Agreement, whenever a Force Majeure Event causes Amdocs to allocate limited resources between or among Amdocs’ customers, Company and its Affiliates shall receive at least the same treatment as the majority of other Amdocs customers. In no event shall Amdocs re-deploy or re-assign any Key Personnel to another customer or account in the event of the occurrence of a Force Majeure Event until such Force Majeure Event is no longer existing or materially affecting Company’s business.

17.8.	Audits and Records

17.8.1.

Records. Amdocs shall retain for a period of seven (7) years from the date of final payment under this Agreement, or such longer period as may be agreed upon and/or required by the Company Legal Requirements of which Company has notified Amdocs in writing, all records and information required to verify amounts invoiced and payments made by Company under this Agreement in accordance with generally accepted United States accounting principles (consistently applied).

17.8.2.	Audit Generally. Amdocs shall provide Company’s independent auditors (subject to Section 17.8.4) under a duty of confidentiality consistent with Section 17.3, access to the pertinent portions of its records and books of accounts to enable Company (through such independent auditors) to conduct appropriate validations (“Audits”) of Amdocs’ invoices or the Services to Company. Such records and reports shall be maintained by Amdocs at a principal business office of Amdocs, and Company, upon prior written notice, may examine and make extracts of information and copy parts thereof to the extent necessary for Company to validate the accuracy of Amdocs’ invoices, at any agreed time during normal business hours.

17.8.3.	Conduct. Audits shall:

(a)	solely with respect to Audits of Amdocs’ invoices, occur no more than [***] (except ad hoc Audits may be conducted to investigate discovered discrepancies, errors or possible violative activity);

(b)	not disrupt or adversely impact Amdocs’ standard business operations (including, without limitation, performance of the Services;

(c)	be conducted expeditiously, efficiently, and at mutually agreed upon business hours; and

(d)	be conducted upon reasonable prior written notice, which, in the case of Audits of Amdocs’ invoices, shall be at least ten (10) Business Days, and which, in the case of Audits of the Services provided, shall be at least seven (7) days, subject to Section 17.8.7.

17.8.4.	Third Party Auditor. Company shall be permitted to designate a Third Party auditor who is not an Amdocs Competitor to perform the Audit at Company’s expense, subject to Section 17.8.5.

17.8.5.	Audit of Charges. If an Audit demonstrates that Amdocs’ invoices for the Services for the audited period were not correct: (a) Amdocs shall promptly credit Company for the amount of any paid overcharges (plus Late Payment Interest), which credit shall be treated, for invoicing and payment purposes, as a credit in arrears for the month in which the overcharge is discovered or in which the final resolution occurs; or (b) Company shall promptly pay Amdocs for the amount of any undercharges (plus Late Payment Interest), as the case may be, which payment shall be treated, for invoicing and payment purposes, as an adjustment in the next invoice to Company following the date in which the undercharge is discovered or on which the final resolution occurs. In the event that any Audit reveals an overcharge greater than [***] for the audited period, Amdocs shall pay the direct expenses associated with such Audit.

17.8.6.

Services Audit. Amdocs shall provide Company and its independent auditors and their respective designees with: (a) access to Amdocs’ Sites and all hardware, software, data and systems used to provide the Services; (b) access to all books, records, information and documentation maintained by Amdocs with respect to the Services (excluding, without limitation, any books, records, information and documentation that would be

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

made available pursuant to Section 17.8.5); and (c) all cooperation and assistance that they may require, in each case, for the purposes of performing Audits, investigations or inspections with respect to the Services, the business of Company relating to the Services, and any claims that may be brought in connection with the Services and to verify compliance by Amdocs with the terms of this Agreement, including with the Requirements. Without limiting the generality of the foregoing, in coordination with and as requested by Company, Amdocs and its representatives will cooperate with any Audit, review, request or investigation by any governmental authority and demonstrate compliance with any applicable Law. If any such Audit, review, request or investigation results in Amdocs being notified that Amdocs is not in compliance with any applicable Law, Amdocs shall promptly take all actions to comply with the same and shall bear the cost thereof. Company shall bear all costs of its personnel and agents in performing such Audits.

17.8.7.	Security Audit. Amdocs shall, at its sole expense, perform or cause to have performed, on a regular basis but not less than [***] during the Term, external audits of the security procedures in effect at Amdocs’ Sites. Notwithstanding the foregoing, Company may also carry out such audit at any time on twenty-four (24) hours prior notice in the event of the occurrence of a security breach directly involving the Amdocs System. Amdocs shall provide to Company the results of such audit, including any findings and recommendations made by the entity making the audit. Company or its designees may, at its expense, perform the audits described in this Section 17.8.7. If any such audit results in a determination that Amdocs is not in full compliance with the requirements of this Agreement, the Parties will meet and agree upon the steps Amdocs must take to bring it into full compliance, and Amdocs, at its cost, shall promptly take such steps. Company reserves the right to retain a consultant to certify Amdocs’ degree of compliance.

17.8.8.	SAS 70 Type II Audits.

(a)	Amdocs shall cooperate with Company and its independent auditor as reasonably necessary to facilitate Company’s ability to comply with its obligations under the SOX Laws, including by complying with the further terms of this Section 17.8.8. Attached hereto as Schedule 19 is a list of Company’s control objectives (as the same may be modified as described in this Section 17.8.8 the “Control Objectives”) for the initial SAS 70 Type II Audit to be conducted hereunder. On an annual basis, but not later than ninety (90) days prior to the next-scheduled start date of Amdocs’ annual SAS 70 Type II Audit, Company shall have the right to add to, delete or otherwise change the Control Objectives. Such additions or changes will be treated as Changes for purposes of the Agreement but, unless they result in a net increase of control objectives to be audited, shall be provided to Company for no additional cost.

(b)

On an annual basis and at Amdocs’ sole cost and expense (subject to Section 17.8.8(a)), Amdocs shall cause a reputable, national independent auditor reasonably acceptable to Company to conduct SAS 70 Type II Audits with respect to Amdocs’ facilities and controls, and to prepare and deliver to

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

Company full and complete copies of written reports prepared following such audits, by November 1st of each year during the Term and any Termination Assistance Period (covering October 1st of the prior year through September 30th of the then-current year). In addition, if requested by Company, Amdocs shall deliver to Company a letter from a knowledgeable financial executive of Amdocs that: (i) contains a written representation that Amdocs’ internal controls as represented in the most recent SAS 70 Type II Audit report remain in all material respects unchanged through the date of the letter; or (ii) identifies all material changes in Amdocs’ internal controls as they affect the Control Objectives since the most recent SAS 70 Type II Audit report. All SAS 70 Type II Audits conducted by Amdocs pursuant to this Section shall include a review of all of Amdocs’ internal controls as they relate to the Control Objectives.

(c)	At Company’s sole cost and expense and upon reasonable prior written notice to Amdocs, but no more frequently than once per year (unless additional audits are necessary for Company to address a SOX Laws requirement), Company shall have the right through its auditors to conduct audits of Amdocs’ internal controls as they affect the Control Objectives. In order to facilitate such audits, Amdocs shall collect and maintain appropriate books and records documenting Amdocs’ internal controls (as they affect the Control Objectives) (for purposes of this Section, collectively, “Records”). Further, with respect to such audits, Company’s auditors shall have the right to: (i) examine and audit the Records; (ii) question and interview any Amdocs Personnel, in each case as reasonably necessary or desirable to facilitate Company’s and its Affiliates’ ability to comply with the SOX Laws; and (iii) conduct such tests as are designed to confirm that the internal controls operate as designed and documented. In addition, Amdocs shall: (A) before making any substantial change to any of the internal controls of the Amdocs Systems or the Services as they affect Company and/or the Records, if Amdocs reasonably believes such change will, or is likely to, affect Company’s and/or its Affiliates’ compliance under the SOX Laws (including by way of example and not of limitation, back-up procedures, Disaster procedures, change control and segregation of duties), notify Company in writing of the proposed change, and Company thereafter shall have a period of thirty (30) days to notify Amdocs of any objections to the proposed change (in which case the Parties shall work together cooperatively to resolve such objections); (B) in the event Amdocs becomes aware of any significant deficiencies or material weakness in Amdocs’ internal controls as they relate to the Control Objectives that may result in or be deemed a material weakness in Company’s internal controls, notify Company in writing of such event and all details related thereto; and (C) annually on the anniversary of the Effective Date and to the extent a significant change in the control environment occurred, submit to Company written documentation describing all internal controls maintained by Amdocs that impact the Control Objectives.

(d)	If any SAS 70 Type II Audit report and/or Company’s auditor’s inquiries pursuant to Section 17.8.8 reveal significant deficiencies in Amdocs’ internal controls as they relate to the Control Objectives so that they fail, in whole or in part, to constitute effective controls over financial reporting (the “SOX Deficiencies”), Amdocs shall prepare and deliver to Company a detailed plan (the “Corrective Plan”) that includes, among other things, a specific time frame for correcting such SOX Deficiencies and that otherwise is reasonably acceptable to Company. Amdocs shall deliver such Corrective Plan to Company and its auditor following: (i) Amdocs’ delivery to Company of the SAS 70 Type II Audit report containing the SOX Deficiencies, if the SOX Deficiencies were identified in a SAS 70 Type II Audit report prepared pursuant to Section 17.8.8; and/or (ii) Amdocs’ receipt of written notice from Company that contains a description of such SOX Deficiencies, if the SOX Deficiencies were identified by Company or its auditor through the exercise of the rights described in Section 17.8.8. Amdocs shall bear all costs and expenses associated with correcting all SOX Deficiencies. Company shall have the right to confirm to its reasonable satisfaction, through inquiries with Amdocs representatives or otherwise, that all SOX Deficiencies have been corrected in accordance with the applicable Corrective Plan, and Amdocs shall cooperate with Company in all reasonable respects in connection therewith.

(e)	Subject to Section 17.3 above, Company shall have the right to use all Amdocs Confidential Information received by Company’s auditors pursuant to the terms of this Section 17.8.8 as necessary to facilitate its ability to comply with the SOX Laws.

17.8.9.	Affiliated Companies. Amdocs shall use commercially reasonable efforts to ensure that Company shall also have such above described auditing rights with respect to Amdocs’ Affiliates and Primary Subcontractors directly or indirectly engaged in providing any or all of the Services.

17.9.	Severability

If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions of the Agreement shall in no way be affected or impaired, and the invalid, illegal or unenforceable provision will be deemed to be deleted, and the rights and obligations of Amdocs and Company will be interpreted accordingly. The Parties shall cooperate in good faith to restate or replace the invalid, illegal or unenforceable provision with a valid, legal and enforceable one that achieves the same ends (to the maximum legal extent) as the provision determined to be invalid or unenforceable.

17.10.	Entire Agreement and Changes

This Agreement, including any Schedules and Exhibits attached hereto and Orders executed by the Parties hereunder, shall constitute the entire agreement between Company and Amdocs with respect to the subject matter hereof and shall supersede all oral and written quotations, communications, representations, agreements and understandings of the Parties, with respect to the subject matter thereof. Orders and other documents or instruments required to be signed by Amdocs shall designate the particular Amdocs entity (ASSL or INC.) that is executing such Order, document or instrument. This Agreement and any Orders may not be modified except by a written instrument signed by a duly authorized representative of each Party. Any terms that may appear on Amdocs’ invoices or any of Company’s documents that add to, vary from or conflict with the provisions of this Agreement or the applicable Orders, shall be void.

17.11.	Governing Law and Dispute Resolution

17.11.1.	The laws of the State of New York will govern the construction and enforcement of all of the rights, duties, and obligations arising under, or relating in any manner to, the subject matter of this Agreement, notwithstanding any conflicts of law principles.

17.11.2.	Company and Amdocs will use their best efforts to resolve any controversy or claim arising out of or relating to this Agreement or an Order through good faith negotiations, including the following escalation procedure and time limits, unless otherwise agreed in writing by the Parties:

Escalation Level	Time Limit to Resolve Matter (unless relevant personnel agree to extend)
I Steering Committee	Fourteen (14) days

II Company’s Senior Vice President, Information Technology and Amdocs’ responsible Vice President	Fourteen (14) days

III Company’s CEO and Amdocs’ responsible Division President	Fourteen (14) days

If any escalation level does not resolve any matter to the Parties’ mutual satisfaction, the persons at such level will jointly brief and provide the next level with all information and background material necessary to resolve the matter through negotiations. Except as otherwise provided in this Agreement, for avoidance of doubt, the Parties shall not make any claims for remedies based on an alleged breach of a Party’s obligations, assert any right to terminate or provide notice of termination, or commence any other dispute resolution process, without first attempting to resolve the matter through the foregoing escalation procedure. Such procedure shall not prejudice any other rights hereunder (e.g., specified time periods shall be extended as necessary to allow for completion of the escalation procedure time periods).

17.11.3.

Except as specifically otherwise provided under this Agreement, any claim, whether based on contract, tort or other legal theory (including, but not limited to, any claim of fraud or misrepresentation), arising out or relating to this Agreement or any Order, including its interpretation, performance, breach or termination, not resolved by good faith negotiations and escalation as specified above, shall be resolved exclusively by arbitration conducted in New York, NY, in the English language by a panel of three (3) arbitrators (“Arbitrators”) in accordance with the International Arbitration Rules of the American Arbitration Association (“AAA”). The Arbitrators must have the following qualifications: a practicing lawyer or retired judge with proven experience in the telecommunications industry and contracts related thereto. Each Party will select one Arbitrator, and the two chosen Arbitrators will then select the third Arbitrator. The Arbitrators will be bound by the provisions of this Agreement and shall be made aware of the terms hereof prior to his appointment. Upon rendering a decision, the Arbitrators shall state in writing the basis for the decision. The Arbitral award shall be final and binding, provided however that a Party may petition a court of competent jurisdiction to vacate the Arbitrators’ award or decision on the grounds of the Arbitrators’ failure to abide by the provisions of this Agreement. Judgment on the award or any other final or interim decision rendered by the Arbitrators may be entered, registered or filed for enforcement in any court having jurisdiction thereof.

17.11.4.	The arbitration proceedings shall be confidential and private. To that end, the Parties shall not disclose the existence, content (including without limitation all materials and information created or provided as part thereof) or results of any proceedings conducted in accordance with this Section 17.11, and materials submitted in connection with such proceedings shall not be admissible in any other proceeding, provided, however, that this confidentiality provision shall not prevent a petition to vacate or enforce an arbitral award, and shall not bar disclosures strictly required by law.

17.11.5.	Except with respect to Section 16.8.2 and notwithstanding the foregoing, each Party retains the right to seek judicial assistance as permitted hereunder: (a) to compel arbitration; (b) to obtain interim measures of protection prior to or pending arbitration; (c) to seek injunctive relief in the courts of any jurisdiction as may be necessary and appropriate to protect the unauthorized disclosure of Confidential Information or a threatened breach of Section 16.8.2 by Amdocs; (d) to enforce any decision of the Arbitrators, including the final award; and (e) in relation to disputes regarding the validity, scope or enforceability of Intellectual Property Rights.

17.11.6.	Except with respect to Section 16.8.2 and notwithstanding anything else to the contrary, in no event nor for any reason shall Amdocs interrupt the provision of Services to Company, unless authority to do so is granted by Company in writing or conferred by the Arbitrators or a court of competent jurisdiction.

17.11.7.	The Parties waive the right to a jury trial of any issue that is properly the subject of arbitration under this Agreement.

17.11.8.	Nothing in the Agreement affects any statutory rights that cannot be waived or limited by contract under applicable Law.

17.12.	Independent Contractors

Amdocs, in furnishing services to Company hereunder, is acting as an independent contractor. No employer-employee relationship exists between a Party and the other Party’s employees or subcontractors’ employees. Amdocs is not an agent of Company and has no right, power or authority, expressly or impliedly, to represent or bind Company as to any matters, except as expressly authorized in this Agreement. Company is not an agent of Amdocs and has no right, power or authority, expressly or impliedly, to represent or bind Amdocs as to any matters, except as expressly authorized in this Agreement.

17.13.	Assignment and Subcontracts

17.13.1.	Any assignment, subcontract or other transfer of a Party’s rights or obligations under this Agreement or any Order hereunder requires the prior written consent of the other Party. Prior to any such assignments, the assignee will be required to provide the other Party with a written undertaking to comply with all the assignor’s obligations under this Agreement and the applicable Orders. Notwithstanding the foregoing, in the event of the sale or other transfer of all or substantially all of the assets or equity of Company or Amdocs to another entity, or the transfer of such assets or equity to an Affiliate or such other entity due to a corporate reorganization, such entity will be entitled to all benefits of this Agreement and of the Orders hereunder without the prior written consent of the other Party, provided that such entity first provides Amdocs or Company, respectively, with a written undertaking to comply with all of Company’s or Amdocs’, respectively, obligations under this Agreement and the Orders. For the avoidance of doubt, any permitted assignee of a Party shall have financial capabilities greater than or substantially similar to that of the assignor Party. Any attempted assignment that does not comply with the foregoing shall be null and void.

17.13.2.	Notwithstanding the foregoing, it is agreed that Amdocs may subcontract or assign the provision of licenses, services or Third Party products hereunder to any of Amdocs’ Affiliates and/or to Authorized Subcontractors; provided that:

(a)	Amdocs shall be responsible for the performance (or non-performance, as the case may be) of any part of this Agreement and any Order hereunder which is subcontracted to an Affiliate or an Authorized Subcontractor;

(b)	Amdocs’ obligations under this Agreement and the Orders hereunder shall remain in full force and effect, despite the involvement of an Affiliate or an Authorized Subcontractor in performance of this Agreement; and

(c)	the applicable terms of this Agreement (including, without limitation, those referred to in Section 17.14) shall also apply to the Authorized Subcontractors.

Company and Amdocs agree that Amdocs will serve as the prime contractor for each Authorized Subcontractor that Amdocs utilizes in its performance under this Agreement, and that Amdocs shall (i) submit each proposed Primary Subcontractor to Company for written approval prior to engaging any such Primary Subcontractor to provide services or other materials under this Agreement; and (ii) be responsible for managing each such Authorized Subcontractor’s performance under this Agreement; and (iii) bear all responsibility for the performance of such Authorized Subcontractor.

The Authorized Subcontractors that require access to the Legacy Systems, Company Systems, Company Equipment, the Company Sites, the Company Owned Software, and/or the Company Third Party Software in order to provide the Services and/or Additional Services will receive such access subject to Section 17.2 and Section 17.3, and the Authorized Subcontractors’ personnel will be treated in all respects as Amdocs’ Personnel.

17.14.	Amdocs and Company Insurance

17.14.1.	Amdocs agrees that it will comply with the insurance requirements set forth in Schedule 23A attached hereto.

17.14.2.	Company agrees that it will comply with the insurance requirements set forth in Schedule 23B attached hereto.

17.14.3.	In the event that Company provides to Amdocs [***], then Company will cease to be bound to: (i) Section 17.14.2, (ii) subsection (E) of Section 4.7(c)(E), and (iii) as and to the extent mutually agreed and amended in writing by all the Parties in good faith pursuant to an amendment to this Agreement, such other provisions of this Agreement affected by [***] as of the Effective Date (including Sections 15.4.2, 16.4.2(b) , 16.8.1(f), 16.8.1(b) and 16.8.2 and Section 7.1 of Schedule 6 with respect to prepayment of termination fees).

17.15.	Survival of Obligations

Sections 1, 4.1.1, 4.3, 4.7, 13 (except Section 13.2 in the event of termination pursuant to Section 16.5), 14 (except Section 14.1 in the event of termination pursuant to Section 16.5), 16.7, 16.8.1, 16.9, 17.2, 17.3, 17.4, 17.5, 17.6, 17.8 (provided that any audit must be conducted no later than twelve (12) months after the conclusion of the Termination Assistance Period), 17.9, 17.10, 17.11, 17.13, 17.15, 17.16, 17.17, 17.18, 17.19, 17.20, 17.21, 17.22, 17.23, 17.24 and 17.26 of this Agreement shall survive the termination, expiration or other ending of this Agreement.

17.16.	Headings not Controlling

The headings of the Sections of this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

17.17.	Notices

17.17.1.	Any notification, demand or communication which under the terms of this Agreement or otherwise must or may be given or made by a Party shall be in writing and shall be: (a) given in person, (b) made by any delivery (courier) services requiring signature of receipt or fax, addressed or transmitted to the respective Parties’ addresses specified below, or (c) sent by postal services as provided below. Notwithstanding the foregoing, notices given under this Agreement pursuant to Sections 3.3.7, 14 and 16 shall only be sent by courier services to ensure prompt and actual receipt.

17.17.2.

Amdocs and Company may also communicate with each other, for their day-to-day project activities and management to be performed under this Agreement, by electronic means, including via e-mail. An identification code (called a user ID) contained in an

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

electronic document will be deemed sufficient to verify the sender’s identity and the document’s authenticity.

17.17.3.	Unless otherwise specified in the Agreement, when either Party is required to provide notice to the other, such notice shall be deemed given:

(a)	when delivered within the same country: (i) the day of receipt, if delivered in person; (ii) the third (3rd) Business Day after being given to an express courier with a reliable system for tracking delivery; (iii) after the transmission by fax or electronically and receipt by the sender of a confirmation of transmission showing successful completion of the transmission; or (iv) the fifth (5th) Business Day after the date of mailing, when using local postal services for registered or certified mail (airmail or first class mail), return receipt requested, postage prepaid.

(b)	when delivered to Amdocs or Company in a different country: (i) the day of receipt, if delivered in person; (ii) after the transmission by fax or electronically and receipt by the sender of a confirmation of transmission showing successful completion of the transmission; or (iii) if by express courier or postal services, within the time frames for delivery generally stated by the courier service or the local postal service, respectively, but no greater than ten (10) Business Days. Amdocs and Company shall provide notices under this Agreement to the following addresses and persons:

If to Amdocs Inc: Amdocs Inc 1390 Timberlake Manor Parkway St. Louis. MO, 63017 Fax: (314) 212 7682 Attention: Division President, Managed Services	If to Company: Vonage Network LLC 23 Main Street Holmdel NJ 07733 Fax: 732 202 5221 Attention: SVP- IT and Product Development

If to Amdocs Software Systems Limited:

Amdocs Software Systems Limited

First floor, Block S,

East Point Business Park,

Dublin 3, Ireland

Fax: +353 1 8230970

Attention: Division President; Managed Services

With copies to: Vonage Network LLC 23 Main Street Holmdel NJ 07733 Fax: 732 202 5221 Attention: Chief Legal Officer, Vonage Holdings Corp.
With copies to: Amdocs, Inc. Harborside Financial Center Plaza 5, Suite 2700 Jersey City, NJ 07311 Attention: General Counsel Fax: (314) 212-7682

17.17.4.	Either Party may change its address, phone and facsimile numbers and e-mail address for notification purposes by giving the other prior written notice of the new information and its effective date.

17.18.	Successors and Assignees

This Agreement shall be binding upon and inure to the benefit of the Parties hereof and to their permitted successors and assignees.

17.19.	Publicity

17.19.1.	Each Party must obtain the other’s prior written consent before publicly using or disclosing any advertising, written sales promotion materials, press releases, or other publicity matters relating to this Agreement, except with respect to a Party’s public referral to the other Party as its customer or vendor, as applicable, and to the existence of this Agreement (but not any of the contents hereof). Each Party may include the names of the Parties, the existence of the Agreement, and a factual description of the work performed under the Agreement without such written consent:

(a)	on employee bulletin boards;

(b)	in internal business planning documents;

(c)	in its public filings required by applicable Law; and

(d)	whenever necessary to comply with generally accepted accounting principles or applicable Laws.

17.19.2.	The Parties agree that, upon the execution of this Agreement, Company and Amdocs may issue a joint press release regarding the scope of this Agreement, provided that the content of the press release and the timing of its distribution are agreed to by both Parties and the press release has received the prior written approval and consent of Company and Amdocs.

17.20.	Export

Each Party expressly acknowledges its obligation to comply with all applicable Legal Requirements regarding export from the United States of computer hardware, software, technical data or derivatives thereof, as such requirements may be modified from time to time. Each Party will reasonably cooperate with the other Party and will provide to such other Party promptly upon request any end-user certificates, affidavits regarding re-export or other certificates or documents as are reasonably requested to obtain approvals, consents, licenses and/or permits required for any payment or any export or import of products or Services under this Agreement. Additionally, upon the request of Company, Amdocs will identify for Company each component of the Amdocs Software or any Customizations included in the Amdocs System that are of United States origin, identify whether such components contain encryption technology and assist Company in identifying or obtaining an Export Control Classification Number for such component.

17.21.	Third Party Beneficiaries

This Agreement is entered into solely between, and may be enforced only by, Company and Amdocs. This Agreement shall not be deemed to create any benefits, rights, claims, obligations, or causes of action in, to, or on behalf of any Third Parties, including, without limitation, Affiliates, Third Parties, employees, suppliers and customers of a Party, or to create any obligations of a Party to any such Third Parties other than to Company and Amdocs under the Agreement, except solely with respect to (a) Vonage America Inc that is a beneficiary of the Amdocs Systems and Services provided under this Agreement, subject to the terms of the Agreement, and (b) as set forth in Section 14.

17.22.	Covenant of Good Faith

Each Party agrees that, in its respective dealings with the other Party under or in connection with this Agreement, it shall act in good faith.

17.23.	Acknowledgment

The Parties each acknowledge that the terms and conditions of this Agreement have been the subject of active and complete negotiations, and that such terms and conditions should not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of this Agreement.

17.24.	Order of Preference

In the event of conflict in substance or impact between this Agreement and any Schedule or Exhibit, this Agreement controls, subject to the right of Company and Amdocs to mutually amend this Agreement and Schedules as set forth herein.

17.25.	Execution of Agreement

This Agreement may be executed in duplicate counterparts and both together will constitute one and the same document.

IN WITNESS WHEREOF, Company and Amdocs, pursuant to due corporate authority, have caused this Agreement to be signed in their respective names on the date(s) set forth below.

ACCEPTED:		ACCEPTED:

VONAGE NETWORK LLC		AMDOCS, INC.
(“Company”)		(“INC”)

By:	/s/ John Rego	By:	/s/ Thomas C. Drury
	(Signature)		(Signature)

Name:	John Rego	Name:	Thomas C. Drury
	(Typed or Printed)		(Typed or Printed)

Title:	President	Title:	President
	(Typed or Printed)		(Typed or Printed)
Date:	12/23/09	Date:	12-22-09

ACCEPTED:

AMDOCS SOFTWARE SYSTEMS LIMITED
(“ASSL”)

By:	/s/ Alan Weldrick
(Signature)

Name:	Alan Weldrick
(Typed or Printed)

Title:	Deputy General Manager
(Typed or Printed)

Date:	23 December 2009

EXHIBIT 1

ORDER FORM

The following is the Order form referred to in Section 7.4.1 of the Agreement:

This Order shall be governed by the terms and conditions of the Agreement. Any terms and conditions in this Order that explicitly modify or change the terms and conditions of such Agreement shall apply to this Order only.

1.	Description of Additional Services and Customizations

Amdocs will provide [fill in what Amdocs will provide and reference any Appendix that describes the applicable Services].

2.	Additional Requirements

3.	Additional Specifications

4.	Schedules and Milestone Dates

5.	Term of Order:

[State the term required to perform Services.]

6.	Designated Amdocs Personnel to Perform the Services:

[State whether there is any designated Amdocs Personnel required to perform Services.]

7.	Location:

[Set forth where Services will be performed.]

8.	Price:

[State the applicable price.]

9.	Payment:

[State whether payment is linked to milestones; for instance, delivery of Materials or performance of Service.]

10.	Invoices and Billing Information:

Invoices and billing information are to be sent to:

11.	Project Manager/Point of Contact:

The project manager and/or point of contact shall be:

12.	Additional Terms:

Other special terms and conditions applicable to the Order are:

IN WITNESS WHEREOF, the Parties have caused this Order to be executed by duly authorized representatives:

AMDOCS	VONAGE NETWORK LLC

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

EXHIBIT 2

AMDOCS’ FORM OF NON-DISCLOSURE & CONFIDENTIALITY AGREEMENT

THIS NON-DISCLOSURE AND CONFIDENTIALITY AGREEMENT (“Agreement”) is made as of the                      day of             , 20         (the “Effective Date”)

BY AND BETWEEN:

Amdocs [                    ], a company organized and existing under the laws of [            ], having offices at [                        ] (hereinafter referred to as “Amdocs”);

AND

                                             , a                              [corporation, partnership, etc.] organized and existing under the laws of                         , having its principal offices at             (hereinafter referred to as the “Receiving Party”).

WHEREAS Amdocs (or any of its affiliated companies) is the owner and/or the author of and/or has the right to license certain valuable proprietary routines, computer programs, documentation, trade secrets, systems, methodology, know-how, marketing and other commercial knowledge, techniques, specifications, plans and other proprietary information, including but not limited to material associated with and forming part of the proprietary software systems of Amdocs known as [                    ], all of which, including any related ideas and look-and-feel, are referred to in this Agreement as “the Amdocs Proprietary Information”; and

WHEREAS the Receiving Party has been engaged as a                     [, consultant, vendor, subcontractor etc.] by Company (hereinafter referred to as “Company”) for                              (add description of services) (hereinafter referred to as the “Consulting Services”); and

WHEREAS Company has asked Amdocs to allow the Receiving Party access to the Amdocs Proprietary Information for the purpose of being provided with the Consulting Services; and

WHEREAS Amdocs agrees to provide the Receiving Party with the requested access to the Amdocs Proprietary Information, but only subject to the Receiving Party first becoming obligated to confidentiality by signing this Agreement; and

WHEREAS Amdocs and the Receiving Party wish to evidence by this Agreement the manner in which the Amdocs Proprietary Information will be treated;

NOW, THEREFORE, the parties agree as follows:

1.	The Receiving Party agrees to hold strictly confidential the Amdocs Proprietary Information and shall not copy, distribute, disseminate or otherwise disclose the Amdocs Proprietary Information to anyone other than to employees or contractors of Company or the Receiving Party who have a need to know such information for purposes of providing the Consulting Services.

2.	Furthermore, the Receiving Party hereby undertakes:

(a)	not to use the Amdocs Proprietary Information for any purposes other than the Consulting Services;

(b)	not to make the Amdocs Proprietary Information available to, nor permit its use by any third party, directly or indirectly, with the exception of Company as aforesaid;

(c)	not to sell, grant or in any other way enable any third party to use the Amdocs Proprietary Information;

(d)	without derogating from the foregoing, during the term of this Agreement, not to use the Amdocs Proprietary Information:

(i)	in developing such software system(s) for itself or any third party;

(ii)	in competing with Amdocs in the area of selling or licensing such software system(s);

(iii)	in providing software maintenance or support services with respect to the Amdocs products, other than the Consulting Services; and/or

(iv)	in operating a service bureau for others; and

(e)	that its personnel who receive access to the Amdocs Proprietary Information will not: (i) use the name of the Disclosing Party in any marketing materials, publicity materials or materials submitted to a client or prospective client, except for Company, without the prior written consent of Amdocs; and (ii) disclose to any third parties that they have any familiarity with or knowledge of the Amdocs Proprietary Information disclosed under this Agreement.

3.	Upon the termination and/or expiration of this Agreement for any reason and/or upon the conclusion of the Consulting Services and/or at the request of Amdocs, the Receiving Party shall:

(a)	return to Amdocs any document or other material in tangible form in its possession being part of the Amdocs Proprietary Information; and/or

(b)	destroy any document or other material in tangible form that contains the Amdocs Proprietary Information together with proprietary information of Company; and

(c)	confirm such return and/or destruction in writing to Amdocs.

4.	Disclosure of the Amdocs Proprietary Information to the Receiving Party may be made in writing, in any tangible form, electronically, orally, or occur by demonstration of any of Amdocs’ products.

5.	Disclosure of the Amdocs Proprietary Information to the Receiving Party shall in no way serve to create, on the part of the Receiving Party, a license to use, or any proprietary right in, the Amdocs Proprietary Information or in any other proprietary product, trade mark, copyright or other right of Amdocs.

6.

Any use by the Receiving Party of the Amdocs Proprietary Information permitted under this Agreement is conditioned upon the Receiving Party first taking the safeguards and measures required to secure the confidentiality of such information. Without limiting the generality of the foregoing, the Receiving Party shall draw to the attention of its employees, who shall have access to the Amdocs Proprietary Information, all the obligations contained in this Agreement, and shall cause each such employee to be bound by confidentiality obligations substantially similar to those herein.

7.	The confidentiality obligations of the Receiving Party regarding the Amdocs Proprietary Information shall not apply to such information which:

(a)	becomes public domain without fault on the part of the Receiving Party;

(b)	is lawfully obtained by the Receiving Party from any source other than Amdocs free of any obligation to keep it confidential;

(c)	is previously known to the Receiving Party without an obligation to keep it confidential, as can be substantiated by written records; or

(d)	is expressly released in writing from such obligations by Amdocs; or

(e)	is required to be disclosed pursuant to law, regulation, judicial or administrative order or request by a governmental or other entity authorized by law to make such request; provided, however, that the Receiving Party first notifies Amdocs to enable it to seek relief from such requirement, and renders reasonable assistance requested by Amdocs (at Amdocs’ expense) in connection therewith.

8.	This Agreement shall be in full force and effect for a period commencing on the date first stated above and ending either four (4) years after the conclusion of the Consulting Services referred to herein or five (5) years from the date first stated above, whichever occurs later.

9.	In the event that the Receiving Party discloses, disseminates, releases or uses any part of Amdocs Proprietary Information, except as provided for in this Agreement, such disclosure, dissemination, release or use, or the threat thereof, shall be deemed to be a material breach of this Agreement. In the event of any material breach of this Agreement by the Receiving Party (including but not limited to the foregoing), the Receiving Party, upon demand from Amdocs, shall immediately discontinue access to the Amdocs Proprietary Information and immediately return to Amdocs all Amdocs Proprietary Information, including any copies thereof. In the event that a copy of any part of the Amdocs Proprietary Information cannot be returned as a result of physical impossibility, such copy shall be promptly destroyed and such destruction shall be certified in writing by the Receiving Party. The provisions of this paragraph are in addition to any other legal or equitable rights and remedies that Amdocs may have.

10.	The Receiving Party acknowledges that a breach of this Agreement may cause Amdocs extensive and irreparable harm and damage, and agrees that Amdocs shall be entitled to seek injunctive relief to prevent use or disclosure of the Amdocs Proprietary Information not authorized by this Agreement, in addition to any other remedy available to Amdocs under applicable law. Furthermore, the Receiving Party hereby acknowledges that any breach of this Agreement may cause the termination of its employment and/or the provision of the Consulting Services to Company as a result of Amdocs’ activities to protect its rights under this Agreement, and agrees that it shall have no recourse or claim of action against Amdocs and/or Company based upon or in connection with such activities.

11.	This Agreement constitutes the entire Agreement between the parties and supersedes any prior or contemporaneous oral or written representation with regard to the subject matter hereof. This Agreement may not be modified except by a written instrument signed by both parties. If, however, any provision of this Agreement is determined to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision, and the rights and obligations of the parties shall be construed and enforced accordingly. In addition, the parties hereby agree to cooperate with each other to replace the invalid or unenforceable provision with a valid and enforceable provision which will achieve the same result (to the maximum legal extent) as the provision determined to be invalid or unenforceable.

12.	The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of New York, U.S.A., without reference to its conflict of laws rules.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement through their authorized representatives as of the Effective Date.

______________________________	Amdocs
(“Receiving Party”)	(“Amdocs”)

By	By:

Name:	Name:

Title:	Title:

Date:	Date:

SCHEDULE 6

FEES

1.	Implementation and Migration Services Fees and License Fees

1.1.	Definitions. The following definitions shall apply to this Schedule 6:

“Subscriber” means a customer of Company’s services and products whose account is maintained on the Amdocs Systems.

[***]

[***]

[***]

[***]

[***]

1.2.	Further to Section 15.1.2 of the Agreement, Company will pay Amdocs the Implementation and Migration Services Fees and License Fees in the total amount of [***], collectively referred to herein as the “Implementation, Migration and License Fees”.

The individual components of the Implementation, Migration and License Fees are as follows:

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

1

Component	Fee –US$
[***	***]
[***	***]
[***	***]
Total	$[***]

Amdocs may invoice Company, and Company shall pay, for the Implementation, Migration and License Fees as follows:

a.	Two hundred thousand US Dollars ($200,000) paid by Company in October 2009, which the Parties acknowledge has been paid by Company prior to the Effective Date.

b.	Eight and one-half million US Dollars ($8,500,000); upon execution of the Agreement by the Parties (includes [***]

c.	[***] due upon [***].

d.	[***] due upon [***]; and

e.	[***] due upon [***]

1.3.	In the event additional Subscribers will be added to the Amdocs Systems as a result of mergers, acquisitions or other business combinations, Company will pay Amdocs a one time fee as will be mutually agreed by the Parties to cover costs related to the migration or such combination pursuant to an Order (in addition to such incremental fees as may be due under Section 1.4 hereof).

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

2

1.4.	Amdocs shall have the right to invoice for, and Company will pay to Amdocs a one time incremental License fee of [***] for each Subscriber in excess of [***]. For purposes of counting [***] subject to incremental License fees, only [***] are counted. Upon payment of a [***], the License shall be deemed to be fully-paid with respect to all such Subscribers at the end of each calendar month during the Term. For the avoidance of doubt, in the event that a Subscriber for which Company previously paid such [***] license fee is no longer deemed to be a Subscriber for the purposes of the License Fees, Company’s license shall remain fully-paid up for the number of Subscribers for which License Fees have been paid.

2.	PMO Fees

As provided in Section 12.2 of the Agreement, Company will pay Amdocs for PMO Services [***] from [***] until [***].

3.	Monthly Fees

3.1.	In accordance with the terms set forth in Section 15.1.2 of the Agreement, commencing on [***], Amdocs shall have the right to invoice for, and Company will pay to Amdocs, a Fixed Monthly Fee for the provision of the Outsourcing Services in connection with up to [***] in accordance with the table set forth below:

Period	Fixed Monthly Fee US$

[***] until [***]	$	[***]

[***] to [***]	$	[***]

[***] to [***]	$	[***]

[***] to [***]	$	[***]

The above Fixed Monthly Fee includes Maintenance fees at [***]. In the event that Company requests Amdocs to provide Maintenance following any termination or cessation of the Outsourcing Services, Maintenance shall be charged at Amdocs’ then applicable standard rates.

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

3

3.2.	In addition to the Fixed Monthly Fee set forth above, Amdocs shall charge Company, and Company shall pay to Amdocs, an incremental monthly price per Subscriber (“PPS”) as follows:

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

3.3.	Operational Credits - Starting October 2010, Amdocs shall provide Company with an operational credit of $[***] out of the monthly fee but no more than accumulated total of $[***] for such credit.

3.4.	In the event that Company purchases an Amdocs CRM Front-End license by December 31, 2013, Amdocs will provide Company a one-time credit of [***] to be used for the CRM implementation services.

4.	Travel Expenses

Effective [***], Company will reimburse Amdocs for its reasonable travel and related expenses for Amdocs Personnel who must travel to Company

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

4

Sites or at Company’s request in connection with providing the Services under the Scope of this Agreement, provided that such travel and expenses are pre-approved by Company and are incurred in accordance with Company’s Travel Policy, including its limitations. All travel expenses must be submitted for reimbursement within sixty (60) days of the last travel date, with copies of substantiation.

5.	Envelope Parameters

To the extent that Schedule 7 (Envelope Parameters) to the Agreement contemplates any additional fees to be payable by Company to Amdocs in the event that an envelope parameter stated therein is exceeded, then Company shall pay such undisputed fees to Amdocs as invoiced.

6.	Additional Services

6.1.	For Additional Services requested by Company, Amdocs’ blended hourly rates that will be charged for such Services are as follows, provided however, that if more than [***] of the hours performed for such Additional Services for any Order are to be performed offshore, Company has the right to cause Amdocs to renegotiate the rates based on commercially reasonable rates and terms taking into account offshore pricing. Commencing [***], the Parties agree to renegotiate the rates below in good faith.

Activity	Hourly Rate
Development Services	$[***]
Termination Assistance Services	$[***] (based on more than [***]% on-shore services)

6.2.	Commencing in [***], and occurring every [***] thereafter, the above hourly rates will be subject to an annual cost of living adjustment (“COLA”). The COLA shall be equal to [***].

6.3.	The applicable Additional Services Order will include reimbursement for reasonable travel expenses, as agreed to in advance by Company that Amdocs incurs in performance of the Additional Services. Such expenses will be agreed in advance as part of the Order and expenses shall be incurred in accordance with the terms of the Company’s Travel Policy.

6.4.	Any Additional Services shall be paid for by Company in accordance with the provisions set forth in Section 8.2 of the Agreement. Amdocs shall invoice Company for such Additional Services monthly, unless a fixed price arrangement is agreed upon by the Parties, where, in such a case, the Parties will mutually agree on the payment terms.

7.	Termination Fees

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

5

7.1.	The early termination fees set forth below are payable by Company upon termination of the Agreement for convenience pursuant to Section 16.5 of the Agreement and prior to the Turn-On Date (the “Pre Turn-On Date Early Termination Fees”). , The applicable Early Termination Fees and all then outstanding and undisputed invoiced fees are payable within five (5) Business Days from receipt of Company’s notice of termination pursuant to Section 16.5 of the Agreement[***]:

7.1.1.	During the period of [***] to [***]: [***] less any amount paid by Company prior to termination.

7.1.2.	During the period of [***] to [***]: [***] less any amount paid by Company prior to termination

7.1.3.	In the event that Amdocs is able to reuse or resell any hardware or Third party Software, the actual cost benefits (cost reductions achieved or payments received) will be allocated towards the termination fees set forth above and shall reduce them accordingly.

7.1.4.	The Pre Turn-On Date Early Termination Fees set forth above include the License Fees for use of the Amdocs Software in connection with up to [***], subject to the terms and conditions of the Agreement.

7.2.	Early termination fees payable by Company upon termination of the Agreement for convenience pursuant to Section 16.5 of the Agreement and after the Turn-On Date are set forth below. The applicable termination fee and all then outstanding and undisputed invoiced fees are payable within five (5) Business Days from receipt of Company’s notice of termination pursuant to Section 16.5 of the Agreement[***]:

Number of Months Effective Termination Date is From Turn-On Date	Termination Fee (US Dollars)

[***]	$[***]

[***]	$[***]

[***]	$[***]

[***]	$[***]

[***]	$[***]

The above termination fees have been calculated on the basis that the Implementation, Migration and License Fees have been paid in full as of the effective termination date. Any undisputed unpaid amount will be due upon termination.

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

6

8.	Excluded Services

The following items not included in the pricing above are available from Amdocs at an additional charge as indicated below or to be agreed upon by the Parties:

8.1.	Subject to Section 7.3 of the Agreement, ongoing Change Requests and modifications to the Amdocs Systems requested by Company (other than as contemplated by the Agreement).

8.2.	Print and Mail services.

8.3.	Communication lines between Company Sites and Amdocs Sites in North America.

8.4.	All equipment, software or services designated as the responsibility of Company on Schedule 10.

8.5.	During the Term, Company will bear all costs of licenses, maintenance, monthly updates and implementation services for [***] software and, at Company’s cost, obtain such rights, as necessary for Amdocs to use such software solely for the provision of the Amdocs Systems and the Services.

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

7

SCHEDULE 7

ENVELOPE AND STORAGE PARAMETERS

Envelope Parameters

Background

The Envelope Parameters specified in the table immediately below represent the mutually agreed sizing and capacity assumptions relating to the Outsourcing Services. As part of its Outsourcing Services-related responsibilities, Amdocs and Company continuously shall monitor the Envelope Parameters and, in mutual consultation, proactively engage in capacity planning aimed at avoiding having any of the Envelope Parameters exceed their respective metric for longer than the applicable Tolerance Period. In connection with Amdocs’ capacity planning activities, to the extent it reasonably is able to do so, Company shall use commercially reasonable efforts to provide Amdocs with advance notice of any known event which will make the Envelope Parameters exceed their respective metric for longer than the applicable Tolerance Period. [***]

Table Definitions

Hardware, Software, Storage and Staffing columns	A checkmark in the “Hardware,” “Software,” “Storage” or “Staffing” columns represents the areas of cost that might be impacted if the applicable Envelope Parameter metric is exceeded beyond its Tolerance Period.

Concurrent Users	The number of Company connections (human or automated) to the applicable system (e.g., web server, Citrix, API, DB, etc.) simultaneously requesting such system to execute a transaction.

Tolerance Period	The Tolerance Period column represents the number of calendar days in a [***] period by which an Envelope Parameter metric is allowed to exceed its metric before Amdocs may [***]. The Tolerance Period must be exceeded [***]

Monthly Fee & Growth Interval	An estimate of the approximate cost [***] to increase the applicable Envelope Parameter metric by the applicable metric increase amount (i.e., growth interval).

General

The Envelope Parameters may need to be altered, added or removed throughout the Term of the Agreement as products and/or functionality changes. All such alterations, additions and/or removals shall be implemented through mutual written agreement as provided in the Agreement.

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

Envelope Parameter	Metric	Hardware	Software	Storage	Staffing	Tolerance Period (days)	Comments and Notes	Description of Envelope Parameter	Fee & Growth Interval
Production

CRM Backend Concurrent Connections to CRM backend per [***] Subscribers	[***]	✓	✓	✓	✓	[***]	Example: [***]	Number of Concurrent connections to CRM backend software per [***] System Subscribers	[***]

AMSS Concurrent Users per [***] Subscribers	[***]	✓	✓	✓	✓	[***]	Example: [***]	Number of Concurrent Users of the AMSS software per [***] System Subscribers	[***]

Billing cycles	[***]	✓	✓	✓	✓	[***]		The total amount of billing cycles the Amdocs Systems will handle in a month.	[***]

AVG Rated Events per Subscriber per day	[***]	✓	✓	✓	✓	[***]		The number of post-paid events (voice and data) per Subscriber which will be Rated Events. “Rated Event(s)” means all the events that are rated as per the business logic in the Amdocs Systems.	[***]

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

Envelope Parameter	Metric	Hardware	Software	Storage	Staffing	Tolerance Period (days)	Comments and Notes	Description of Envelope Parameter	Fee & Growth Interval

DR

Capacity of DR as percentage of Production	[***]	✓	✓	✓	✓	[***]

Training

Number of training environments hosted by Amdocs	[***]	✓	✓	✓	✓	[***]		Amdocs will initially provide [***]. On a permanent basis following [***], Amdocs will provide [***]	[***]

Number of Concurrent Users per training environment hosted by Amdocs	[***]	✓	✓	✓	✓	[***]		Maximum number of Concurrent Users per single training environment. Concurrent users are physical testers and does not include load-testing and other mechanized testing harnesses.

Number of accounts across all training environments hosted by Amdocs	[***]				✓	[***]		The number of synthesis subscriber information records that will be used for the training environments.

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

Envelope Parameter	Metric	Hardware	Software	Storage	Staffing	Tolerance Period (days)	Comments and Notes	Description of Envelope Parameter	Fee & Growth Interval
UAT/ITV/ST

Number of testing environments hosted by Amdocs	[***]	✓	✓	✓	✓	[***]		Total number of separate testing environments concurrently hosted by Amdocs.	[***]

Number of Concurrent Users per testing environment hosted by Amdocs	[***]	✓	✓	✓	✓	[***]		Maximum number of Concurrent Users that can access a single testing environment hosted by Amdocs.

Number of accounts across all testing environments hosted by Amdocs	[***]				✓	[***]		The number of synthesis subscriber information records that will be used for the testing environments.

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

Storage Parameters

The storage parameters specified in the attached table represent the mutually agreed storage sizing assumptions relating to the Services. As part of its Services-related responsibilities, Amdocs and Company continuously shall monitor the storage parameters and, in mutual consultation, proactively engage in storage capacity planning. In connection with Amdocs’ storage capacity planning activities, to the extent it reasonably is able to do so, Company shall provide Amdocs with advance notice of any significant, known increases or decreases in Company’s storage capacity requirements. Notwithstanding anything herein to the contrary, Company shall only be liable for additional fees or costs to the extent set forth in an Order for Additional Services mutually agreed by the Parties in accordance with the Agreement.

Storage Parameter	Available Online	Offline	Unit of measurement	Comments	Description of Parameter

Active Subscriber info (such as charges, memos, service agreements, etc.)	[***]	[***]	[***]		Number of months active Subscriber accounts in the Amdocs Systems include all information associated with the applicable active Subscriber.

Suspended and cancelled accounts and Subscribers	[***]	[***]	[***]		Number of months Subscriber accounts that are suspended or cancelled include all information associated with the applicable Subscriber.

Order History (Equipment/Device)	[***]		[***]		Number of months information about the history of the order for the Subscriber is stored in the Amdocs Systems. All current orders will remain intact beyond the 24 months

RAW Event’s	[***]	[***]	[***]		Number of days events not yet processed into the Amdocs Systems are stored in the Amdocs Systems (in the format they arrive from the switch).

Note: The applicable amounts in the “Available Online” and “Offline” columns below are consecutive (not concurrent).

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

Processed Events (in usage DB)	[***]	[***]	[***]	Number of months events processed in the Amdocs Systems are stored in the Amdocs Systems.

Number of Subscriber Bill Images	[***]	[***]	[***]	Number of months bill images available for viewing with Care and AMSS are stored in the Amdocs Systems.

Number of Application Logs	[***]	[ ***]	[***]	Number of months Tuxedo and middleware MQ logs used for debugging purposes are stored in the Amdocs Systems.

Number of Security Logs	[***]	[ ***]	[***]	Number of months security monitoring logs of the Amdocs Systems are stored in the Amdocs Systems.

Historical Data for conversions	[***]	[ ***]	[***]	Number of months after the Final Acceptance the converted data stays in the staging areas for validation purposes.

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

SCHEDULE 8

IMPLEMENTATION AND MIGRATION SERVICES

The purpose of this Schedule 8 is to provide a general description of the Implementation and Migration Services and approach for commercial availability and migration of Company’s existing Subscribers from the Legacy Systems to the Amdocs Systems. This Schedule addresses (at a high-level) the preparation and implementation of the Amdocs Systems, migration of Subscribers from the Legacy Systems, and consolidation of operations.

The Parties acknowledge and agree that this Schedule 8 is intended to generally describe the principal Implementation and Migration Services and that all the Implementation and Migration Services are not set forth in this Schedule. Any Services that are not described in this Schedule 8 or elsewhere in the Agreement that are an inherent part of the Services described in this Schedule or are reasonably required for the proper implementation of the Amdocs Systems or migration of Company’s existing Subscribers from the Legacy Systems to the Amdocs Systems that are not set forth in the Agreement as the responsibility of Company or a Third Party shall be deemed to be included within the Scope of the Implementation and Migration Services to be provided by Amdocs without any Change Request, additional charge or cost in excess of the Implementation and Migration Services Fees otherwise payable by Vonage to Amdocs under the Agreement.

Included in this Schedule are general descriptions of the following:

Chapter 1 of this Schedule defines the scope of the implementation of the Amdocs Systems and migration of Company’s existing Subscribers from the Legacy Systems to the Amdocs Systems.

Chapter 2 of this Schedule defines the project approach which will be finalized and mutually agreed upon as a result of the “Scoping” effort, to include the following categories:

1.	Amdocs Systems Implementation

2.	Legacy Systems Migration

3.	Timeline Construct

Chapter 1. Scope & Definitions

1.1	Scope

The Implementation and Migration Services involves the migration of Company’s Subscribers from the Legacy Systems in a phased approach as described in Section 2.2. Relevant Company’s databases will be migrated to the Amdocs Systems, which will be located, as of the beginning of User Acceptance Testing, in Amdocs’ data centers in Champaign, IL and/or Norcross, GA.

All aspects related to the scope and business processes supported by the Amdocs Systems are discussed in Schedule 21.

1.2	Definitions

The following definitions shall apply to this Schedule.

“CTL” means the management process of ordering and implementing all Third Party hardware and software.

“IA” means impact assessment. IA is reflection of the changes made to the code base that is documented and delivered to Company. Prior to the document being delivered, a walkthrough of the document is done with Company to ensure the Parties agree and understand the Changes being made to the Amdocs Systems.

“ITV ” means the independent testing validation team that is a pre production test team made up of Amdocs Personnel and whose task it is to certify all code prior to delivery to the production environments.

“BV” means billing validation, whereby testers validate that the results of billing cycle runs meet the expected results of the cycle.

“PLAB” means performance environment that is a scaled down version of the production environment, used for assessing the performance of Changes to the Amdocs Systems for New Releases or code changes when appropriate.

“PP Mapping” means the process of mapping all Company price plans from the Legacy Systems to the price plans of the Amdocs Systems.

“SQA” means software quality assurance or testing.

“RT Maintenance” means maintenance performed in the reference tables used by the Amdocs Systems.

“UAT” means user acceptance testing.

“UF” means the universal format of the extracted data from the Legacy Systems used as the input file by Amdocs for the conversion process. Section 2.5.2 of this Schedule describes this in more detail.

Chapter 2: Implementation and Migration Services Approach

2.1.	Amdocs Systems Implementation

Amdocs will provide a hosted solution, the Amdocs Systems, which will support all Requirements (including, without limitation, the Specifications), on a consolidated product-based platform within a managed services program as described in Schedule 9 that meets the Company’s current and future business needs. The Amdocs Systems implementation will also contain the interfaces, and all Customizations described in Schedule 2 or in an Order.

The Amdocs Systems will be commercially available to Company for Subscriber activations and migrations on or before the date specified in Schedule 13 of the Agreement.

2.2.	Legacy Systems Migration

The Legacy Systems migration will provide for Vonage Subscriber conversions to be executed pursuant to Attachment 1 of this Schedule 8. The Parties acknowledge and agree that Attachment 1 will not be completed as of the Effective Date and that the Parties will develop and agree upon Attachment 1 following Company’s Acceptance of the Specifications.

2.3.	Timeline

See Schedule 13 for the applicable timeline.

2.3.1.	Acceptance

Amdocs Systems Acceptance shall be determined as set forth in the “Agreement”.

2.4.	Standard Life Cycle Methodology

Figure 1: Standard Life Cycle Methodology

Amdocs has a standard life-cycle methodology for implementation and conversion based on experiences and best practices for large-scale, complex system integration and large-scale conversion efforts (see Figure 1).

This lifecycle approach as presented to Company depicts stages where the appropriate work stream will engage. Amdocs presents this information with acknowledgement that production Releases and developing versions will require overlaps based on deliverables for specific Releases. Conversion work streams will also have overlap as to meet the conversion Releases.

Amdocs performs readiness review at the beginning of each stage. All relevant criteria and quality gates must be met before the project can proceed to the next stage.

Plan – This stage includes a combined effort with all work streams to produce an integrated program plan and reduce overall risk in the project. This stage will be performed in conjunction with Company.

Requirements Management – Scoping integrates the work streams, thereby reducing the duplication of effort, in order to produce an integrated program scope. Requirements analysis includes collection and analysis of Company’s submission of Change Requests. At the end of this phase, the scope should be closed from content (list of CRs) and budget perspective.

Design – This stage introduces the high-level (impact assessment) and detailed design of the agreed-upon changes to be made to the Amdocs Systems code and data model that will support the functionality of the Amdocs Systems as proposed. Also included in this stage are impact assessment walkthroughs on high-level design, screen layout, reports, and interfaces, as well as development readiness reviews.

Other activities performed during the “Design” stage are:

•	Definition and documentation of design testing activities for all testing levels (activities are documented in the Test Plan).

•	Preparation of the infrastructure plan for setting up the development and testing environments, as well as preparation if the technical release notes for the version.

•	Training to ensure that the required types of course offerings and re-usability of materials can be accomplished.

Development – The “Development” stage provides for the new version development, including incorporation of the Changes to all affected software units as was defined during the version design activities. The preparation for the testing stage is completed during the Development stage.

Other activities performed during the Development stage are:

•	Completion of the design for testing activities started during the Design stage and execution of unit testing.

•	Conversion development, which includes system test, integration test, and shake out.

•	Verification of functionality, solutions, and full coverage of Change Requests (“CRs”) and their requirement traceability along the test design.

Testing – The “Testing” stage incorporates all aspects of Amdocs Systems testing (and the support of UAT), which includes using the test cases, scenarios, and calendars created during the detailed test design process. These tests are aligned with a comprehensive traceability matrix and are mapped to requirements from the “Scoping” stage.

Other activities performed during the Testing stage are:

•	Creation of a detailed test strategy that includes strict entry and exit criteria before moving to production.

•

Tracking and management of defects reported during the testing of Amdocs Systems applications until the applicable Nonconformities are closed. Nonconformities can be reported on the Amdocs Systems in production or during any testing level (subsystem, system, and so forth).

•	Mock testing (occurs during the testing phase for conversion).

•	Training (training that is conducted during the Testing stage measures the capabilities of executables used for training).

Implementation – The “Implementation” stage takes a program-oriented view of all deployment activities to provide a structured and consolidated deployment across the program. Quality assurance gates are introduced to ensure that process-aligning deployment activities are in line with our integrated teams and Company. Detailed implementation and launch plans are key to the success of the overall implementation.

Post-Production – The “Post-Production” stage provides an integrated framework for setting up the ongoing support (OGS) function with Company, including, but not limited to, defect handling, production testing, and ongoing maintenance.

The following table summarizes key implementation activities and the anticipated leader of the respective area. This table only references key activities and is not a comprehensive roles and responsibilities schedule. The Roles and Responsibilities are set forth in Schedule 10. To the extent there is any conflict between the table set forth below and Schedule 10, Schedule 10 shall control.

Phase	Activity	Company	Amdocs
Requirements Management	Requirements confirmation	Participant	Lead
	Detailed Walk Through (DWT)	Participant	Lead
	High Level Estimation Preparation		Lead
	Provide High Level Estimation to Vonage	Support	Lead

Design	High Level design		Lead
	IA Preparation + Internal Reviews		Lead
	IA Walk through (IAW) with Vonage	Participant	Lead
	Revised IA and Delivery	Participant	Lead

Development	Detailed Design		Lead

Phase	Activity	Company	Amdocs
	Screen / Process Review and Tune-Up	Participant	Lead
	Programming	Participant	Lead
	Subsystem Test		Lead

Conversion	Gap Analysis		Lead
	Hardware & Infrastructure		Lead
	PP Mapping	Participant	Lead
	Extract	Lead	Participant
	Mock Testing	Participant	Lead
	Implementation		Lead

Testing	Amdocs Systems Test	Visibility	Lead
	UAT	Lead	Participate
	PLAB	Visibility	Lead
	Bill Validation		Lead
	ITV		Lead
	Usage Validation		Lead

Implementation	Workforce Readiness Review	Participant	Lead
	PMO	Participant	Lead
	Business Readiness Review	Participant	Lead
	User Communications	Lead	Visibility
	Implementation	Participant	Lead
	Deployment Kick-offs	Participant	Lead

Phase	Activity	Company	Amdocs
Post-Launch	Production Support	Visibility	Lead
	Lesson Learned	Lead	Participate

2.5.	Migration and Data Conversion

Migration is a multidimensional process. It concerns not only the technical transition to the Amdocs Systems, but also the conversion of business data and corresponding changes to the existing business processes of Vonage. Although production migration is the last stage of the “System Development Life Cycle” for the Implementation and Migration Services, it requires planning and preparation from the very early stages of the project.

There are three dimensions to the Amdocs Systems migration: 1) “Process”, 2) “Data” and 3) “System”. Each focuses on different issues. Throughout the migration life cycle, there are stages of which all migration dimension and issues should be considered and resolved. Amdocs will provide Implementation and Migration Services to address and resolve issues from all dimensions, including the planning stage, the testing stage, and the execution of the data conversion stage.

Amdocs will prepare and execute a detailed plan for migration and conversion of relevant Company Data from the Legacy Systems to the Amdocs Systems (the “Conversion Plan”).

Migration control and monitoring tools are essential for successful completion of various migration activities during the project life cycle and productive migration. Amdocs will provide the necessary tools as part of the Implementation and Migration Services and to be used by both Parties to orchestrate smooth changeovers from the Legacy Systems to the Amdocs Systems.

2.5.1.	Data Mapping

As part of, or immediately following the “IA Walkthrough”, Amdocs and Company will perform data mapping analysis. The output of data mapping analysis is a complete data dictionary document prepared by Amdocs as part of the Implementation and Migration Services detailing the relationship between the data in the Legacy Systems and the Amdocs Systems.

2.5.2.	Universal File Format

The data conversion during the performance of the Implementation and Migration Services is based on the processing of Universal Format files (“UF files”). These UF files are used as an intermediate repository between the Legacy Systems and the Amdocs Systems. The UF files are used as an output of the conversion preparation (data extract) process and as an input to the conversion loading process.

The Party responsible for data extraction as set forth in Schedule 4 will develop an extract process that will populate the UF file with data from the Legacy Systems as defined in the data mapping document. Amdocs will develop the conversion load process for processing data from the UF file and populating data directly or with the help of translation algorithms and or translation tables defined during data mapping into the Amdocs Systems. Amdocs and Company will agree on an acceptable level of quality of the UF file as part of the “UF Workshop”.

2.5.3.	Customer Conversion Testing

Amdocs will support Company in executing customer conversion testing (“CCT”) for the Amdocs Systems, prior to the migrations of the Legacy Systems to the Amdocs Systems for commercial availability. The scope of CCT is to verify the information from the Legacy Systems produced from the data mapping and UF files are converted into the Amdocs System and meet Company’s Requirements and expectations.

2.5.4.	Migration and Conversion Timing

Conversions shall be scheduled to minimize the System down time during the conversion.

During the live conversion, all relevant call center and on-line activities for those Subscribers being converted shall be frozen until the finalization of the conversion to the Amdocs Systems. Company’s care centers will be able to sell new products and/or services and create new Subscribers throughout the regular business day during conversions but account maintenance will not be able to be done on migrating Subscribers.

2.6.	Train the Trainer Services Related to Amdocs Systems Operations

Amdocs will provide Company with “Train-the-Trainer” training Services and will create and maintain training environments for Company. Amdocs will deliver the Train-the-Trainer Services as per the Project Plan defined in Schedule 13. The instructor-led training is comprised of three main phases:

•	Course materials (both in hard and soft copy)

•	Online training environment setup and installation

•	Training delivery sessions

Amdocs Train-the-Trainer Services includes a 3 day, instructor-led course with training materials and the following:

•	Presentations providing overviews and detailing the functionality of the Amdocs Systems.

•	Student handouts and other training materials which Amdocs will supply to Company as PDF unprotected Microsoft Office files.

•

Exercises providing selective examples to be carried out in the online training environment. With assistance from Company, exercises and examples provided in training material will include Company-specific data examples and key business processes or needs

Company shall have the right to modify the Amdocs provided training materials and distribute them as they feel appropriate in paper or electronic medium to Company Personnel.

Amdocs will provide initial support for training and training for Company Personnel as part of Implementation and Migration Services, to include the following:

•	Technical management of the training environment

•	Providing technical support and consultation for training planning, strategy, and methodology

•	Providing technical support and consultation for training data creation and gathering

•	Provide Train the Trainer training Services for all Releases

•	Provide updated training materials for all Releases

•	Prepare training environment for training

•	Execute required jobs and processes to support training or the training environment

•	Delivering updated Releases into the training environment.

2.7.	Business Parameter, Security and Operational Table Population

As part of the Implementation and Migration Services, Amdocs will lead Company through the process of establishing, requesting & setting up the business parameters necessary to support the availability of the Amdocs Systems. The work for establishment of such business parameter tables (“BPT”) needs to be approximately 50% completed before the start of Amdocs unit tests, 75% completed before the start of Amdocs’ system test, and 100% completed before the start of UAT.

Company will be responsible for approving tables on a daily basis before being pushed into the production environment.

Amdocs will provide Services including the population of BPT, price plans, and Amdocs Systems tables based on Company’s business information and Amdocs’ recommended methodologies (to the extent approved in writing by Company). Company shall have inquiry access to the tables for verification and audit purposes.

2.8.	Service Level Assumptions

Amdocs will provide tool customization, testing, and implementation in order to support the on-going management of the agreed to Service Levels, as such Service Levels are defined and provided for in Schedule 11.

SCHEDULE 9

OUTSOURCING SERVICES

1.	INTRODUCTION

The Outsourcing Services are comprised of the following principal Services categories:

a)	Service Delivery Management

b)	Data Center and IT Operations

c)	Billing Operations

d)	Application Support

The Parties’ various roles and responsibilities for activities related to each of these categories are specified in Schedule 10.

Service Levels for the Services are set forth in Schedule 11.

Outsourcing Services are expected to be continuous and uninterrupted 24x7x365 (except as otherwise agreed by the Parties from time to time in advance). Notwithstanding the foregoing, Company acknowledges that Amdocs will maintain and update the Amdocs Systems during the any maintenance period agreed upon by the Parties. If Company has specific needs to keep the Amdocs Systems available during such maintenance period, Amdocs will use commercially reasonable efforts to accommodate these requests in good faith. Amdocs will advise Company of Amdocs’ maintenance needs during the weekend portion of any maintenance period in order to support Company’s business scheduling needs (i.e., staffing).

Descriptions of these principal Outsourcing Services are provided in this Schedule. The full and complete details of the Parties’ roles and responsibilities with respect to the descriptions herein are as set in Schedule 10.

The Parties agree that this Schedule 9 is intended to generally describe the principal Outsourcing Services listed above and that all the Outsourcing Services are not set forth in this Schedule. Any Services that are not described in this Schedule 9 or elsewhere in the Agreement that are an inherent part of the Outsourcing Services or are reasonably required for the proper performance or provision of the Outsourcing Services or the Amdocs Systems to Company in accordance with the Agreement that are not set forth in the Agreement as the responsibility of Company or a Third Party shall be deemed to be included within the Scope of the Services to be provided by Amdocs without any Change Request, additional charge or cost in excess of the fees and charges otherwise payable by Company to Amdocs for such Outsourcing Services under the Agreement.

2.	SERVICE DELIVERY MANAGEMENT

Service delivery management (“Service Delivery Management”) represents the day-to-day interface between Company and Amdocs. Service Delivery Management covers

1

managerial and ongoing communications between the Parties and includes Service performance issue resolution and working jointly with Company to plan and coordinate future Changes. Amdocs believes that the key to successful Service Delivery Management is establishment of a proper governance mechanism to manage and control the Amdocs Systems, and to ensure that the best methods are used for communication and decision-making.

Amdocs has established a service and program management team that will be responsible for managing the entire range of activities related to the Outsourcing Services, from Implementation and Migration Services through on-going Outsourcing Services (including all Additional Services a part thereof). Along with dedicated Amdocs Personnel to support Company, Amdocs will have Amdocs Personnel resources available and supporting Company who are highly knowledgeable (through training and knowledge transfer by Company) of Company’s key business practices and procedures who will be able to lead and assist the service and program management team in providing the Outsourcing Services. Appropriate level management of both Amdocs and Company will meet at a minimum on a monthly (or more frequent as requested by Company) basis on-site (at either Amdocs or Company Sites, alternating as mutually agreed upon by the Parties) to review the performance of Service Delivery Management and Outsourcing Services for the past, current, and coming month, working to identify areas of improvement necessary and develop action plans to address those areas to be measured reviewed in the next meeting. The governance mechanism components of Amdocs’ Service Delivery Management are as follows:

2.1	Account Management

The Amdocs “Client Business Executive” is responsible for the entire relationship between Company and Amdocs. He or she will be chosen from Amdocs’ highly experienced management team and will be dedicated to the Company account.

2.2	Service Management

In the service management structure, Amdocs includes the following group of Services to be delivered as an integral part of the Outsourcing Services, which allows Amdocs to supply and track the required Service Levels.

2.2.1	Service Manager

Amdocs will appoint a “Service Manager” who will be the primary point of contact between Amdocs and Company for Outsourcing Services. This manager will be Company’s contact point for daily operations, issues and escalation, and will supervise activities needed to ensure that the production environment is stable and performing as expected. The Service Manager is responsible for maintaining communication with Company regarding production operation related approvals.

2.2.2	[***]

Amdocs will appoint a [***] who will be responsible for [***].

2.2.3	Help Desk for Tier 2 Support

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

2

The Amdocs help desk (the “Help Desk”) will provide tier 2 technical support for the Amdocs Systems and their operation. The Help Desk is established as the primary interface and communication point for Company to communicate issues with the Amdocs Systems, and the Help Desk personnel will address any Amdocs Systems related question, problem, or request initiated from Company’s help desk, including the following:

a)	Troubleshoot software problems, data anomalies and inconsistencies, or configuration and parameter setup issues and provide solutions;

b)	Refer problems reported by Company related to business parameters, business policies, or user training to the Company’s tier 1 help desk or appropriate Amdocs Personnel, as the case may be;

c)	Distinguish between application and system problems and refer them to the appropriate group within Amdocs;

d)	Create, track, manage, and report on questions, problems and issues through final resolution through the use of an automated trouble-ticket and work management system;

e)	Provide complete root cause problem analysis and final resolution for all Priority 1 and Priority 2 Incidents (as such terms are defined in Schedule 11), including proactive measures for future prevention; and

f)	Provide problem status updates, resolution progress, and trend reporting.

2.2.4	Service Level Management

Amdocs’ Service Level management team (the “Service Level Management Team”) will have responsibility for the daily tracking and reporting of the end-to-end compliance of Outsourcing Services with the Service Levels set forth in the Schedule 11. Working across functional boundaries, this team will assure that all elements of the Outsourcing Services are provided in accordance with the agreed upon provisions of Schedule 11. The Service Level Management Team will provide a single point of accountability and responsibility relating to Service Levels.

2.2.5	[***]

Amdocs provides Services with respect to the [***] as described in the Agreement and Schedule [***] of the Agreement in order to manage all [***] related to the Services and Amdocs Systems [***]. This function ensures that each [***] will be carefully controlled. Details of the [***] respective to the Parties’ obligations are reflected in the Agreement and Schedule [***]. Amdocs shall effect [***] with a minimal disruption to customer services. In an effort to ensure that Company is appropriately informed of planned work activities that will cause, or have the potential to cause a disruption of service, Company has implemented a [***] in a consistent and controlled manner.

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

3

All planned maintenance requests must be emailed to our change management department 72 hours in advance to changemanagement@Vonage.com to be evaluated for potential service impact and approved prior to implementation. Unplanned (emergency break/fix) Changes must be communicated to changemanagement@vonage.com as soon as possible after learning about the need for change. Amdocs will facilitate a daily meeting with Company to review all change management activities,

Each Change will be examined, documented, its risk and impact assessed, and scheduled by Amdocs in advance with Company (with the exception of emergency Changes that may, as agreed by the Parties, use an abbreviated process). Each Change will be implemented only after being tested by IT & V and receiving sign-off approval in accordance with the Change Management Procedures (with the exception of emergency Changes that may, as agreed by the Parties, use an abbreviated process). Amdocs will coordinate and manage the Change process with all professional teams according to the respective defined timeline and implementation plan and Change Management Procedures. Company will be kept apprised of the status of any Changes by Amdocs.

Additionally, Company will use its commercially reasonable efforts to apprise Amdocs of any material changes related to the systems and services that feed into and affect the Amdocs Systems. Material changes to: Company Owned Software, Company Third Party Software and Company Equipment and respective vendor relationships, WANs, contact centers, or the wireless network fabric that relate to the use of the Amdocs Systems shall be documented and scheduled with Amdocs in advance and will be tested wherever commercially reasonable.

Contact points for escalation will be defined for both parties thirty (30) days prior to UAT start date. A form for escalation contact information has been included as Appendix A to this Schedule 9.

3.	DATA CENTER AND IT OPERATIONS

Amdocs’ Services for the data center and IT operations will involve [***]. The Services provided for the operation of the Amdocs data center (the “Amdocs Data Center”) are described in this Section 3.

3.1	Sites and Asset Management

Amdocs’ Sites and asset management activities include [***]. This Service will include [***].

3.2	Equipment Setup and Maintenance

The Amdocs activities for equipment setup and maintenance will encompass [***]

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

4

[***]. Additionally, Amdocs will [***] in accordance with the terms of the Agreement.

[***] Amdocs will be responsible for [***]. For any Additional Services which Amdocs and Company have signed an Order, Company will be responsible for the costs set forth in such Order. Unless otherwise set forth in the Order, Amdocs shall remain the owner of such hardware and/or software and is responsible for all maintenance and support going forward.

In addition, Amdocs will be responsible for [***].

3.3	Operations Monitoring

[***] This will include [***]. Amdocs Personnel [***] will also perform [***].

Primary activities [***] include:

[***]

[***]

[***]

[***]

[***]

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

5

[***]

[***]

[***]

[***]

[***]

3.4	Amdocs Systems Administration

Amdocs Systems administration responsibilities will consist of [***]

3.4.1	Database Administration

[***]. Such activities will consist of [***]

3.5	Networking and Security

Amdocs will manage [***]. This Service will be comprised of [***]. This Service will include [***].

Amdocs will assume full responsibility for the administration and maintenance of [***]. Amdocs will be responsible for [***].

Company will provide and manage the network elements from Company Sites to the production and non-production Disaster Recovery sites.

Amdocs will maintain [***]

[***]

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

6

[***]

[***]

3.6	Capacity Management

Amdocs will provide capacity management, consisting of follow-up and monitoring of the performance of the current technical architecture and the design for growth on the basis of Company’ business needs, as required. [***]

3.7	Disaster Recovery Planning

Amdocs will provide Services for Disaster recovery planning in the areas of the equipment, processes, and mechanisms needed to ensure business continuity and to restore saved data and the Amdocs Systems in the event of a Disaster. Details of such Services are included in the Disaster Recovery Plan document (Schedule 12).

4.	BILLING OPERATIONS

Amdocs’ Services for billing operations will consist of [***].

[***]

4.1	Event Processing and Error Handling of Order Fallout

Within the scope of the Outsourcing Services, Amdocs shall:

[***]

[***]

[***]

[***]

[***]

[***]

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

7

[***]

[***]

4.2	Operations Scheduling

Amdocs will provide Services for the creation of [***] schedules for [***]. Creation of the schedules will be comprised of the following:

[***]

[***]

[***]

[***]

4.3	Coordination Of Billing Quality Assurance (“QA”) Activities

Amdocs Services for billing quality assurance will consist of [***]

4.4	Interface Handling

[***] Amdocs’ interface handling team will provide tracking and have responsibility for [***].

4.6	Revenue Assurance Support

Amdocs will provide revenue assurance support Services in order to seek to ensure the integrity of the revenue stream. Revenue assurance is concerned with all auditing functions, starting with event processing, through bill day audits, and up to payment receipts. Amdocs’ billing operations team will provide [***].

4.7	Table Maintenance Support

The Outsourcing Services include performing and supporting Company in the maintenance of reference tables, business parameters, and price plans based on Company’ business needs. Amdocs will perform [***]

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

8

[***]. All Changes warrant testing in a manner agreed by the Parties; provided that no Changes will be made without Company final written approval. Amdocs will provide [***].

4.8	Operational Support and Inquiries

All Help Desk tickets relative to [***] will not be handled by the Help Desk, but will be routed automatically to, responded to and resolved by the Amdocs “Billing Operations Team”.

5.	APPLICATION SUPPORT

Amdocs’ ongoing support Services (“OGS”) included in the Outsourcing Services encompasses the activities required to maintain, update and service the Amdocs Systems. In addition, the application support function tracks Changes to the Amdocs Systems in accordance with the process set forth in Service Delivery Management above. Every Change is recorded in a central database to ensure that cross-system impact is assessed and the Change is properly implemented. The records will be sufficient to provide quarterly and annual reports of all Changes implemented since the prior report date. The Amdocs OGS will be provided to Company during normal business operations hours, as well as support in accordance with agreed upon assignments schedules and respective timelines and acceptance, and as necessary to provide the support governed by Service Levels.

5.1	Production Application Support

Production application support includes Services [***]. Services will include [***].

[***]

[***]

[***]

[***]

[***]

[***]

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

9

[***]

[***]

5.2	Amdocs Systems Updates Support

Amdocs will provide OGS for new Updates in order to facilitate the smooth introduction and integration of such Updates of the Amdocs Systems into production environment; provided that such Updates are provided subject to the terms of the Agreement, including, but not limited to, any Changes Requests and Orders.

5.3	Change Request Handling

The Amdocs OGS related to application Change Requests will consist of receiving and analyzing Change Requests from Company and providing written proposals for the solutions, along with business impact and work estimates, and a recommendation for the proposed Update.

Amdocs will provide for initial and detail estimates of Change Requests from Company as provided for in the Agreement.

5.4	Product Updates

Amdocs will coordinate Update deployment for the Amdocs Systems with Company. Deployment (integration and release implementation) and operation of the Updates are provided to Company as part of the OGS. Amdocs will make reasonable efforts to minimize the time needed, and will work closely with Company on defining the implementation plan.

5.4.1 Product Update Test. For any Update that requires UAT or another test type by Company, there will be mutually agreed and defined test criteria to support the test type and provide for test acceptance of the Updates.

5.5	Training – Technical and Train-the-Trainer

Amdocs will provide OGS for the designated Company training environment located at the Amdocs data center, and for Company user training, such training to include the following:

•	Technical management of the training environment;

•	Providing technical support and consultation for training planning, strategy, and methodology;

•	Providing technical support and consultation for training data creation and gathering;

•

Provide, on a per New Release basis, train the trainer training for the Amdocs Systems for up to five (5) Company Personnel. Company will try to provide the same Personnel to Amdocs for training purposes;

•	Provide updated train the trainer materials for all New Releases;

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

10

•	Prepare training environment for training;

•	Execute required jobs and processes to support training or the training environment; and

•	Delivering all Updates into the training environment upon Company request.

Other training Services, not included above or as designated in the Agreement, are available through the Change Management Procedures as provided in the Agreement.

5.6	Infrastructure Support

The Amdocs OGS team will perform the following infrastructure support activities:

[***]

[***]

[***]

[***]

[***]

[***]

[***]

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

11

Appendix A – Contact Points for Escalation

To be completed thirty (30) days prior to UAT start and should include contact information up thru the VP level for both parties.

Amdocs Customer Service / Account Contact Points

	Name	Title	Email	Phone
Level 1
Level 2
Level 3
Level 4

Company Customer Service / Account Contact Points

	Name	Title	Email	Phone
Level 1
Level 2
Level 3
Level 4

Amdocs Network Operations Escalation List

	Name	Title	Email	Phone
Level 1
Level 2
Level 3
Level 4

12

Company Network Operations Escalation List

	Name	Title	Email	Phone
Level 1
Level 2
Level 3
Level 4

13

SCHEDULE 13

MILESTONES AND PROJECT PLAN

The Milestones are as follows:

Milestone	Qualifying Event	Milestone Date
Specifications	Company’s Acceptance of the Specifications (including the Final Requirements) provided by Amdocs.	[***]

End of UAT (Pre-Production Testing Acceptance)	Company’s Acceptance of the Amdocs Systems with respect to Pre-Production Testing.	[***]

Turn-On Date	The (a) completion of initial migration (of up to [***] Subscribers) to the Amdocs Systems, or (b) activation of first new Subscriber on the Amdocs Systems, whichever is earlier.	[***]

Final Acceptance	Company’s Final Acceptance of the Amdocs Systems [***].	[***]

Final Migration Date	Date Amdocs has completed migration of all agreed-upon Subscribers from the Legacy Systems.	[***]

The agreed upon Project Plan is contained Attachment 1 to this Schedule 13.

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

SCHEDULE 23

INSURANCE REQUIREMENTS

SCHEDULE 23A

AMDOCS INSURANCE REQUIREMENTS

The insurance requirements referred to in Section 17.14.1 of the Agreement are as follows:

Insurance Requirements

As of the Effective Date and throughout the Term, Amdocs shall carry and maintain, with insurers having “Best’s” rating of A- (A minus), the following minimum insurance coverage and limits that are in addition to any insurance required by law:

(a)	Workers’ Compensation insurance with benefits afforded under the laws of the state in which the Services are to be performed or alternative plan or coverage as permitted or requested by the applicable law in the jurisdiction where work is performed and Employers Liability insurance with minimum limits of $500,000 for each accident or disease;

(b)	Commercial General Liability insurance, covering liability arising from premises, operations, personal injury, products/completed operations, and liability assumed under an insured contract, with minimum limits of $5,000,000 per occurrence (combined of primary and excess liability policies);

(c)	Umbrella/Excess liability with limits not less than $5,000,000 combined single liability in excess of Employers Liability and motor insurance;

(d)	Professional Liability or Errors & Omissions insurance with minimum limits of $10,000,000 each claim, such coverage to be maintained by Amdocs for a period of twenty four (24) months subsequent to termination of this Agreement; retroactive date to coincide with, or precede, the start of work under this Agreement. This also includes Security and Privacy Liability protection covering actual or alleged acts, errors or omissions committed by Amdocs, and its employees. The policy shall provide, but not be limited to, coverage for the following perils: (i) unauthorized use/access of a computer system; (ii) defense of any regulatory action involving a breach of privacy; (iii) failure to protect Company Confidential Information, including, but not limited to, Company Data from disclosure; and (iv) notification costs, whether or not required by statute. Amdocs shall be responsible for all claims, expenses and loss payments within the policy deductible or self-insurance retention. If the policy is subject to an aggregate limit, replacement insurance will be required if it is likely such aggregate will be exceeded. Such insurance shall be subject to the terms and conditions and exclusions that are usual and customary for this type of insurance;

(e)	if use of a motor vehicle is required, Automobile Liability insurance of $1,000,000 per single accident; and

(f)	“all risk” property insurance in an amount equal to the replacement value of the fixed assets related to the Services performed by Amdocs.

Insurance policies required under this Schedule shall: (i) include a waiver of subrogation in favor of Company (except for the E&O policy); (ii) name Company as an additional insured subject to cross liability with respect to Amdocs insurable interest; (iii) be primary or non-contributory regarding insured damages or expenses; and (iv) allow for at least thirty (30) days advance written notice by Amdocs to the Company of cancellation. Amdocs shall, upon demand at such times as Company may reasonably request in writing, provide Company with evidence of all insurance in the form of certificates, evidencing the above insurance requirements.

If the insurance is provided on a claims-made basis, Amdocs shall maintain continuous insurance coverage during the Term and in addition to the coverage requirements above, such policy shall provide that:

(A)	Policy retroactive date coincides with or precedes the insureds’ initial Services under the Agreement and shall continue until the termination of the Agreement (including subsequent policies purchased as renewals or replacements); and

(B)	Policy allows for reporting of circumstances or incidents that might give rise to future claims.

SCHEDULE 23B

COMPANY INSURANCE REQUIREMENTS

The insurance requirements referred to in Section 17.14.2 of the Agreement are as follows:

Insurance Requirements

At the time of execution and throughout the term of this Agreement Company shall carry and maintain, with insurers having “Best’s” rating of A- (A minus), the following minimum insurance coverage and limits that are in addition to any insurance required by law:

(a)	Commercial General Liability insurance, covering liability arising from premises, operations, personal injury, product liability, with minimum limits of $1,000,000 per occurrence (combined of primary and excess liability policies) and $2,000,000 in the aggregate;

(b)	Umbrella/Excess Liability with limits not less than $10,000,000 combined single liability in excess of Employers Liability and motor insurance;

(c)	Errors & Omissions insurance with minimum limits of $10,000,000 each claim, $10,000,000 in the aggregate; and

(d)	Automobile Liability insurance of $1,000,000 combined single limit.

Insurance policies required herein shall include: (i) will name Amdocs as an additional insured subject to cross liability with respect to Amdocs insurable interest (except for the Automobile policy); (ii) will be primary or non-contributory regarding insured damages or expenses; and (iii) shall give Amdocs at least thirty (30) days advance written notice of cancellation, non-renewal or any changes material to this Agreement. Company shall, upon the execution of the Agreement and thereafter at such times as Amdocs may reasonably request, provide Amdocs with evidence of all insurance in the form of certificates, evidencing the above insurance requirements. The required coverages referred to above in no way affect, nor are they intended as a limitation of, or expansion of Company’s liability with respect to the performance of its obligations to Amdocs.